UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VISA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 13, 2013

Dear Stockholder:

You are cordially invited to attend our 2014 Annual Meeting of Stockholders, which will be held on January 29, 2014 at 8:30 a.m. Pacific Time at the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404.

At the Annual Meeting, stockholders will be asked to vote on each of the three proposals set forth in the Notice of 2014 Annual Meeting of Stockholders and the proxy statement, which describe the formal business to be conducted at the Annual Meeting and follow this letter.

It is important that your shares are represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please vote electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. If you receive a paper copy of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Voting electronically, by telephone, or by returning your proxy card in advance of the Annual Meeting does not preclude you from attending the Annual Meeting.

If you wish to attend the Annual Meeting in person, you must reserve your seat by January 24, 2014 by contacting our Investor Relations Department at (650) 432-7644. Additional details regarding the requirements for admission to the Annual Meeting are described in the proxy statement under the heading What do I need to do to attend the Annual Meeting in person?. If you need assistance at the meeting because of a disability, please call us at (650) 432-7644, at least two weeks in advance of the meeting.

If you have any questions concerning the Annual Meeting and you are the stockholder of record of your shares, please contact our Investor Relations Department. If your shares are held by a broker or other nominee (that is, in “street name”), please contact your broker or other nominee for questions concerning the Annual Meeting. For questions related to voting procedures, you may contact AST Phoenix Advisors, our proxy solicitor, at (877) 478-5038 (within the U.S.) or +1 (877) 478-5038 (International). If you are the stockholder of record of your shares and have questions regarding your stock ownership, please contact our transfer agent, Wells Fargo Shareowner Services, at (866) 456-9417 (within the U.S.) or +1 (651) 306-4433 (International).

Thank you for your continued support. We look forward to seeing those of you who will be able to attend the Annual Meeting in person.

Sincerely,

Ariela St. Pierre

Corporate Secretary

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Notice of 2014 Annual Meeting of Stockholders

Date and Time:	Wednesday, January 29, 2014 at 8:30 a.m. Pacific Time

Place:	Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404

Items of Business:	1.	To elect the eleven directors nominated by our board of directors and named in the proxy statement;

2.	To approve, on an advisory basis, the compensation paid to our named executive officers;

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2014; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The proxy statement more fully describes these proposals.

Record Date:	Only stockholders of our Class A common stock at the close of business on December 3, 2013 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Proxy Voting:	The vote of each eligible stockholder is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the Annual Meeting.

By Order of the Board of Directors

Ariela St. Pierre

Corporate Secretary

A Notice of Internet Availability of Proxy Materials, this proxy statement, any accompanying proxy card or voting instruction form, and our 2013 Annual Report will be made available to our stockholders on or about December 13, 2013.

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PROPOSAL 3 – RATIFICATIONOF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014	94

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES	94

REPORT OF THE AUDIT AND RISK COMMITTEE	95

OTHER INFORMATION	96
Stockholder Proposals for 2015 Annual Meeting	96
Stockholders Sharing the Same Address	96
Fiscal Year 2013 Annual Report and SEC Filings	97

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement, but does not contain all of the information you should consider before voting your shares. For more complete information regarding the proposals to be voted on at the Annual Meeting and our fiscal year 2013 performance, please review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

INFORMATION ABOUT OUR 2014 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, January 29, 2014 at 8:30 a.m. Pacific Time

Place:	Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404

Admission:	Stockholders planning to attend the Annual Meeting in person must contact our Investor Relations Department at (650) 432-7644 by January 24, 2014 to reserve a seat at the Annual Meeting.

Webcast:	An audio webcast of the Annual Meeting will be available live on the Investor Relations page of our website at http://investor.visa.com at 8:30 a.m. Pacific Time on January 29, 2014.

Record Date:	December 3, 2013

Voting:	Stockholders of our Class A common stock at the close of business on the Record Date may vote at the Annual Meeting. Each stockholder of our Class A common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

PROPOSALS AND VOTING RECOMMENDATIONS

Proposal	Board Vote Recommendation	Page Number
1 – Election of Eleven Directors	FOR each Director Nominee	34
2 – Advisory Vote on the Compensation of our Named Executive Officers	FOR	93
3 – Ratification of the Appointment of Our Independent Registered Public Accounting Firm	FOR	94

FISCAL YEAR 2013 COMPANY PERFORMANCE

During fiscal year 2013, Visa delivered strong financial performance across our global businesses, a reflection of solid revenue and transaction growth. Net income for fiscal year 2013 was $5.0 billion or $7.59 per fully-diluted class A share, an increase of 18% and 23%, respectively, over the prior year adjusted results. Prior year results were adjusted to remove the impact of special items that were either non-recurring, had no cash impact or were related to amounts covered by the retrospective responsibility plan.

Our Class A common stock price increased 42.3% from $134.28 to $191.10, the closing price on the last trading days of fiscal year 2012 and 2013, respectively. In addition, Visa returned over $6.2 billion to stockholders during fiscal year 2013, including $864 million in dividends and $5.4 billion in share repurchases.

CORPORATE GOVERNANCE HIGHLIGHTS (PAGE 17)

Our board of directors is committed to strong and effective corporate governance. Highlights of our corporate governance include:

     Independent Chair of the Board

     Annual Election of all Directors

     Majority Voting for Directors in Uncontested Elections

     Director Resignation Policy

     Board Composed of 90% Independent Directors

     Greater than 75% Director Attendance at Meetings

     Independent Directors Meet Regularly in Executive Sessions

     Independent Board Committees

     Annual Board and Committee Self-Evaluations

     Limitation on Outside Board and Audit Committee Service

     Code of Business Conduct and Ethics

     Code of Ethics for Senior Financial Officers

     Political Contributions and Lobbying Policy

     No Stockholder Rights Plan (Poison Pill)

Visa Inc. 2014 Proxy Statement - 9

DIRECTOR NOMINEES (PAGE 35)

The following table contains information about the eleven candidates who have been nominated for election to our board of directors. Alfred F. Kelly, Jr. and Maynard G. Webb, Jr. have not previously served on our board of directors.

Name	Age	Director Since	Principal Occupation	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mary B. Cranston	65	2007	Retired Senior Partner of Pillsbury Winthrop Shaw Pittman LLP	Yes	C
Francisco Javier Fernández–Carbajal	58	2007	Consultant and Former CEO of the Corporate Development Division of Grupo Financiero BBVA Bancomer, S.A.	Yes
Alfred F. Kelly, Jr.	55	N/A	President and CEO of the 2014 NY/NJ Super Bowl Host Company	Yes
Robert W. Matschullat*	66	2007	Former Vice Chairman and CFO of The Seagram Company Limited	Yes	EO	EO	EO
Cathy E. Minehan	66	2007	Dean of the School of Management of Simmons College	Yes
Suzanne Nora Johnson	56	2007	Former Vice Chairman of The Goldman Sachs Group, Inc.	Yes			C
David J. Pang	70	2007	CEO of Kerry Group Kuok Foundation Limited	Yes
Charles W. Scharf	48	2012	Chief Executive Officer, Visa Inc.	No
William S. Shanahan	73	2007	Former President, Colgate-Palmolive Company	Yes		C
John A. C. Swainson	59	2007	President of the Software Group, Dell Inc.	Yes
Maynard G. Webb, Jr.	58	N/A	Chairman and Former CEO of LiveOps Inc.	Yes
* = Chair of the board = Member C = Chair EO = Ex Officio committee meeting attendee

As the independent Chair of the board, Mr. Matschullat has a standing invitation to attend meetings of the board’s committees. However, he is not a committee member, is not counted for purposes of determining a quorum at committee meetings, and does not vote on committee matters.

INFORMATION ABOUT OUR BOARD AND COMMITTEES (PAGE 27)

	Number of Members	Independence	Number of Meetings during Fiscal Year 2013
Full Board of Directors (at September 30, 2013)*	10	90%	11
Audit and Risk Committee	4	100%	5
Compensation Committee	4	100%	11
Nominating and Corporate Governance Committee	4	100%	5

*

Gary P. Coughlan is not standing for re-election at the Annual Meeting. If our stockholders elect Alfred F. Kelly, Jr. and Maynard G. Webb, Jr. to serve as directors, our board will be comprised of eleven directors all of whom are independent, other than our Chief Executive Officer.

Each of our current directors attended at least 75% of the aggregate of all fiscal year 2013 meetings of the board of directors and each committee on which he or she served.

10 - Visa Inc. 2014 Proxy Statement

COMPENSATION PHILOSOPHY AND HIGHLIGHTS (PAGE 50)

Our compensation philosophy is to pay for performance. Highlights of our compensation practices include:

What We Do:	What We Do Not Do:

Tie Pay to Performance

Conduct an Annual Say-on-Pay Vote

Employ a Clawback Policy

Retain an Independent Compensation Consultant

Utilize Stock Ownership Guidelines

Provide Limited Perquisites and Related Tax Gross-Ups

Have Double-Trigger Severance Arrangements

Mitigate Inappropriate Risk Taking

Prohibit Hedging and Pledging of Company Stock

Provide Gross-ups for Excise Taxes Reprice Stock Options Enter Into Employment Agreements

CORE COMPENSATION COMPONENTS (PAGE 60)

To achieve the goals of our compensation program, our named executive officers’ core compensation is comprised of a mix of base salary, annual incentive compensation and long-term incentive compensation.

Core Component	Form	Objective/Key Features	Page Number

Base Salary	Cash	Base salary is intended to reward demonstrated experience, skills and competencies relative to the market value of the job.	61

Annual Incentive Awards	Cash	The Visa Inc. Incentive Plan is designed to reward annual performance and achievement of strategic goals, align our named executive officers’ interests with those of our stockholders, and provide market-competitive compensation to our named executive officers on an individual basis. For fiscal year 2013, our named executive officers were eligible to receive cash awards based on corporate performance against specified financial targets (80%) and individual performance evaluated against individual performance goals (20%).	61

Long-term Incentive Awards	Equity

The Visa Inc. 2007 Equity Incentive Compensation Plan is intended to promote our long-term success and increase stockholder value by attracting, motivating and retaining our named executive officers. Accordingly, for fiscal year 2013, a significant portion of each named executive officer’s total compensation was allocated to incentive-based compensation in the following combination of equity vehicles: stock options (25% of the equity incentive award), restricted stock/restricted stock units (25% of the equity incentive award), and performance shares (50% of the equity incentive award).

Stock Options and Restricted Stock/Restricted Stock Units: Generally vest in equal increments over a three-year period.

Performance Shares: Named executive officers only earn awarded shares if Visa achieves the pre-established performance targets over multiple years. The number of shares earned over the performance period is dependent on: (i) our achievement of the annual earnings per share goal established for each fiscal year; and (ii) an overall modifier applied at the end of the three-year period based on our total shareholder return relative to the other companies comprising the S&P 500 over the three-year performance period.

			66

Visa Inc. 2014 Proxy Statement - 11

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

January 29, 2014

We are providing you with these proxy materials in connection with the solicitation by the board of directors of Visa Inc. of proxies to be used at our 2014 Annual Meeting of Stockholders. This proxy statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Visa” or the “Company” refers to Visa Inc., a Delaware corporation.

A Notice of Internet Availability of Proxy Materials, this proxy statement, any accompanying proxy card or voting instruction form, and our 2013 Annual Report to stockholders will be made available to our stockholders on or about December 13, 2013.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

When and where will the meeting take place?

The 2014 Annual Meeting of Stockholders will take place at the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404 on January 29, 2014 at 8:30 a.m. Pacific Time.

What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

•	Proposal 1: To elect the eleven directors nominated by our board of directors and named in this proxy statement;

•	Proposal 2: To approve, on an advisory basis, the compensation paid to our named executive officers;

•	Proposal 3: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2014; and

•	Such other business as may properly come before the meeting.

We do not expect any other items of business to be brought before the Annual Meeting because the deadlines for stockholder proposals and director nominations have already passed. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to the persons named on the proxy card to vote your shares with respect to any other matters that might be brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

How does the board of directors recommend that I vote?

The board of directors recommends that you vote:

•	FOR the election of the eleven directors nominated by our board of directors and named in this proxy statement;

•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2014.

12 - Visa Inc. 2014 Proxy Statement

Who may vote at the Annual Meeting?

Holders of our Class A common stock at the close of business on December 3, 2013, or the Record Date, may vote at the Annual Meeting. We refer to the holders of our Class A common stock as “stockholders” throughout this proxy statement. Each stockholder is entitled to one vote for each share of Class A common stock held as of the Record Date.

Stockholders at the close of business on the Record Date may examine a list of all stockholders as of the Record Date for any purpose germane to the Annual Meeting for ten days preceding the Annual Meeting, at our offices in Foster City, California or at the Annual Meeting. If you would like to view the stockholder list, please call our Investor Relations Department at (650) 432-7644 to schedule an appointment.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record.  You are a stockholder of record if, at the close of business on the Record Date, your shares were registered directly in your name with Wells Fargo Shareowner Services, our transfer agent.

Beneficial Owner.  You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals in this proxy statement, but not all. Please see the heading What if I submit a proxy, but do not specify how my shares are to be voted? for additional information.

What do I need to do to attend the Annual Meeting in person?

Stockholders planning to attend the Annual Meeting in person must contact our Investor Relations Department at (650) 432-7644 by January 24, 2014 to reserve a seat at the Annual Meeting. Please visit the Investor Relations page of our website at http://investor.visa.com for directions to the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, CA 94404. The Annual Meeting will start at 8:30 a.m. Pacific Time on January 29, 2014. Please note that the doors to the meeting room will not open until 8:00 a.m. Pacific Time.

Individuals who are the beneficial owners of their Class A common stock must bring with them to the Annual Meeting a legal proxy from the organization that holds their shares or a brokerage statement showing ownership of shares as of the close of business on the Record Date. Representatives of institutional stockholders must bring a legal proxy or other proof that they are representatives of a firm that held shares as of the close of business on the Record Date and are authorized to vote on behalf of the firm.

Anyone seeking admittance to the Annual Meeting who cannot prove ownership or representation as of the close of business on the Record Date, or who has not reserved a seat in advance, may not be admitted. In addition, stockholders must also bring a form of government-issued photo identification, such as a driver’s license, state-issued identification card, or passport to gain entry to the Annual Meeting.

When you arrive, signs will direct you to the meeting room. Due to security measures, all bags will be subject to search, and all persons who attend the Annual Meeting may be subject to a metal detector and/or a hand wand search. We will be unable to admit anyone who does not comply with these security procedures. We will not permit the use of cameras (including cell phones with photographic or video capabilities) and other recording devices in the meeting room. If you need assistance at the meeting because of a disability, please call our Investor Relations Department at (650) 432-7644, at least two weeks in advance of the meeting.

If I am unable to attend the Annual Meeting in person, can I listen to the meeting via webcast?

Yes. An audio webcast of the Annual Meeting will be available on the Investor Relations page of our website at http://investor.visa.com at 8:30 a.m. Pacific Time on January 29, 2014. Although stockholders accessing the Annual Meeting via the webcast will be able to listen to the meeting, they will not be considered present at the Annual Meeting and will not be able to vote through the webcast or ask questions. An archived copy of the webcast will be available on our website through February 28, 2014. Registration to listen to the webcast will be required.

Visa Inc. 2014 Proxy Statement - 13

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are making this proxy statement available to our stockholders electronically via the Internet. On or about December 13, 2013, we will mail the Notice of Internet Availability of Proxy Materials to stockholders of our Class A common stock at the close of business on the Record Date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our Annual Report. The Notice also contains instructions on how to request a paper copy of the proxy statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote. For additional information, please see the answer to the next question How do I vote my shares and what are the voting deadlines?.

How do I vote my shares and what are the voting deadlines?

Stockholders of Record.  If you are a stockholder of record, there are several ways for you to vote your shares:

•

By mail.  If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than January 28, 2014 to be voted at the Annual Meeting.

•

By telephone or via the Internet.  You may vote your shares by telephone or via the Internet by following the instructions provided in the Notice. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting is available 24 hours a day, 7 days a week. Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on January 28, 2014.

•

In person at the Annual Meeting.  You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Beneficial Owners.  If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice or the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record.  If you are a stockholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

•	signing and returning a new proxy card with a later date;

•	submitting a later-dated vote by telephone or via the Internet, since only your latest telephone or Internet vote received by 11:59 p.m. Eastern Time on January 28, 2014 will be counted;

•	attending the Annual Meeting in person and voting again; or

•	delivering a written revocation to our Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999, before the Annual Meeting.

Beneficial Owners.  If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow its instructions for changing your vote.

14 - Visa Inc. 2014 Proxy Statement

What will happen if I do not vote my shares?

Stockholders of Record.  If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners.  If you are the beneficial owner of your shares and you do not instruct your broker or other nominee how to vote your shares, your broker or nominee may exercise its discretion to vote on some proposals at the Annual Meeting, but not all. Under the rules of the New York Stock Exchange, or the NYSE, your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1 and 2. However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 3.

What if I submit a proxy, but do not specify how my shares are to be voted?

Stockholders of Record.  If you are a stockholder of record and you submit a proxy card, but you do not provide voting instructions on the card, your shares will be voted:

•	FOR the election of the eleven directors nominated by our board of directors and named in this proxy statement (Proposal 1);

•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers (Proposal 2);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2014 (Proposal 3); and

•	In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners.  If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or nominee will determine if it has the discretionary authority to vote on your behalf. Under the NYSE’s rules, brokers and nominees have the discretion to vote on routine matters such as Proposal 3, but do not have discretion to vote on non-routine matters such as Proposals 1 and 2. Therefore, if you do not provide voting instructions to your broker or nominee, your broker or nominee may only vote your shares on Proposal 3 and any other routine matters properly presented for a vote at the Annual Meeting.

What is the effect of a broker non-vote?

Brokers or other nominees who hold shares of our Class A common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on any of the proposals to be considered at the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote at the close of business on the Record Date is represented at the Annual Meeting either in person or by proxy. As of the close of business on the Record Date, we had 505,850,306 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting, meaning that 252,925,154 shares of Class A common stock must be represented at the Annual Meeting in person or by proxy to have a quorum.

Your shares will be counted towards the quorum if you vote by mail, by telephone, or via the Internet or if you vote in person at the Annual Meeting. Abstentions and broker non-votes also will count towards the quorum requirement. If a quorum is not met, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

Visa Inc. 2014 Proxy Statement - 15

What vote is required to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
1 – Election of eleven directors	Majority of the Shares Cast for each Director Nominee	No
2 – Approval, on an advisory basis, of the compensation paid to our named executive officers	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	No
3 – Ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2014	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	Yes

With respect to all Proposals, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal 1, the vote is not considered cast and, as a result, it will have no effect on the outcome of the election of directors. If you ABSTAIN from voting on Proposals 2 or 3, the abstention will have the same effect as an AGAINST vote.

What happens if an incumbent director nominee does not receive a majority of the votes cast for his or her re-election?

Our Corporate Governance Guidelines require each incumbent director nominee to submit an irrevocable contingent resignation letter prior to the mailing of the proxy statement for an annual meeting at which the nominee’s candidacy will be considered. If the nominee does not receive a majority of the votes cast for his or her re-election, meaning that he or she does not have more votes cast FOR than AGAINST his or her re-election, the Nominating and Corporate Governance Committee will recommend to the board of directors that it accept the nominee’s contingent resignation, unless the Committee determines that acceptance of the resignation would not be in the best interest of the Company and its stockholders. The board of directors will decide whether to accept or reject the contingent resignation at its next regularly scheduled meeting, but in no event later than 120 days following certification of the election results. The board of directors’ decision and its reasons will be promptly disclosed in a periodic or current report filed with the SEC.

What happens if a new director nominee does not receive a majority of the votes cast for his election?

If either Alfred F. Kelly, Jr. or Maynard G. Webb, Jr. does not receive a majority of the votes cast for his election, the size of our board of directors will not be increased for that candidate and the candidate will not be elected as a director.

Who will count the votes?

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to receive and tabulate stockholder votes. Broadridge will separately tabulate FOR, AGAINST and ABSTAIN votes, and broker non-votes.

We also have retained an independent inspector of election, who will certify the election results and perform any other acts required by the Delaware General Corporation Law.

What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled or adjourned Annual Meeting. You will still be able to change or revoke your proxy until the rescheduled or adjourned Annual Meeting.

Who is paying for the costs of this proxy solicitation?

We will bear the expense of soliciting proxies. We have retained AST Phoenix Advisors to solicit proxies for a fee of $11,000 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Visa

16 - Visa Inc. 2014 Proxy Statement

personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

How can I find the results of the Annual Meeting?

Preliminary results will be announced at the Annual Meeting. Final results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

CORPORATE GOVERNANCE

The board of directors is responsible for overseeing the business of the Company in order to serve the long-term interests of our stockholders. Members of our board of directors are kept informed of our business through discussions with our Chief Executive Officer, President, Chief Financial Officer, General Counsel, Chief Risk Officer, and other officers and employees, and by reviewing materials provided to them and participating in regular meetings of the board of directors and its committees.

Because our board of directors is committed to strong and effective corporate governance, it regularly monitors our corporate governance policies and profile to ensure we meet or exceed the requirements of applicable laws, regulations and rules, and the NYSE’s listing standards. We have instituted a variety of practices to foster and maintain responsible corporate governance, which are described in this section. To learn more about Visa’s corporate governance and to view our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, and the charters of each of the board of directors’ committees, please visit the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.” Copies of these documents also are available in print free of charge by writing to our Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999.

Highlights of our Corporate Governance

Board Leadership	• We have an independent Chair of the board.

Director Elections	• The members of our board of directors are elected annually. • We have a majority vote standard in uncontested elections of directors, which is coupled with a director resignation policy.

Board Composition and Independence

•    Our board is comprised of 90% independent directors; Mr. Scharf is the only non-independent member of the board.

•    The board’s committees are comprised and chaired solely by independent directors.

•    Directors will not be nominated for re-election to the board after their 75th birthday. The board may waive this requirement on the recommendation of the Nominating and Corporate Governance Committee if a director’s continued service is in the best interests of the Company and its stockholders.

•    There are no term limits for directors.

Board Committees

•    The standing committees of the board of directors are the Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

•    Each of the committees has a written charter, which clearly sets forth the roles and responsibilities of the committee and which, along with our Corporate Governance Guidelines, establishes the framework for our corporate governance.

•    Beginning in July 2014, the board will rotate committee chairs at least once every five years unless the board waives this requirement because a chair’s continued service is in the best interests of the Company and its stockholders.

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Attendance and Board Service

•    All of our directors attended at least 75% of the meetings of the board and committees of which they were members during fiscal year 2013.

•    All of our directors attended the 2013 annual meeting of stockholders.

•    Our independent directors meet regularly in executive session.

•    We limit the outside board and Audit Committee service of our directors, and the Nominating and Corporate Governance Committee reviews directors’ requests to join publicly-traded company boards to avoid conflicts of interest and ensure directors will devote the time required to effectively serve Visa.

Board Oversight

•    Succession Planning: The board of directors and Nominating and Corporate Governance Committee discuss executive development, retention, and succession at least annually and are actively engaged in board succession planning.

•    Compensation: The Compensation Committee is responsible for approving all compensation decisions for our named executive officers, and we hold an annual advisory vote on executive compensation (“Say-on-Pay”). More than 97% of votes cast were in favor of the Company’s Say-on-Pay proposal at our 2013 annual meeting and more than 98% of votes cast were in favor of the Company’s Say-on-Pay proposal at our 2012 annual meeting.

•    Risk: The board of directors is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing strategic, competitive, financial, and other risks. Our board of directors exercises its oversight responsibility both directly and through each of its standing committees, including the Audit and Risk Committee.

•    Codes of Conduct: We have a clear Code of Business Conduct and Ethics, which applies to all executive officers, employees and directors of the Company. We also have a Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, General Counsel, and other senior financial officers.

•    Political Contributions and Lobbying: We have adopted a political contributions and lobbying policy, which enhances transparency regarding our political activities and provides for robust oversight by the Nominating and Corporate Governance Committee. An annual report of our political contributions is posted on our website.

•    Self-evaluations: The board and its committees conduct a self-evaluation and peer review annually.

Stockholder Rights Plan	• We do not have a stockholder rights plan (poison pill).

Corporate Governance Guidelines

Our board of directors has adopted a set of Corporate Governance Guidelines, which guides the operation of the board and its committees. The Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines at least annually and recommends any changes to the board for its consideration and approval.

The Corporate Governance Guidelines cover, among other topics:

•	director independence;

•	board structure and composition;

•	board member nomination and eligibility requirements;

•	board leadership and executive sessions;

•	limitations on other board and committee service;

•	committees of the board;

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•	director responsibilities;

•	board and committee resources, including access to officers and employees;

•	director compensation;

•	director orientation and ongoing education;

•	succession planning; and

•	annual board and committee self-evaluations.

Please see the section entitled Availability of Corporate Governance Documents for information on how to view or obtain a copy of our Corporate Governance Guidelines.

Limitation on Other Board Service and Change in Director Occupation

Our Corporate Governance Guidelines include a policy that our directors will not serve as a member of the board of directors of more than five publicly-traded companies (including the Company’s board). Additionally, board members who are chief executive officers are limited to service on no more than two publicly-traded companies in addition to their own (including the Company’s board). Exceptions to these limits may be granted by the Nominating and Corporate Governance Committee on a case-by-case basis after taking into consideration the facts and circumstances of the exception request. The Nominating and Corporate Governance Committee and the board determined that these limits were appropriate after assessing the time commitments and other demands associated with effectively serving as a member of the Company’s board.

The Guidelines provide that prior to accepting an invitation to serve on the board of another publicly-traded company, a director should advise the Chair of the board or the Nominating and Corporate Governance Committee of the invitation so that the board, through the Nominating and Corporate Governance Committee, has the opportunity to review the director’s ability to continue to fulfill his or her responsibilities as a member of the Company’s board. When reviewing such a request, the Committee considers a number of factors, including the director’s other time commitments, record of attendance at board and committee meetings, potential conflicts of interest and legal considerations arising from the proposed directorship, and the impact of the proposed directorship on the director’s availability.

In addition, in order to evaluate whether a change in a director’s other professional responsibilities will directly or indirectly impact that director’s ability to fulfill his or her obligations to the Company, members of the board who experience a change of employer or primary occupation, or whose occupational responsibilities are substantially changed from when the director was elected to the board, are required to promptly tender their resignation from the board. The board, through the Nominating and Corporate Governance Committee, will consider the continued appropriateness of the director’s board membership under the circumstances.

Board Leadership Structure

On November 1, 2012, Charles W. Scharf, formerly Chief Executive Officer of Retail Financial Services for JPMorgan Chase & Co., succeeded Joseph W. Saunders as our Chief Executive Officer and was appointed as a member of our board of directors. In planning for the succession of Mr. Saunders, the Nominating and Corporate Governance Committee and the board carefully reviewed the board’s leadership structure and determined that it would be appropriate to separate the roles of the Chair and Chief Executive Officer effective November 1, 2012, and to appoint an independent Chair following Mr. Saunders’ retirement as Executive Chair on March 31, 2013. Accordingly, on April 1, 2013 Robert W. Matschullat, then Chair of the board’s Audit and Risk Committee, became our independent Chair. Effective upon this appointment, the term of our independent Lead Director, John A. C. Swainson, concluded.

Mr. Matschullat has served on the Visa Inc. board since October 2007, and is the former Vice Chairman and Chief Financial Officer of The Seagram Company Limited. Mr. Matschullat also previously served as the interim Chairman and interim Chief Executive Officer of The Clorox Company and as the head of worldwide investment banking for Morgan Stanley & Co. Incorporated. For additional information regarding Mr. Matschullat’s professional background and experience, please see the section entitled Director Nominee Biographies.

The Nominating and Corporate Governance Committee and the board believe that this leadership structure is the most appropriate one for the Company at this time, by allowing Mr. Scharf to focus on the day-to-day management of the

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business and on executing our strategic priorities, while allowing Mr. Matschullat to focus on leading the board, providing advice and counsel to Mr. Scharf, and facilitating the board’s independent oversight of management. The Nominating and Corporate Governance Committee will continue to periodically review the board’s leadership structure and to exercise its discretion in recommending an appropriate and effective framework on a case-by-case basis, taking into consideration the needs of the board and the Company at such time.

As our independent Chair, Mr. Matschullat has many of the duties and responsibilities previously undertaken by the Executive Chair or the Lead Director, including presiding at meetings of the board and calling, setting the agenda for, and chairing periodic executive sessions of the independent directors; providing feedback to the Chief Executive Officer on corporate policies and strategies; acting as a liaison between the board and the Chief Executive Officer; and facilitating one-on-one communication between directors, committee chairs, the Chief Executive Officer, and other senior managers to keep abreast of their perspectives. In addition to our independent board Chair, the board has three standing committees: the Audit and Risk Committee, chaired by Mary B. Cranston; the Compensation Committee, chaired by William S. Shanahan; and the Nominating and Corporate Governance Committee, chaired by Suzanne Nora Johnson. Ms. Cranston, Mr. Shanahan, and Ms. Nora Johnson each have substantial public company director experience, and have served in senior executive and leadership roles with large, multinational organizations. In their capacities as independent committee chairs, Ms. Cranston, Mr. Shanahan, and Ms. Nora Johnson also each have responsibilities that contribute to the board’s oversight of management and facilitate communication among the board and the Chief Executive Officer. The roles and responsibilities of the committee chairs and their committees are set forth in the committee charters and in our Corporate Governance Guidelines, which are available on our website at http://investor.visa.com under “Corporate Governance.” These responsibilities include, among other things, evaluating the performance of and determining the compensation for the Chief Executive Officer and other members of senior management, overseeing executive succession and development planning, and overseeing the Company’s risk management framework and programs, including strategic risks. For additional information regarding the committees of the board, please see the section entitled Board Meetings and Committees of the Board, and for the biographies of the Chairs of each of the committees, please see the section entitled Director Nominee Biographies.

The Board of Directors’ Role in Risk Oversight

Our board of directors recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to Visa and its stockholders. While the Chief Executive Officer, Chief Risk Officer, and other members of our senior leadership team are responsible for the day-to-day management of risk, our board of directors is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, and operational risks.

The board believes that its current leadership structure facilitates its oversight of risk by combining independent leadership, through the independent Chair of the board, independent board committees, and majority independent board composition, with an experienced Chief Executive Officer who is a member of the board. Mr. Scharf’s industry experience and day-to-day management of the Company as our Chief Executive Officer enable him to identify and raise key business risks to the board and focus the board’s attention on areas of concern. The independent Chair, independent committee chairs, and the other directors also are experienced professionals or executives, who are very knowledgeable about the Company and who can and do raise issues for board consideration and review. The board believes there is a well-functioning and effective balance between the independent Chair, non-employee board members, the Chief Executive Officer, and other members of management, which enhances the board’s risk oversight.

The board of directors exercises its oversight responsibility for risk both directly and through its three standing committees. Throughout the year, the board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full board is kept informed of each committee’s risk oversight and related activities through regular oral reports from the committee chairs, and committee meeting minutes are available for review by all directors. On an annual basis, the Chief Risk Officer and other members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. In addition, at each quarterly meeting the General Counsel updates the board on material legal and regulatory matters, and the board is provided with a written Enterprise Risk Management, or ERM, update twice annually. Written reports also are provided to the board regularly regarding recent business, legal, regulatory, competitive, and other developments impacting the Company.

The Audit and Risk Committee is responsible for reviewing our ERM framework and programs, as well as the framework by which management discusses our risk profile and risk exposures with the full board and its committees. The Audit and Risk

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Committee meets regularly with our Chief Financial Officer, Chief Risk Officer, Chief Auditor, Chief Compliance Officer, independent auditor, General Counsel, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, key operational risks, and ERM framework and programs. Other responsibilities include at least annually reviewing the implementation and effectiveness of our compliance and ethics program and our business continuity plan and test results. The Audit and Risk Committee also meets regularly in separate executive session with the Chief Financial Officer, Chief Risk Officer, Chief Auditor, and independent auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee pension and benefit plans. For additional information regarding the Compensation Committee’s review of compensation-related risk, please see the section entitled Risk Assessment of Compensation Programs.

The Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including board and committee composition, board size and structure, director independence, our corporate governance profile and ratings, and our political participation and contributions. The Committee also is actively engaged in overseeing risks associated with succession planning for the board and management.

Succession Planning

Our board of directors believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of management. The full board and our independent directors regularly discuss executive development, retention and succession planning, and the appointment of Mr. Scharf as our Chief Executive Officer on November 1, 2012 was the culmination of a multi-year, robust succession planning process led by the board. At least annually, our Nominating and Corporate Governance Committee also meets with our Executive Vice President, Human Resources to discuss management succession planning and address potential vacancies in senior leadership.

In addition to executive and management succession, the Nominating and Corporate Governance Committee regularly oversees and plans for director succession. In doing so, the Committee takes into consideration the overall needs, composition, and size of the board, as well as the criteria adopted by the board regarding director candidate qualifications, which are described in the section entitled Corporate Governance – Nomination of Directors. Individuals identified by the Committee as qualified to become directors are then recommended to the full board for nomination or election.

Independence of Directors

The NYSE’s listing standards and our Corporate Governance Guidelines provide that a majority of our board of directors and every member of the Audit and Risk, Compensation, and Nominating and Corporate Governance committees must be “independent.” Our Certificate of Incorporation further requires that at least fifty-eight percent (58%) of our board of directors be independent. Under the NYSE’s listing standards, our Corporate Governance Guidelines, and our Certificate of Incorporation, no director will be considered to be independent unless and until our board of directors affirmatively determines that such director has no direct or indirect material relationship with Visa or our management. Our board of directors reviews the independence of its members annually.

Our board of directors has adopted guidelines to assist it in making its independence determinations. These guidelines generally track the NYSE listing standards, but are in some cases more specific than the listing standards, or address considerations that are particular to the Company. Our director independence guidelines, which set forth those commercial or charitable relationships that will not be considered material relationships that would impair a director’s independence, are a part of our Corporate Governance Guidelines and are available on the Investor Relations section of our website, or in print free of charge to any stockholder who requests a copy in writing from our Corporate Secretary.

In October and November 2013, with the assistance of legal counsel, the Nominating and Corporate Governance Committee reviewed the applicable legal and NYSE standards for independence, as well as the commercial and charitable

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relationships, as applicable, specified in our guidelines, and found that each of Gary P. Coughlan, Mary B. Cranston, Francisco Javier Fernández-Carbajal, Alfred F. Kelly, Jr., Suzanne Nora Johnson, Robert W. Matschullat, Cathy E. Minehan, David J. Pang, William S. Shanahan, John A. C. Swainson, and Maynard G. Webb, Jr. qualify as independent directors. Copies of the annual questionnaires completed by each of the directors and director nominees and a summary of the Company’s relationships with their affiliated entities also were made available to the Committee. Following its review, the Committee delivered a report to the full board of directors, and the board made its independence determinations based upon the report and other supporting information. As our Chief Executive Officer, Mr. Scharf does not meet the NYSE’s bright-line independence test.

In making the determination that the directors and director nominees listed above are independent, the Committee and the board considered relevant transactions, relationships and arrangements, including those specified in the NYSE listing standards and our director independence guidelines. In this regard, the Committee and the board considered that certain directors and director nominees serve as directors of other companies with which the Company engages in ordinary-course-of-business transactions, and that, in accordance with our director independence guidelines, none of these relationships constitute material relationships that would impair the independence of these individuals. Discretionary contributions to certain charitable organizations with which some of our independent directors are affiliated also were considered, and the board of directors determined that the amounts contributed to each of these charitable organizations in any fiscal year were less than the greater of $1 million or two percent of the organization’s consolidated gross revenues.

In addition, the Committee and the board of directors considered the relationships set forth below and determined that, in accordance with the NYSE listing standards, our Certificate of Incorporation and our independence guidelines, these relationships were not material relationships that would impair the applicable individual’s independence:

•

For Ms. Cranston, the Committee and the board considered (1) her daughter’s relationship with one of our employees, Russell Hamilton (who is not an executive officer), as discussed under the heading Certain Relationships and Related Person Transactions, and (2) services provided to the Company by a law firm of which she is a retired senior partner, including that, pursuant to her retirement (which predated our engagement of the law firm), she receives no compensation from the firm, has no capital in the firm, and is no longer a signatory to the firm’s partnership agreement.

•

For Mr. Fernández-Carbajal, the Committee and the board considered the annual amounts paid to the subsidiaries of a company where he serves as a member of the board of directors and where his brother serves as chairman of the board and chief executive officer, pursuant to ordinary-course-of-business transactions, which in any single fiscal year did not equal or exceed the greater of $1 million or two percent of the annual consolidated gross revenues of that company.

•

For Mr. Kelly, the Committee and the board considered the annual amounts paid to an entity where he serves as president and chief executive officer, pursuant to an ordinary-course-of-business transaction, which in any single fiscal year did not equal or exceed the greater of $1 million or two percent of the annual consolidated gross revenues of that entity.

•

For Ms. Minehan, the Committee and the board considered the amount of lease payments made in fiscal year 2011 to an affiliate of the firm where her husband serves as a managing director (and not an executive officer), and determined that the amounts paid in such fiscal year did not equal or exceed the greater of $1 million or two percent of the annual consolidated gross revenues of the firm. The Company also, from time to time, engages in ordinary course foreign currency exchanges with the firm and its affiliates, which are conducted on a competitive bid basis and do not involve the payment of any fees or other amounts to the firm or its affiliates.

•

For Mr. Swainson, the Committee and the board considered (1) the Company’s ongoing business relationship with a company (in which we have a less than five percent equity interest and hold a warrant to purchase additional shares) where he served as a member of the board of directors until mid-October 2013 and is a less than 1% stockholder, and (2) the annual amounts paid to the company where he serves as an executive officer, pursuant to ordinary-course-of-business transactions, which in any single fiscal year did not equal or exceed the greater of $1 million or two percent of the annual consolidated gross revenues of that company.

•

For Mr. Webb, the Committee and the board considered the annual amounts paid to entities in which he has a direct or indirect ownership interest, pursuant to ordinary-course-of-business transactions, which in each case and in any single fiscal year did not equal or exceed the greater of $1 million or two percent of the annual consolidated gross revenues of those entities.

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Certain Relationships and Related Person Transactions

Review, Approval or Ratification of Transactions with Related Persons

The Audit and Risk Committee of the board of directors has adopted a written Statement of Policy with Respect to Related Party Transactions, or the Policy, governing any transaction, arrangement or relationship between the Company and any Related Party where the aggregate amount involved will or may be expected to exceed $120,000 and any related party had, has or will have a direct or indirect material interest. Under the Policy, the Audit and Risk Committee or its management delegate shall review related party transactions and may approve or ratify them only if it is determined that they are in, or not inconsistent with, the best interests of the Company and its stockholders. When reviewing a related party transaction, the Audit and Risk Committee or management delegate may take into consideration all of the relevant facts and circumstances available to it, including (if applicable), but not limited to: (i) the material terms and conditions of the transaction or transactions; (ii) the related party’s relationship to Visa; (iii) the related party’s interest in the transaction, including their position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction; (iv) the approximate dollar value of the transaction; (v) the availability from other sources of comparable products or services; and (vi) an assessment of whether the transaction is on terms that are comparable to the terms available to us from an unrelated third party. Related party transactions that are approved or ratified by the management delegate must be reported to the Audit and Risk Committee at its next regularly scheduled meeting.

In the event we become aware of a related party transaction that was not previously approved or ratified under the Policy, the Audit and Risk Committee or management delegate shall evaluate all options available, including ratification, revision or termination of the related party transaction. The Policy is intended to augment and work in conjunction with our other policies that include code of conduct and/or conflict of interest provisions, including our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers.

We engage in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations, in the ordinary course of our business. Some of our directors, executive officers, greater than five percent stockholders and their immediate family members, each a Related Party, may be directors, officers, partners, employees or stockholders of these entities. We carry out transactions with these entities on customary terms, and, in many instances, our directors and executive officers may not be aware of them. To our knowledge, since the beginning of fiscal year 2013, no Related Party has had a material interest in any of our business transactions or relationships other than as described below:

•

Mary B. Cranston, an independent member of our board of directors, is related to an employee of our subsidiary, Visa U.S.A. Inc. Ms. Cranston’s daughter married the employee, Russell Hamilton, in September 2008, after Ms. Cranston joined our board. While Mr. Hamilton is not an executive officer of the Company, his compensation is approximately $295,000 per year. Accordingly, Mr. Hamilton is both a Related Party and his employment is a related party transaction for purposes of the Company’s Policy. Both the Audit and Risk Committee, with Ms. Cranston abstaining, and the Nominating and Corporate Governance Committee previously reviewed the circumstances surrounding Mr. Hamilton’s employment and his relationship to Ms. Cranston and concluded that they are not material. Accordingly, the Audit and Risk Committee, with Ms. Cranston abstaining, approved Mr. Hamilton’s continued employment and compensation, and the Nominating and Corporate Governance Committee and the board determined that the relationship would not impede the exercise of independent judgment by Ms. Cranston.

Nomination of Directors

Criteria for Nomination to the Board of Directors and Diversity

Candidates for nomination to our board of directors are selected by the Nominating and Corporate Governance Committee in accordance with the Committee’s charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines, and the criteria adopted by the board regarding director candidate qualifications. The Nominating and Corporate Governance Committee will consider candidates recommended by a variety of sources, which may include a search firm retained by the Nominating and Corporate Governance Committee for the purpose of identifying candidates. The Nominating and Corporate Governance Committee will evaluate all candidates in the same manner and using the same criteria, regardless of the source of the recommendation.

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Since the identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board from time to time, there is not a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, and charters of the board’s committees. When considering nominees, the Nominating and Corporate Governance Committee may take into consideration many factors, including a candidate’s:

•	record of accomplishment in his or her chosen field;

•

depth and breadth of experience at an executive, policy-making level in business, payment systems, financial services, academia, law, government, information technology, emerging technology or other areas relevant to the Company’s activities;

•

depth and breadth of experience at an executive, policy-making level at a publicly-listed company or other organization based in a strategic non-U.S. jurisdiction in which the Company operates or seeks to operate;

•

depth and breadth of experience at an executive, policy-making level at a multinational company or other organization, with significant managerial and operational responsibilities outside of the United States;

•	experience working as the chief executive officer of a publicly-listed company;

•	experience serving as a director of a publicly-listed company based in the United States;

•	experience serving as an executive officer or director of Visa Inc. or any pre-merger Visa entity;

•	personal and professional ethics, integrity and values;

•	commitment to enhancing stockholder value;

•	commitment to engaging with all of the Company’s constituencies, including merchants, clients, consumers, stockholders, employees, policy-makers, and the communities in which the Company operates;

•	ability to exercise good judgment and provide practical insights and diverse perspectives;

•	absence of real and perceived conflicts of interest;

•	ability and willingness to devote sufficient time to become knowledgeable about the Company and to effectively carry out the duties and responsibilities of service;

•	ability to attend all or almost all board of directors’ meetings in person;

•	ability to develop a good working relationship with other members of the board of directors; and

•	ability to contribute to the board of directors’ working relationship with senior management.

In addition to the above factors, the qualification criteria adopted by the board specify that the Nominating and Corporate Governance Committee should consider the value of diversity on the board of directors when identifying and reviewing director nominees. The Committee seeks nominees with a broad diversity of experience, strategic and operational views, and philosophies. The Committee’s evaluation of director nominees also includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the board. Nominees are not discriminated against on the basis of race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The Committee will assess the effectiveness of this approach as part of the board of directors’ and Committee’s self-evaluation process.

When considering nominees, the Committee also may consider whether the candidate possesses the qualifications, experience, and skills it considers appropriate in the context of the board of directors’ overall composition and needs, the candidate’s ability to commit the time required to serve as an effective member of our board of directors, and (for incumbent nominees) his or her attendance at meetings over the preceding year.

To assist it with its evaluation of the director nominees for election at the Annual Meeting, the Committee took into account the factors listed above. Under the heading Director Nominee Biographies, we provide an overview of each nominee’s principal occupation, business experience, and other directorships of publicly-traded companies, together with the key attributes, experience, and skills the Committee and the board of directors believe will best serve the interests of the board, the Company, and our stockholders.

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Stockholder Proposed Nominees

Stockholders who wish to submit nominees for election at an annual meeting of stockholders should follow the procedure described under the heading Other Information – Stockholder Proposals for 2015 Annual Meeting – Stockholder Nomination of Director Candidates. The Nominating and Governance Committee applies the same standards in considering candidates submitted by stockholders as it does in evaluating other candidates. For additional information about the stockholder nominee submission process, please see our Bylaws, which are available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.”

Majority Voting Standard and Director Resignation Policy for Director Elections

Our Bylaws and Corporate Governance Guidelines provide for a majority voting standard for uncontested elections of directors. This standard states that in uncontested director elections, a director nominee will be elected only if the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee. To address the “holdover” director situation under the Delaware General Corporation Law pursuant to which a director remains on the board of directors until his or her successor is elected and qualified, our Corporate Governance Guidelines require each incumbent nominee to submit an irrevocable contingent resignation letter prior to the mailing of the proxy statement for an annual meeting at which the nominee’s candidacy will be considered. If the nominee does not receive more votes cast FOR than AGAINST his or her election, our Nominating and Corporate Governance Committee will recommend to the board of directors that the board accept the nominee’s contingent resignation, unless the board determines that acceptance of the resignation would not be in the best interests of the Company and its stockholders. The board of directors will decide whether to accept or reject the contingent resignation at its next regularly scheduled meeting, but in no event later than 120 days following certification of the election results. The board of directors’ decision and its reasons will be promptly disclosed in a periodic or current report filed with the SEC.

Board of Directors and Committee Self-Evaluations

Our board of directors and each of the Audit and Risk, Compensation, and Nominating and Corporate Governance committees conduct an annual self-evaluation, which includes a qualitative assessment by each director of the performance of the board of directors and the committee or committees on which the director serves. The board also conducts an annual peer review, which is designed to assess individual director performance. The evaluations and peer review are conducted via oral interviews by a third party legal advisor selected by the board, using as the basis for discussion a list of questions that are provided to each director in advance. The results of the evaluation and any recommendations for improvement are compiled in a confidential written report, which is circulated to all directors and then is discussed with the Nominating and Corporate Governance Committee and the full board. The Nominating and Corporate Governance Committee oversees the evaluation process.

Code of Business Conduct and Ethics

Our board of directors has adopted a written Code of Business Conduct and Ethics, which applies to all employees and directors of the Company. Additionally, the board of directors has adopted a supplemental Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, General Counsel, and other senior financial officers, whom we refer to collectively as senior officers. These Codes require the senior officers to engage in honest and ethical conduct in performing their duties, provide guidelines for the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and provide mechanisms to report unethical conduct. Our senior officers will be held accountable for their adherence to the Codes.

A copy of each of the Codes is available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.” If we amend or grant any waiver from a provision of our Codes, we will publicly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at the address above or by filing a current report on Form 8-K with the SEC.

Director Orientation and Continuing Education

Orientation and continuing education of the board of directors is an important component of our corporate governance, since we believe our stockholders are best served by directors who are well informed regarding our business, industry, the legal and regulatory environment in which we operate, our compliance and ethics standards and associated training programs, and other matters relevant to board service. Accordingly, the board has adopted Guidelines for Director

Visa Inc. 2014 Proxy Statement - 25

Orientation and Continuing Education pursuant to which all new directors are required to receive internal orientation within two months of becoming a director. Continuing directors may attend the orientation sessions and also are encouraged to participate in external educational programs in order to maintain the necessary level of expertise to perform their responsibilities as directors. We will reimburse directors for the reasonable costs of attending external education programs, up to a maximum of $15,000 per calendar year.

In addition to external education programs, we regularly provide our directors with continuing education on our business, strategies, competitive landscape, risks, and other relevant issues, and information and training on ethics and compliance. The board also receives quarterly written updates regarding newsworthy or significant trends and developments in corporate governance, ethics, and compliance.

Political Contributions and Lobbying Policy

In order to provide greater transparency to our stockholders regarding our political giving and to ensure board-level oversight of our political participation, lobbying and contributions, the Nominating and Corporate Governance Committee of our board of directors has adopted and publicly disclosed a Political Participation, Lobbying, and Contributions Policy. The Policy prohibits our directors and employees from using Company resources to promote their personal political views, causes or candidates, and specifies that the Company will not directly or indirectly reimburse any personal political contributions or expenses. Directors and employees also may not lobby government officials on the Company’s behalf absent the pre-approval of the Company’s Government Relations department. As such, our lobbying and political spending seek to promote the interests of the Company and its stockholders, and not the personal political preferences of our directors or employees.

Under the Policy, the Nominating and Corporate Governance Committee must pre-approve the use of corporate funds for political contributions, including contributions made to trade associations to support targeted political campaigns and contributions to organizations registered under Section 527 of the U.S. federal tax code to support political activities. The Policy also requires us to prepare and present to the Nominating and Corporate Governance Committee an annual report itemizing our political contributions, and to disclose this report to the public. A copy of the report is available on our website at http://corporate.visa.com under “Corporate Responsibility.”

In response to stockholder engagement, in April 2013 the Nominating and Corporate Governance Committee approved amendments to the Policy to further require that the Company make reasonable efforts to obtain from U.S. trade associations whose annual membership dues exceed $25,000 the portion of such dues that are used for political contributions. This information must then be included in our annual contributions report, which is published on our website. In addition, the Nominating and Corporate Governance Committee approved amendments to the Policy requiring us to prepare and present to the Committee an annual report itemizing our lobbying expenditures, which must include information regarding any memberships in and payments to tax exempt organizations that write and endorse model legislation.

The Nominating and Corporate Governance Committee will continue to review the Policy each year, to determine if further amendments are needed. To obtain a copy of the Policy, and for additional information regarding our political activities, please visit our website at http://corporate.visa.com under “Corporate Responsibility.”

Communication with the Board of Directors

Our board of directors has adopted a formal process by which stockholders or other interested persons may communicate with the board or any of its members. Stockholders and other interested parties may send communications in writing to any or all directors (including the Chair or the non-employee directors as a group) electronically to board@visa.com or by mail c/o our Corporate Secretary, P.O. Box 8999, San Francisco, CA 94128-8999. Communications that meet the procedural and substantive requirements of the process approved by the board of directors will be delivered to the specified member of the board of directors, non-employee directors as a group or all members of the board of directors, as applicable, on a periodic basis, which generally will be in advance of or at each regularly scheduled meeting of the board of directors. Communications of a more urgent nature will be referred to the General Counsel, the Corporate Secretary, or the Senior Vice President, Corporate Legal, who will determine whether it should be delivered more promptly. Additional information regarding the procedural and substantive requirements for communicating with our board of directors may be found on our website at http://investor.visa.com, under “Corporate Governance – Communication with the Board of Directors.”

26 - Visa Inc. 2014 Proxy Statement

All communications involving accounting, internal accounting controls, and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or the Codes, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, may be made via email to businessconduct@visa.com, through our Confidential Compliance Hotline at (888) 289-9322 within the United States or the AT&T International Toll-Free Dial codes available online at http://www.business.att.com/bt/access.jsp outside of the United States, through our Confidential Online Compliance Hotline at https://visa.alertline.com, or by mail to Visa Inc., Business Conduct Office, P.O. Box 8999, San Francisco, CA 94128-8999. All such communications will be handled in accordance with our Whistleblower Policy, a copy of which may be obtained by contacting our Corporate Secretary.

The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Availability of Corporate Governance Documents

To learn more about Visa’s corporate governance and to view our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, and the charters of each of the board of directors’ committees, please visit the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.” Copies of these documents also are available in print free of charge by writing to our Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

Size of the Board of Directors

In November 2012, the size of our board increased from ten to eleven members with the appointment of Charles W. Scharf as our Chief Executive Officer and as a director. Subsequently, in April 2013 the size of our board decreased from eleven to ten members when Joseph W. Saunders, our Executive Chairman and former Chief Executive Officer, retired.

In November 2013, Gary P. Coughlan provided notice of his decision not to stand for re-election at the Annual Meeting. Also in November 2013, the board nominated Alfred F. Kelly, Jr. and Maynard G. Webb, Jr. for election as directors at the Annual Meeting. If Mr. Kelly and Mr. Webb are elected to the board by our stockholders, the size of the board will increase from ten to eleven members.

Attendance at Board, Committee and Annual Stockholder Meetings

Our board of directors and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time. The board of directors met 11 times during fiscal year 2013. Each director attended at least 75% or more of the aggregate of: (i) the total number of meetings of the board and independent directors held during fiscal year 2013, and (ii) the total number of meetings held by all committees of the board on which such director served during fiscal year 2013. The total number of meetings held by each committee is set forth below, under the heading Committees of the Board of Directors.

It is our policy that all members of the board should endeavor to attend annual meetings of stockholders at which directors are elected. All of our directors attended the 2013 annual meeting of stockholders.

Executive Sessions of the Board of Directors

The non-employee, independent members of our board of directors and all committees of the board meet in executive session without management present at each regularly scheduled in-person board and committee meeting, and on an as-needed basis during telephonic and special meetings. Robert W. Matschullat, our independent Chair, presides over executive sessions of the board of directors and the committee chairs, each of whom is independent, preside over executive sessions of the committees.

Visa Inc. 2014 Proxy Statement - 27

Committees of the Board of Directors

The current standing committees of the board of directors are the Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of the standing committees operates pursuant to a written charter, which is available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.”

The following table provides a summary of our current committee structure and membership information for each committee.

Name	Audit and Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee

Gary P. Coughlan

Mary B. Cranston	C

Francisco Javier Fernández-Carbajal

Robert W. Matschullat*	EO	EO	EO

Cathy E. Minehan

Suzanne Nora Johnson			C

David J. Pang

William S. Shanahan		C

John A. C. Swainson

* = Chair of the board = Member C = Chair EO = Ex Officio committee meeting attendee

As the independent Chair of the board, Mr. Matschullat has a standing invitation to attend meetings of the board’s committees. However, he is not a committee member, is not counted for purposes of determining a quorum at committee meetings, and does not vote on committee matters.

28 - Visa Inc. 2014 Proxy Statement

The following tables provide further information regarding the principal roles and responsibilities of each committee. For a more comprehensive description of committee functions, please refer to the committee charters.

Audit and Risk Committee

Roles and Responsibilities include:

•      Overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our internal control over financial reporting, and the performance of our internal audit function and independent registered public accounting firm;

•      Selecting, retaining, compensating, overseeing and terminating the work of our independent registered public accounting firm;

•      Reviewing and discussing with management the disclosures required to be included in our annual report on Form 10-K;

•      Monitoring compliance with our Code of Business Conduct and Ethics, our Code of Ethics for Senior Financial Officers, and applicable legal requirements;

•      Reviewing the implementation and effectiveness of the Company’s compliance and ethics programs;

•      Reviewing and approving or ratifying all related party transactions in accordance with the Company’s policies and procedures with respect to related party transactions;

•      Reviewing the Company’s risk management framework and programs, and internal risk management reports; and

•      Establishing procedures for the receipt, retention, and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Independence:

•      The board of directors has determined that each member of the Audit and Risk Committee is independent as defined by the NYSE’s listing standards, our Certificate of Incorporation, our director independence guidelines, and Rule 10A-3 under the Securities and Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee Financial Expert:

•      The board of directors has determined that Gary P. Coughlan, Robert W. Matschullat, and Cathy E. Minehan are “audit committee financial experts” as that term is defined under the SEC’s rules.

Other Audit Committee Memberships:

•      No member of the Audit and Risk Committee simultaneously serves on the audit committees of more than three public companies, including Visa Inc.

Committee members:

Mary B. Cranston (C)

Gary P. Coughlan (F)

Francisco Javier Fernández-Carbajal

Cathy E. Minehan (F)

Ex Officio committee meeting attendee:

Robert W. Matschullat (F)

Number of meetings in fiscal year 2013: 5

C = Chair

F = Audit Committee Financial Expert

Visa Inc. 2014 Proxy Statement - 29

Compensation Committee

Roles and Responsibilities include:

•      Establishing and reviewing the overall compensation philosophy for executive officers;

•      Reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s and other executive officers’ compensation, including annual performance objectives;

•      Evaluating the performance of our Chief Executive Officer and other executive officers in light of the corporate goals and objectives and, based on such evaluation, determining, approving, and reporting to the full board the annual compensation of our Chief Executive Officer and other executive officers, including salary, bonus, stock options, and other benefits;

•      Reviewing and recommending the form and amount of compensation of our directors to the board;

•      Monitoring the Company’s incentive and equity-based compensation plans;

•      Reviewing on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes;

•      Reviewing and recommending to the full board for approval changes to the Company’s policy on recoupment of incentive compensation in the event of a financial restatement;

•      Reviewing an annual compensation-risk assessment report and considering whether the Company’s incentive compensation policies and practices contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company;

•      Reviewing and discussing with the Company’s management the compensation disclosures required to be included in the Company’s annual filings;

•      Overseeing the Company’s submissions to a stockholder vote on executive compensation matters;

•      Reviewing the results of stockholder votes on executive compensation matters and discussing with management the appropriate communications in response to the votes; and

•      Reviewing the Company’s programs and policies related to workforce diversity and administration of executive compensation programs in a non-discriminatory manner.

Independence:

•      The board of directors has determined that each member of our Compensation Committee is independent as defined by the NYSE’s listing standards, our Certificate of Incorporation, and our director independence guidelines. Each member of the Compensation Committee also is independent for purposes of Rule 10C-1 of the Exchange Act and the NYSE listing standards adopted pursuant to that rule, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, as amended.

Committee members:

William S. Shanahan (C)

Suzanne Nora Johnson

David J. Pang

John A. C. Swainson

Ex Officio committee meeting attendee:

Robert W. Matschullat

Number of meetings in fiscal year 2013: 11

C = Chair

30 - Visa Inc. 2014 Proxy Statement

Nominating and Corporate Governance Committee

Roles and Responsibilities include:

•      Identifying individuals qualified to become our directors and selecting, or recommending that our board of directors select, nominees for our board of directors;

•      Developing and recommending to the board of directors a set of Corporate Governance Guidelines;

•      Recommending to the board of directors categorical or other standards to use in determining director independence;

•      Reviewing the qualifications and independence of the members of the board of directors;

•      Recommending to the board of directors criteria to use in identifying individuals qualified to become our directors, including specific minimum qualifications, if any, necessary for our directors to possess;

•      Recommending changes to the board of directors as to the composition or size of the board and its committees, as well as to the board’s committee structure and committee functions;

•      Reviewing directors’ compliance with the Corporate Governance Guidelines and approving, or recommending to the board of directors for approval, exceptions or other actions;

•      Reviewing any director resignations made in accordance with the director resignation policy included in the Corporate Governance Guidelines, and determining or recommending to the board of directors whether such resignations should be accepted;

•      Establishing and monitoring a process that ensures a management continuity plan is in place and reviewed at least annually with the board of directors, including policies and principles for the selection of the Chief Executive Officer and development planning for executive officers;

•      Overseeing the board of director orientation and continuing education programs;

•      Overseeing the evaluation of the board of directors and its committees, and executive management; and

•      Adopting policies with respect to political contributions and lobbying as the Committee deems appropriate, and overseeing the Company’s political contributions and lobbying activities as contemplated by such policies.

Independence:

•      The board of directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined by the NYSE’s listing standards, our Certificate of Incorporation, and our director independence guidelines.

Committee members:

Suzanne Nora Johnson (C)

David J. Pang

William S. Shanahan

John A. C. Swainson

Ex Officio committee meeting attendee:

Robert W. Matschullat

Number of meetings in fiscal year 2013: 5

C = Chair

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COMPENSATION OF NON-EMPLOYEE DIRECTORS

We compensate non-employee directors for their service on the board in a combination of cash and equity that is commensurate with their role and involvement, and consistent with peer company practices. In setting director compensation, we consider the significant amount of time our directors will expend in fulfilling their duties as well as the skill level required of our board of directors. Neither Mr. Saunders, who was our Executive Chairman for a portion of the fiscal year, nor Mr. Scharf, who became our Chief Executive Officer and a director on November 1, 2012, received additional compensation for their service as directors.

The Compensation Committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and considering any revisions to our director compensation program. In fiscal year 2013, the Compensation Committee undertook its annual review of the type and form of compensation paid to our non-employee directors in connection with their service on the board of directors and its committees. The Compensation Committee considered the results of an independent review completed by Frederic W. Cook & Co., the Compensation Committee’s independent compensation consultant. As part of this review, Cook & Co. analyzed non-employee director compensation trends and reviewed data from companies comprising the same peer group adopted for review of our executive compensation program. No changes were made to the annual compensation of our non-employee directors for fiscal year 2013 other than establishing an additional annual retainer for the new role of independent Chair of the board.

Annual Retainers Paid in Cash

Each non-employee director receives an annual cash retainer for his or her service on the board of directors, as well as additional cash retainers if he or she serves as the independent Chair, the Lead Director, on a committee or as the chair of a committee. The following table lists the cash retainer amounts in effect during fiscal year 2013.

Type of Retainer	Amount of Retainer

Annual Board Membership	$100,000

Independent Chair (Effective beginning 4/1/2013)	$150,000

Lead Director (Effective until 3/31/2013)	$30,000

Audit and Risk Committee Membership	$10,000

Compensation Committee Membership	$10,000

Nominating and Corporate Governance Committee Membership	$5,000

Audit and Risk Committee Chair	$25,000 (in addition to member retainer)

Compensation Committee Chair	$20,000 (in addition to member retainer)

Nominating and Corporate Governance Committee Chair	$15,000 (in addition to member retainer)

All cash retainers are paid in quarterly installments throughout the year. For portions of fiscal year 2012 and 2013, several members of the board spent additional time in connection with succession planning for the position of our Chief Executive Officer. At the completion of this succession planning process, the board of directors approved a special bonus of $20,000 to each of these board members. In addition, directors are reimbursed for customary expenses incurred while attending meetings of the board of directors and its committees.

32 - Visa Inc. 2014 Proxy Statement

Equity Compensation

Each non-employee director also receives an annual stock grant. For fiscal year 2013, a grant with a value of $175,000 was awarded on November 19, 2012. Grants to U.S.-based directors were made in the form of restricted stock and grants to non-U.S.-based directors were made in the form of restricted stock units. In each case, the shares and units vest on the first anniversary of the grant dates, but may be accelerated upon completion of service on the board of directors or in other limited circumstances.

Stock Ownership Guidelines

The stock ownership guidelines for our non-employee directors specify that each director should own shares of our common stock equal to five times the annual board membership retainer. Equity interests that count toward the satisfaction of the ownership guidelines include shares owned outright by the director, shares jointly owned, and restricted shares and restricted stock units payable in shares. Directors have five years from the date they become a member of the board to attain these ownership levels. Each non-employee director currently meets or exceeds the ownership guidelines. We also have an insider trading policy which, among other things, prohibits directors from hedging the economic risk of their stock ownership or pledging their shares.

Charitable Matching Gift Program

Our non-employee directors may participate in our Board Charitable Matching Gift Program. Under this program, Visa will match contributions to eligible non-profit organizations, up to a maximum of $15,000 per director per calendar year.

Director Compensation Table

The following tables provide information on the total compensation earned by each of our non-employee directors during fiscal year 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Gary P. Coughlan	110,000	175,017	17,500	302,517
Mary B. Cranston	110,000	175,017	15,000	300,017
Francisco Javier Fernández-Carbajal	110,000	175,017	—	285,017
Robert W. Matschullat	230,000	175,017	10,000	415,017
Cathy E. Minehan	110,000	175,017	—	285,017
Suzanne Nora Johnson	150,000	175,017	15,000	340,017
David J. Pang	135,000	175,017	15,501	325,518
William S. Shanahan	155,000	175,017	17,500	347,517
John A. C. Swainson	150,000	175,017	12,803	337,820

(1)	Additional information describing these fees is included under the heading Fees Earned or Paid in Cash on page 34.

(2)

Represents the aggregate grant date fair value of the awards granted to each director computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 16 – Share-based Compensation to our fiscal year 2013 consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC on November 22, 2013. As of September 30, 2013, each non-employee director had 1,202 unvested shares of restricted stock or restricted stock units outstanding.

(3)

Includes the matching contributions we made on behalf of our directors for fiscal year 2013 pursuant to our Board Charitable Matching Gift Program in the amount of: $17,500 for Mr. Coughlan; $15,000 for Ms. Cranston; $10,000 for Mr. Matschullat; $15,000 for Ms. Nora Johnson; $15,501 for Mr. Pang; $17,500 for Mr. Shanahan; and $10,000 for Mr. Swainson. Because the fiscal year overlaps two calendar years, amounts matched on behalf of Mr. Coughlan and Mr. Shanahan during the fiscal year are greater than $15,000 even though, for each, both donations were within the $15,000 per calendar year limit. The amount for Mr. Pang exceeded $15,000 due to foreign currency exchange rate fluctuations. For Mr. Swainson, the amounts also include travel expenses for his spouse related to attendance at a board of directors’ meeting.

Visa Inc. 2014 Proxy Statement - 33

Fees Earned or Paid in Cash

The following table sets forth additional information with respect to the amounts reported in the “Fees Earned or Paid in Cash” column in the Director Compensation Table above for fiscal year 2013.

Name	Board Retainer ($)	Independent Chair Retainer ($)		Lead Director Retainer ($)		Audit and Risk Committee Chair/ Member Retainer ($)	Compensation Committee Chair/ Member Retainer ($)	Nominating and Corporate Governance Committee Chair/Member Retainer ($)	Other ($)(1)
Gary P. Coughlan	100,000	—		—		10,000	—	—	—
Mary B. Cranston	100,000	—		—		10,000	—	—	—
Francisco Javier Fernández-Carbajal	100,000	—		—		10,000	—	—	—
Robert W. Matschullat	100,000	75,000	(2)	—		35,000	—	—	20,000
Cathy E. Minehan	100,000	—		—		10,000	—	—	—
Suzanne Nora Johnson	100,000	—		—		—	10,000	20,000	20,000
David J. Pang	100,000	—		—		—	10,000	5,000	20,000
William S. Shanahan	100,000	—		—		—	30,000	5,000	20,000
John A. C. Swainson	100,000	—		15,000	(2)	—	10,000	5,000	20,000

(1)	Represents a bonus paid in connection with succession planning for the position of our Chief Executive Officer.

(2)	The retainers paid to Mr. Matschullat and Mr. Swainson for their service as independent Chair and Lead Director, respectively, were pro-rated for their partial year of service in such roles.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will be asked to consider eleven nominees for election to our board of directors. If elected, all of the nominees will serve for a one-year term until the 2015 annual meeting of stockholders, and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal.

The names of the eleven nominees for director, their current positions and offices, ages, and board committee memberships are set forth under the heading Director Nominee Biographies. All of the nominees, other than Alfred F. Kelly, Jr. and Maynard G. Webb, Jr., are current Visa directors who were elected by our stockholders at the 2013 annual meeting of stockholders. Gary P. Coughlan is not standing for re-election at the Annual Meeting. Alfred F. Kelly, Jr. and Maynard G. Webb, Jr. were brought to the Nominating and Corporate Governance Committee’s attention by a search firm the Committee engaged to assist it in identifying potential director nominees. With the exception of Mr. Scharf, all of the nominees have been determined by our board to be independent.

Our Nominating and Corporate Governance Committee reviewed the qualifications of each of the nominees, including Mr. Kelly and Mr. Webb, and recommended to our board of directors that each nominee be submitted to a vote of our stockholders at the Annual Meeting. The board unanimously approved the Committee’s recommendation. If Mr. Kelly and/or Mr. Webb are elected to the board by our stockholders, the size of the board will increase accordingly.

The board of directors expects each nominee to be able to serve if elected. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present board of directors to fill the vacancy. In the alternative, the proxies may vote just for the remaining nominees, leaving a vacancy that may be filled at a later date by the board of directors, or the board of directors may reduce the size of the board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL

NOMINEES TO SERVE AS DIRECTORS.

34 - Visa Inc. 2014 Proxy Statement

DIRECTOR NOMINEE BIOGRAPHIES

The following is additional information about each of the director nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and our board of directors to determine that the nominee should serve as one of our directors.

Mary B. Cranston

Age: 65

Director Since: October 2007

Independent

Board Committees:

Audit and Risk Committee

Current Public Company Directorships*:

•      Exponent, Inc.

•      GrafTech International, Ltd.

•      International Rectifier
Corporation

•      Juniper Networks, Inc.

•      Visa Inc.

Prior Public Company Directorships:

•      None

* Ms. Cranston’s total public company
directorships will be reduced to four,
including Visa Inc., in 2014.

Mary B. Cranston is a Retired Senior Partner of Pillsbury Winthrop Shaw Pittman LLP, an international law firm. She was the Chair and Chief Executive Officer of Pillsbury from January 1999 until April 2006, and continued to serve as Chair of the firm until December 2006. She was Firm Senior Partner until January 2012. Ms. Cranston also serves as a director of GrafTech International, Ltd., Juniper Networks, Inc., Exponent, Inc. and International Rectifier Corporation. Ms. Cranston holds an A.B. degree in Political Science from Stanford University, a Juris Doctor degree from Stanford Law School, and a Master of Arts degree in Educational Psychology from the University of California, Los Angeles.

Specific Qualifications, Attributes, Skills or Experience: Through her tenure at the Pillsbury law firm, Ms. Cranston has gained a broad understanding of the business and regulation of the financial services industry as well as of the management of a global enterprise. Ms. Cranston has represented banks and financial institutions for over 30 years, and as Chief Executive Officer of the firm, she regularly met with senior executives from its banking clients, covering their concerns and issues relevant to the financial services industry. She also oversaw the opening of the firm’s offices in London, Singapore, Sydney and Hong Kong, and expanded the Tokyo office. In addition to her financial services background, Ms. Cranston has substantial expertise in complex antitrust, class action and securities law and was recognized by the National Law Journal in 2002 as one of the “100 Most Influential Lawyers in America.” As a director of four other U.S. publicly-traded companies she has regularly reviewed corporate strategies and financial and operational risks, and throughout her legal career has identified and managed legal risks for many Fortune 500 companies, which has helped inform her service as a member and now Chair of the Audit and Risk Committee. Ms. Cranston’s experience and background also provide her with significant insight into the legal and regulatory issues facing Visa and its clients, as well as into the challenges of operating a diverse multinational enterprise.

Visa Inc. 2014 Proxy Statement - 35

Francisco Javier Fernández-Carbajal

Age: 58

Director Since: October 2007

Independent

Board Committees:

Audit and Risk Committee

Current Public Company Directorships:

•      ALFA S.A.B. de C.V.

•      CEMEX S.A.B. de C.V.

•      Fomento Economico Mexicano,
S.A.B. de C.V.

•      Fresnillo, PLC

•      Visa Inc.

Prior Public Company Directorships:

•      El Puerto de Liverpool, S.A.B. de
C.V.

•      Grupo Bimbo, S.A.B. de C.V.

•      Grupo Gigante, S.A.B. de C.V.

•      Grupo Lamosa, S.A.B. de C.V.

•      Grupo Aeroportuario del
Pacifico, S.A.B. de C.V.

•      IXE Grupo Financiero, S.A.B. de
C.V.

Francisco Javier Fernández-Carbajal has been a consultant for public and private investment transactions and a wealth management advisor since January 2002. From July 2000 to January 2002, Mr. Fernández-Carbajal served as Chief Executive Officer of the Corporate Development Division of Grupo Financiero BBVA Bancomer, S.A., a Mexico-based banking and financial services company that owns BBVA Bancomer, one of Mexico’s largest banks. Prior to this role, he held other senior executive positions at Grupo Financiero BBVA Bancomer since joining in September 1991, serving as President from October 1999 to July 2000, and as Chief Financial Officer from October 1995 to October 1999. Until August 2007, Mr. Fernández-Carbajal also served as a member of the boards of several publicly-traded companies in Mexico, including Grupo Bimbo, S.A.B. de C.V., Grupo Gigante, S.A.B. de C.V., IXE Grupo Financiero, S.A.B. de C.V., and Grupo Lamosa, S.A.B. de C.V.; until March 2008, as a member of the board of El Puerto de Liverpool, S.A.B. de C.V.; and until August 2011, as a member of the board of Grupo Aeroportuario del Pacifico, S.A.B. de C.V. He currently serves on the boards of directors of CEMEX S.A.B. de C.V.; Fomento Economico Mexicano, S.A.B. de C.V.; Fresnillo, PLC; and ALFA S.A.B. de C.V. Mr. Fernández-Carbajal holds a degree in Mechanical and Electrical Engineering from the Instituto Tecnológico y de Estudios Superiores de Monterrey and a Master of Business Administration degree from Harvard Business School.

Specific Qualifications, Attributes, Skills or Experience: Mr. Fernández-Carbajal has substantial payment systems, financial services, and leadership experience from his tenure with Grupo Financiero BBVA Bancomer, for which he served in a variety of senior executive roles, including Chief Executive Officer of the Corporate Development Division, Executive Vice President of Strategic Planning, Deputy President of Systems and Operations, Chief Information Officer, Deputy President, President and Chief Financial Officer. Mr. Fernández-Carbajal’s background and career in the payments and financial services industry in Mexico enables him to bring global perspectives to the board and to provide relevant insights regarding Visa’s strategies, operations and management. In addition, while at BBVA Bancomer, Mr. Fernández-Carbajal chaired the bank’s Assets and Liabilities Committee, Credit Committee, and Operational Risk Committee, which enhanced his understanding of risk management of large, complex organizations. As the Chief Financial Officer of a large publicly traded company, and through his board and committee membership with several large companies in Mexico, Mr. Fernández-Carbajal has accumulated extensive experience in corporate finance and accounting, financial reporting, and internal controls, which contributes to his service on our Audit and Risk Committee.

36 - Visa Inc. 2014 Proxy Statement

Alfred F. Kelly, Jr.

Age: 55

New Director Nominee

Independent

Board Committees:

To Be Determined

Current Public Company Directorships:

•      MetLife, Inc.

Prior Public Company Directorships:

•      Affinion Group Holdings, Inc.

•      The Hershey Company

Alfred F. Kelly, Jr. was appointed as the President and Chief Executive Officer of the 2014 NY/NJ Super Bowl Host Company, the entity created to raise funds for and host Super Bowl XLVIII, in April 2011. Previously, Mr. Kelly held senior positions at the American Express Company, a global financial services company, for 23 years, including President of the company from July 2007 to April 2010, Group President, Consumer, Small Business and Merchant Services from June 2005 to July 2007, and Group President, U.S. Consumer and Small Business Services from June 2000 to June 2005. Prior to joining American Express, Mr. Kelly was head of information systems at the White House from 1985 to 1987. Mr. Kelly also held various positions in information systems and financial planning at PepsiCo Inc. from 1981 to 1985. Mr. Kelly currently serves on the board of directors of MetLife Inc, and previously was a director of Affinion Group Holdings, Inc. from 2011 to 2013 and The Hershey Company from 2005 to 2007. Mr. Kelly holds a Bachelor of Arts degree in Computer and Information Science and a Master of Business Administration degree from Iona College.

Specific Qualifications, Attributes, Skills or Experience: As President of the American Express Company, Mr. Kelly was responsible for the company’s global consumer businesses, including consumer and small business cards, customer service, global banking, prepaid products, consumer travel, and risk and information management. Mr. Kelly’s significant tenure and experience as a senior executive of a global financial services and payment card company provide him with a thorough understanding of our business and industry, expertise which led the Nominating and Corporate Governance Committee and our board to select him as a director nominee. Mr. Kelly also has experience in information technology and data management, both areas relevant to our business, from his service as the head of information systems of the White House and his roles at PepsiCo. Mr. Kelly currently serves as Chairman of the Finance and Risk Committee and as a member of the Audit Committee of MetLife, and previously served as Chair of the Audit Committee of Affinion Group Holdings, positions which will contribute to his understanding of the board’s role in risk oversight and internal controls and procedures for financial reporting.

Visa Inc. 2014 Proxy Statement - 37

Robert W. Matschullat

Age: 66

Director Since: October 2007

Independent

Board Committees: None*

Current Public Company Directorships:

•      The Clorox Company

•      The Walt Disney Company

•      Visa Inc.

Prior Public Company Directorships:

•      McKesson Corporation

•      Morgan Stanley & Co.
Incorporated

•      The Seagram Company Limited

* Attends committee meetings in his
capacity as independent Chair of the
board, but is not a committee member, is
not counted for purposes of determining
a quorum, and does not vote on
committee matters.

Robert W. Matschullat is a private equity investor and the independent Chair of our board of directors. From March 2006 to October 2006, Mr. Matschullat served as the interim Chairman and interim Chief Executive Officer of The Clorox Company, a global consumer products company. From January 2004 through January 2005, and from January 2005 through March 2006, he served as both Chairman and Presiding Director of the Clorox board, respectively. He also served as the Vice Chairman of the board of directors and as Chief Financial Officer of The Seagram Company Limited, a global company with entertainment and beverage operations, from 1995 until 2000. Previously, he was head of worldwide investment banking at Morgan Stanley & Co. Incorporated, a securities and investment firm, from 1991 to 1995 and served on the board of directors of Morgan Stanley from 1992 to 1995 and McKesson Corporation from 2002 to 2007. Mr. Matschullat currently serves as the Lead Director of the board of directors of The Clorox Company and also serves on the board of directors of The Walt Disney Company. Mr. Matschullat holds a Bachelor of Arts degree in Sociology from Stanford University and a Master of Business Administration degree from the Stanford Graduate School of Business.

Specific Qualifications, Attributes, Skills or Experience: Mr. Matschullat has substantial executive leadership, financial services, and risk management experience, having served as the head of worldwide investment banking and a director of Morgan Stanley, the Vice Chairman and Chief Financial Officer of Seagram, and the Chairman and interim Chief Executive Officer of Clorox. While at Seagram, Mr. Matschullat was responsible for all finance, strategic planning, corporate communications, government, tax, accounting and internal auditing, mergers and acquisitions, and risk management functions. Mr. Matschullat is the chair of the Audit Committee of Disney, and also has served as the chair of the Audit Committee of Clorox and as chair of the Finance Committee and a member of the Audit Committee of McKesson. These roles enhanced his expertise in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight, and other audit committee functions. Mr. Matschullat’s background and experience are directly relevant to his service on our board of directors, for which he is both the independent Chair and an Ex Officio meeting attendee of the Audit and Risk, Nominating and Corporate Governance, and Compensation Committees. Mr. Matschullat also has experience managing complex, multinational operations from his tenure at Morgan Stanley, which operates in over 35 countries around the world, as well as Seagram and Clorox, which operates in over 23 countries.

38 - Visa Inc. 2014 Proxy Statement

Cathy E. Minehan

Age: 66

Director Since: October 2007

Independent

Board Committees:

Audit and Risk Committee

Current Public Company Directorships:

•      Visa Inc.

Prior Public Company Directorships:

•      Becton, Dickinson and Company

Cathy E. Minehan was appointed Dean of the School of Management of Simmons College, a private university, in August 2011 and is Managing Director of Arlington Advisory Partners, a private advisory services firm. Ms. Minehan retired from the Federal Reserve Bank of Boston in July 2007, after serving 39 years with the Federal Reserve System. From July 1994 until her retirement, she was the President and Chief Executive Officer of the Federal Reserve Bank of Boston and served on the Federal Open Market Committee, the body responsible for U.S. monetary policy. She also was the First Vice President and Chief Operating Officer of the Bank from July 1991 to July 1994. Ms. Minehan served as a director of Becton, Dickinson and Company from November 2007 to January 2012 and currently is a director of Massachusetts Mutual Life Insurance Company (MassMutual), a private company. She also served as a director of the MITRE Corporation, a private not-for-profit organization, from July 2009 to November 2012. Ms. Minehan holds a Bachelor of Arts degree in Political Science from the University of Rochester and a Master of Business Administration degree from New York University.

Specific Qualifications, Attributes, Skills or Experience: Ms. Minehan has extensive payment systems, financial services, risk management, leadership, and financial and economic policy-making experience from her long tenure with the Federal Reserve System. She has served as the President and Chief Executive Officer, as well as the First Vice President and Chief Operating Officer, of the Federal Reserve Bank of Boston, and as Senior Vice President of the Funds, Securities and Accounts Group of the Federal Reserve Bank of New York. While at the Federal Reserve Bank of Boston, she chaired the Financial Services Policy Committee, which oversees the activities of the Federal Reserve Banks’ product and function offices in providing $1 billion in financial services to U.S. financial organizations. She also was a member of the Payment System Policy Advisory Committee, a committee of Governors and Reserve Bank Presidents that considers issues related to systemic risk in national and international payment systems and advises Reserve Bank officials on public policy issues in the nation’s retail payment system. As President and Chief Executive Officer of the Federal Reserve Bank of Boston, she oversaw the Bank’s Enterprise Risk Management (ERM) process and, as Chair of the Conference of Reserve Bank Presidents, oversaw ERM discussions among all of the Reserve Banks. She also was a participant in regulatory oversight of risk management systems at large financial institutions in New England. Ms. Minehan has remained current on risk management issues and best practices for audit committees and boards through her service on the audit committee of MassMutual and previous service on the boards of MITRE Corporation and Becton, Dickinson and Company, experience which is relevant to her board and Audit and Risk Committee service at Visa.

Visa Inc. 2014 Proxy Statement - 39

Suzanne Nora Johnson

Age: 56

Director Since: October 2007

Independent

Board Committees:

Compensation Committee

Nominating and Corporate Governance Committee

Current Public Company Directorships:

•      American International Group, Inc.

•      Intuit Inc.

•      Pfizer Inc.

•      Visa Inc.

Prior Public Company Directorships:

•      None

Suzanne Nora Johnson was the Vice Chairman of The Goldman Sachs Group, Inc., a bank holding company and a global investment banking, securities and investment management firm, from November 2004 until her retirement in January 2007. Prior to this position, she served in various leadership roles since joining Goldman Sachs, including Chair of the Global Markets Institute, head of the Global Investment Research Division, and head of the Global Healthcare Business. She also founded the firm’s Latin American business. Ms. Nora Johnson currently serves as a director of the American International Group, Inc., Intuit Inc., Pfizer Inc., and as a member of the board of several not-for-profit organizations. Ms. Nora Johnson holds a Bachelor of Arts degree in Economics, Philosophy/Religion and Political Science from the University of Southern California and a Juris Doctor degree from Harvard Law School.

Specific Qualifications, Attributes, Skills or Experience: Ms. Nora Johnson has extensive financial services, international and executive leadership experience from her 21 year tenure at Goldman Sachs. As Vice Chairman of the firm, as well as in her prior roles as Chair of the Global Markets Institute, head of the Global Investment Research Division, and head of the firm’s Global Healthcare Business, Ms. Nora Johnson gained expertise in strategic and financial planning, risk oversight, and multinational operations, which enables her to provide sound guidance and insight regarding Visa’s strategies and management. Ms. Nora Johnson also has significant financial experience from her work in investment banking and investment research, including a thorough understanding of financial statements, corporate finance, accounting and capital markets. Prior to joining Goldman Sachs, Ms. Nora Johnson clerked for the United States Court of Appeals for the Fourth Circuit and practiced transactional and banking law at a pre-eminent national law firm, a background that provides her with insight into the laws and regulations that impact Visa. Ms. Nora Johnson’s board and committee service for Pfizer, American International Group, and Intuit similarly contribute to her strong understanding of corporate governance and the best practices of effective publicly-traded company boards, which facilitate her role as Chair of our Nominating and Corporate Governance Committee.

40 - Visa Inc. 2014 Proxy Statement

David J. Pang

Age: 70

Director Since: October 2007

Independent

Board Committees:

Compensation Committee

Nominating and Corporate Governance
Committee

Current Public Company Directorships:

•      SCMP Group Limited

•      Visa Inc.

Prior Public Company Directorships:

•      None

David J. Pang is the Chief Executive Officer of Kerry Group Kuok Foundation Limited, a charitable organization, and Chairman of the board of directors of SCMP Group Limited, a diversified media company whose publications include the South China Morning Post. Dr. Pang has been an adjunct Professor in the Faculty of Business Administration of The Chinese University of Hong Kong since 2002 and the Faculty of Business of City University of Hong Kong since 2004. He served as Chief Executive Officer of the Airport Authority of Hong Kong, a statutory body in Hong Kong, from January 2001 to February 2007, and as the Corporate Vice President of E.I. DuPont de Nemours and Company, a global science and technology company, and the Chairman of DuPont Greater China from 1995 to 2000. He holds a Masters degree in Engineering from the University of Rhode Island and a Ph.D. in Engineering from the University of Kentucky.

Specific Qualifications, Attributes, Skills or Experience: Dr. Pang has significant leadership, strategic planning and operational experience in a diverse range of disciplines and businesses, and a long record of achievement as a senior executive for multinational corporations and organizations operating in the United States, Asia and elsewhere. As the Chief Executive Officer of the Airport Authority of Hong Kong, he substantially improved the financial and operational performance of the Hong Kong Airport, and played a leading role in its long-term commercial growth and development. The Airport was named the world’s best airport for five consecutive years during his tenure. Dr. Pang also enjoyed a successful career with E.I. DuPont, where he was Corporate Vice President in charge of DuPont’s worldwide nonwovens business and Chairman of DuPont Greater China. While at DuPont, Dr. Pang held a number of progressively senior positions across various DuPont businesses, with management responsibilities spanning Asia Pacific, North America, Europe, the Middle East, and South America. Dr. Pang also has taught and lectured on business and engineering at universities in North America and Asia. Dr. Pang’s demonstrated leadership ability and broad international business and academic experience enhance the board’s diversity of knowledge and perspectives, and contribute to the board’s understanding of the global markets in which Visa operates.

Visa Inc. 2014 Proxy Statement - 41

Charles W. Scharf

Age: 48

Director Since: November 2012

Chief Executive Officer

Board Committees:

None

Current Public Company Directorships:

•      Visa Inc.

Prior Public Company Directorships:

•      SMARTRAC N.V.

•      Travelers Property Casualty
Corporation

•      Visa Inc.

Charles W. Scharf has served as Chief Executive Officer and a director of Visa Inc. since November 1, 2012. Previously, Mr. Scharf was a Managing Director of One Equity Partners, the private investment arm of JPMorgan Chase & Co., a global financial services firm. From July 2004 to June 2011, Mr. Scharf served as Chief Executive Officer of Retail Financial Services at JPMorgan Chase & Co. and from May 2002 to July 2004 he served as Chief Executive Officer of the retail division of Bank One Corporation, a financial institution. Mr. Scharf also served as Chief Financial Officer of Bank One Corporation from 2000 to 2002, Chief Financial Officer of the Global Corporate and Investment Bank division at Citigroup, Inc., an international financial conglomerate, from 1999 to 2000, and Chief Financial Officer of Salomon Smith Barney, an investment bank, and its predecessor company from 1995 to 1999. He was a member of the Supervisory Board of SMARTRAC N.V., a Dutch public company, from June 2012 to October 2012 and a director of Travelers Property Casualty Corporation from September 2002 to September 2005. Mr. Scharf also was a director of Visa Inc. from October 2007 to January 2011 and a director of Visa U.S.A. from February 2003 to October 2007. He currently is a member of the Board of Trustees of Johns Hopkins University. Mr. Scharf holds a Bachelor of Arts degree from Johns Hopkins University and a Master of Business Administration degree from New York University.

Specific Qualifications, Attributes, Skills or Experience: Mr. Scharf has more than 25 years of payment systems, financial services and leadership experience from his senior executive roles with JPMorgan Chase, Bank One, Citigroup, Salomon Smith Barney and its predecessor company. In his role as Chief Executive Officer of Retail Financial Services at JPMorgan Chase, a major issuer of Visa-branded cards, Mr. Scharf was responsible for building one of the premier retail banking operations in the United States and served as a member of the firm’s Operating Committee and Executive Committee. He also led Bank One’s consumer banking business, helping to rebuild the brand, expand the bank’s branch and ATM network, and develop senior talent. Following his appointment as Bank One’s Chief Financial Officer in 2000, he fortified the bank’s balance sheet, improved financial discipline and strengthened management reporting. Prior to joining Bank One, Mr. Scharf spent 13 years at Citigroup and its predecessor companies, serving as Chief Financial Officer for Citigroup’s Global Corporate and Investment Bank, a complex global business that operated in more than 110 countries providing securities, transaction processing and banking services to institutional clients. In addition to his extensive experience in the financial services industry, as a former director of Visa Inc. and Visa U.S.A., Mr. Scharf oversaw the transition of Visa from a group of regional operating companies into a global, integrated public enterprise. As a former client, former board member and the current Chief Executive Officer of the Company, Mr. Scharf has a deep understanding of our industry and the challenges and opportunities we face, and is uniquely qualified to contribute to the board’s oversight of our business, operations, and strategies.

42 - Visa Inc. 2014 Proxy Statement

William S. Shanahan

Age: 73

Director Since: October 2007

Independent

Board Committees:

Compensation Committee

Nominating and Corporate Governance
Committee

Current Public Company Directorships:

•      Visa Inc.

Prior Public Company Directorships:

•      Central European Distribution
Corporation

•      Diageo plc.

•      Duracell International, Inc.

•      Life Technologies, Inc.

•      The Mead Corporation

•      The Molson Companies Limited

William S. Shanahan was the President of Colgate-Palmolive Company, a global consumer products company, from 1992 to September 2005. Previously, he served as Colgate-Palmolive’s Chief Operating Officer, a position he held from 1989 until his appointment as President in 1992. While at Colgate-Palmolive, Mr. Shanahan worked in senior management positions for a number of Colgate-Palmolive’s foreign subsidiaries, and from 1978 to 1980 was the Chief Executive Officer of Helena Rubinstein, Inc., a global cosmetics company (then a Colgate subsidiary). From 1980 to 1981 Mr. Shanahan ran Colgate-Palmolive’s Latin American division and from 1982 to 1984 he was the Group Vice President of Europe and Africa. Mr. Shanahan also has served on the board of directors of several publicly-traded companies, including Diageo plc. from 1999 to 2009, Life Technologies, Inc. from 2008 to 2010, and Central European Distribution Corporation from 2010 to 2012. Mr. Shanahan currently is a Management Advisor to Value Act Capital LLC, a privately owned hedge fund based in San Francisco. Mr. Shanahan holds a Bachelor of Arts degree from Dartmouth College and has done graduate studies in Japan and the Philippines.

Specific Qualifications, Attributes, Skills or Experience: Mr. Shanahan has significant leadership, operational and international experience from his long tenure as a senior executive and director of large, multinational corporations. For almost 40 years, Mr. Shanahan served in positions of increasing responsibility at Colgate-Palmolive, most recently as its President from 1992 until his retirement in September 2005, and as its Chief Operating Officer from 1989 to 1992. While serving as President, Mr. Shanahan was responsible for all of Colgate-Palmolive’s operating divisions worldwide, including its businesses in Latin America, Europe, Africa, Central Europe and Russia, the United States, Canada, the Caribbean, Asia Pacific, and the South Pacific. He also was responsible for global manufacturing, research and development, global marketing, global sales, information technology, and global diversity. Previously, Mr. Shanahan served in leadership positions with several foreign and domestic Colgate-Palmolive subsidiaries, including as the Chief Executive Officer of Helena Rubinstein, a subsidiary with global operations. In addition, Mr. Shanahan has been a director of several large, publicly-traded international companies, including Diageo plc, Life Technologies, Inc., Central European Distribution Corporation, and prior to 2005, The Mead Corporation, The Molson Companies Limited, and Duracell International, Inc. Mr. Shanahan’s many senior executive and global roles provide him with a unique perspective regarding Visa’s worldwide operations and strategies, as well as regarding corporate performance, leadership development, and best practices and processes for complex organizations.

Visa Inc. 2014 Proxy Statement - 43

John A. C. Swainson

Age: 59

Director Since: October 2007

Independent

Board Committees:

Compensation Committee

Nominating and Corporate Governance
Committee

Current Public Company Directorships:

•      Visa Inc.

Prior Public Company Directorships:

•      Assurant Inc.

•      Broadcom Corporation

•      CA, Inc.

•      Cadence Design Systems Inc.

John A. C. Swainson was appointed President of the Software Group of Dell Inc., a global computer manufacturer and information technology solutions provider, in February 2012. Prior to joining Dell, Mr. Swainson served as a Senior Advisor to Silver Lake Partners, a global private investment firm, from June 2010 to February 2012. Mr. Swainson was the Chief Executive Officer of CA, Inc. (now CA Technologies), an information technology management software company, from February 2005 to December 2009 and was President and a director of CA, Inc. from November 2004 to December 2009. Prior to his joining CA, Inc., from July 2004 to November 2004, Mr. Swainson was the Vice President of Worldwide Sales for the Software Group of International Business Machines Corporation (IBM), a globally integrated technology company. From 1997 to 2004, Mr. Swainson was General Manager of the Application Integration Middleware division of IBM. He also served as a director of Visa U.S.A. from April 2006 to October 2007, Cadence Design Systems Inc. from February 2006 to May 2012, Assurant Inc. from May 2010 to May 2012 and Broadcom Corporation from August 2010 to May 2012. Mr. Swainson holds a Bachelor of Applied Science degree in Engineering from the University of British Columbia.

Specific Qualifications, Attributes, Skills or Experience: Mr. Swainson has significant experience in the information technology industry, as well as in executive management, international operations, strategy, sales and marketing, from his tenure at Dell, CA and IBM. As the President of the Software Group of Dell, Mr. Swainson is responsible for leading Dell’s worldwide software businesses, including software delivered as part of Dell’s hardware and services operations. This is a key element of Dell’s transformation from a hardware provider to a leading solutions provider. Similarly, as the Chief Executive Officer of CA, Mr. Swainson oversaw the strategic direction and day-to-day operations of the company, which is a multinational enterprise serving clients around the globe. He also spent 26 years as a senior executive at IBM, including as Vice President of Worldwide Software Sales, where he oversaw sales for all IBM software products globally. Prior to that he served as the General Manager of the Application Integration and Middleware Division, IBM’s largest software division, where he and his team developed, marketed and launched highly successful middleware products. Mr. Swainson also was a member of IBM’s Worldwide Management Council, strategy team and senior leadership team. Mr. Swainson’s extensive executive experience from his roles at Dell, CA and IBM enables him to provide valuable insight into Visa’s product and growth strategies and other key aspects of the Company’s day-to-day business and management. In addition, Mr. Swainson’s prior board and committee service for Cadence Design Systems Inc., Assurant Inc. and Broadcom Corporation broadened his exposure to new technologies, and provided him with expertise in the corporate governance of U.S. publicly-traded companies, which is relevant to his service on our Nominating and Corporate Governance and Compensation Committees.

44 - Visa Inc. 2014 Proxy Statement

Maynard G. Webb, Jr.

Age: 58

New Director Nominee

Independent

Board Committees:

To Be Determined

Current Public Company Directorships:

•      Yahoo! Inc.

•      salesforce.com, inc.

Prior Public Company Directorships:

•      Extensity, Inc.

•      Gartner, Inc.

•      Hyperion Solutions Corporation

•      Niku Corporation

Maynard G. Webb, Jr. is the founder of Webb Investment Network, an early stage investment firm, and a co-founder of Everwise Corporation, a provider of workplace mentoring solutions. Mr. Webb also has served as the Chairman of the board of LiveOps Inc., a cloud-based call center, since 2011 and was its Chief Executive Officer from December 2006 to July 2011. Previously, Mr. Webb was the Chief Operating Officer of eBay, Inc., a global commerce and payments provider, from June 2002 to August 2006, and President of eBay Technologies from August 1999 to June 2002. Prior to joining eBay, Mr. Webb was Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, from July 1998 to August 1999, and Vice President and Chief Information Officer at Bay Networks, Inc., a computer networking products manufacturer, from February 1995 to July 1998. Mr. Webb currently serves as the Chairman of the board of Yahoo! Inc. and as a director of salesforce.com, inc. He previously was a director of Extensity, Inc., an Internet-based employee relationship management solutions company; Gartner, Inc., an information technology research and advisory firm; Hyperion Solutions Corporation, a business performance management software company; and Niku Corporation, an information technology management and governance software company. Mr. Webb holds a Bachelor of Applied Arts degree from Florida Atlantic University.

Specific Qualifications, Attributes, Skills or Experience: Mr. Webb has significant experience in developing, managing, and leading high-growth technology companies, both from his roles as an investor and as a senior executive of LiveOps and eBay. Mr. Webb also has substantial leadership and operational experience, having served as the Chief Executive Officer of LiveOps, Chief Operating Officer of eBay, Inc., President of eBay Technologies, and as Chief Information Officer of Gateway and Bay Networks. Both this experience and Mr. Webb’s expertise in engineering and information technology, as well as his prior and current service on the boards of several large, publicly traded technology companies, will contribute to the board’s understanding and oversight of Visa’s management, operations, and strategies, and resulted in his selection as a director nominee.

Visa Inc. 2014 Proxy Statement - 45

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

Except where otherwise indicated, we believe that the stockholders named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The tables assume that the total number of shares of our Class A common stock outstanding as of December 3, 2013 was 505,850,306.

Directors, Director Nominees and Executive Officers

The following table sets forth information known to the Company as of December 3, 2013 with respect to beneficial ownership of our Class A common stock by:

•	our named executive officers for fiscal year 2013;

•	our directors and director nominees; and

•	all directors, director nominees and executive officers as a group.

None of the named executive officers, directors and director nominees, individually, or the directors, director nominees and executive officers as a group, beneficially owned 1% or more of the total number of shares of our Class A common stock outstanding as of December 3, 2013.

Name of Beneficial Owner	Shares Owned (#)		Shares Issuable Pursuant to Options Exercisable Within 60 days of December 3, 2013 (#)	Total Shares Beneficially Owned (#)
Named Executive Officers:
Charles W. Scharf	73,534		86,882	160,416
Ryan McInerney	25,679		—	25,679
Byron H. Pollitt	103,252	(1)	101,794	205,046
Elizabeth Buse	26,909	(2)	65,788	92,697
William M. Sheedy	97,310		81,702	179,012
Joseph W. Saunders	66,028	(3)	90,179	156,207
Directors and Director Nominees:
Gary P. Coughlan	17,796	(4)	—	17,796
Mary B. Cranston	6,696	(5)	—	6,696
Francisco Javier Fernández-Carbajal	43,656		—	43,656
Alfred F. Kelly, Jr.	—		—	—
Robert W. Matschullat	13,455		—	13,455
Cathy E. Minehan	29,296	(6)	—	29,296
Suzanne Nora Johnson	23,796	(7)	—	23,796
David J. Pang	13,796		—	13,796
William S. Shanahan	41,508	(8)	—	41,508
John A. C. Swainson	14,011		—	14,011
Maynard G. Webb, Jr.	246	(9)	—	246
All Directors, Director Nominees and Executive Officers as a Group (21 persons)	705,604	(10)	608,813	1,314,417

The address of each director, director nominee, and executive officer is c/o Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999.

(1)

Includes 68,610 shares of Class A common stock held by the Pollitt Family Trust of which Mr. Pollitt and his wife are the sole trustees and of which Mr. Pollitt exercises shared voting and investment power.

(2)

Includes 4,500 shares of Class A common stock held by The Buse Family Trust of which Ms. Buse and her husband are the sole trustees and beneficiaries and of which Ms. Buse exercises shared voting and investment power.

46 - Visa Inc. 2014 Proxy Statement

(3)

Mr. Saunders is our former Chief Executive Officer and former Executive Chairman. Includes 185 shares of Class A common stock held by Mr. Saunders’ son and 2,200 shares of Class A common stock held by the Saunders Family Charitable Fund of which Mr. Saunders exercises dispositive power.

(4)	Includes 3,000 shares of Class A common stock held by the Gary P. Coughlan 1991 Trust of which Mr. Coughlan is the sole trustee and beneficiary.

(5)	Includes 5,494 shares of Class A common stock held by the Mary B. Cranston Trust of which Ms. Cranston is the sole trustee and beneficiary.

(6)

Includes 8,000 shares of Class A common stock held by Ms. Minehan’s husband and 4,000 shares of Class A common stock held in trusts for the benefit of Ms. Minehan’s children and step-children. Ms. Minehan disclaims beneficial ownership of the shares held by her husband, her children and her step-children.

(7)

Includes 23,796 shares of Class A common stock held by The Johnson Family Trust of which Ms. Nora Johnson and her husband are the sole trustees and beneficiaries and of which Ms. Nora Johnson exercises shared voting and investment power.

(8)	Includes 40,306 shares of Class A common stock held by the William Shanahan Revocable Trust of which Mr. Shanahan is the sole trustee and beneficiary.

(9)

Includes 246 shares of Class A common stock held by the Webb Family Trust of which Mr. Webb and his wife are the sole trustees and beneficiaries and of which Mr. Webb exercises shared investment power but does not have voting power.

(10)	Includes 108,636 shares of Class A common stock and 182,468 shares of Class A common stock subject to options exercisable within 60 days of December 3, 2013 held by 4 additional executive officers.

Principal Stockholders

The following table shows those persons known to the Company as of December 31, 2012 to be the beneficial owners of more than 5% of the Company’s Class A common stock. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)(1)
BlackRock Inc.(2)	32,152,079	6.4
FMR LLC(3)	32,709,932	6.5

(1)	Calculated based on the total number of shares of our Class A common stock outstanding as of December 3, 2013.

(2)

Based on a Schedule 13G filed on January 30, 2013, as of December 31, 2012, BlackRock Inc. and its subsidiaries reported beneficial ownership of 32,152,079 shares, and sole voting and dispositive power as to 32,152,079 shares. The address of BlackRock Inc. is 40 East 52nd Street, New York, NY 10022.

(3)

Based on a Schedule 13G filed on February 14, 2013, as of December 31, 2012: (i) Fidelity Management & Research Company, or Fidelity, reported beneficial ownership of 31,469,059 shares in its capacity as an investment adviser, (ii) Fidelity Management Trust Company, or FMTC, reported beneficially ownership of 162,857 shares in its capacity as an investment manager of institutional accounts, (iii) Strategic Advisers, Inc. reported beneficial ownership of 118,557 shares in its capacity as an investment adviser, (iv) Pyramis Global Advisors, LLC, or PGALLC, reported beneficial ownership of 130,404 shares in its capacity as an investment adviser, (v) Pyramis Global Advisors Trust Company, or PGATC, reported beneficial ownership of 423,102 shares in its capacity as an investment manager of institutional accounts, and (vi) FIL Limited, or FIL, reported beneficial ownership of 405,953 shares in its capacity as an investment adviser and manager of non-U.S. investment companies and certain institutional investors. Fidelity, FMTC and Strategic Adviser, Inc. are wholly owned subsidiaries of FMR LLC, a parent holding company. PGALLC and PGATC are indirect wholly owned subsidiaries of FMR LLC. FIL operates as a separate and independent corporate entity from FMR LLC. Edward C. Johnson 3d, Chairman of FMR LLC, and members of his family, directly or through trusts, own approximately 49% of the voting power of FMR LLC. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock outstanding from time to time, it normally represents more than 25% and less than 50% of the voting power of FIL. According to the Schedule 13G, FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation. However, FMR LLC reports that it filed the Schedule 13G on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis. The address of FMR LLC, Fidelity, FMTC and Strategic Advisers, Inc. is 82 Devonshire Street, Boston, MA 02109. The address of FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. The address of PGALLC and PGATC is 900 Salem Street, Smithfield, RI 02917.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than ten percent of our Class A common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC, and to furnish copies of such reports to the Company. Based solely on our review of the reports provided to us and on representations received from our directors and executive officers that no annual Form 5 reports were required to be filed by them, we believe that all of our executive officers, directors and persons who beneficially own more than ten percent of our Class A common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2013.

EXECUTIVE OFFICERS

Biographical data for each of our current executive officers is set forth below, excluding Mr. Scharf’s biography, which is included under the heading Director Nominee Biographies above.

Name	Age	Title
Charles W. Scharf	48	Chief Executive Officer
Ryan McInerney	38	President
Byron H. Pollitt	62	Executive Vice President and Chief Financial Officer
Joshua R. Floum	55	Executive Vice President and General Counsel
Ellen Richey	64	Executive Vice President and Chief Enterprise Risk Officer
Elizabeth Buse	52	Executive Vice President, Solutions
William M. Sheedy	46	Executive Vice President, Corporate Strategy, M&A and Government Relations
Antonio Lucio	54	Executive Vice President and Chief Brand Officer
Rajat Taneja	49	Executive Vice President, Technology

Ryan McInerney is the President of Visa Inc. Prior to joining Visa in June 2013, Mr. McInerney held several executive positions at JPMorgan Chase & Co., a global financial services firm, including Chief Executive Officer of Consumer Banking from 2010 to 2013, Chief Operating Officer for Chase’s Home Lending division from 2009 to 2010, Chief Risk Officer for Chase’s consumer businesses from 2008 to 2009, and Chief Marketing Officer for Consumer Banking from 2005 to 2008. Before joining JPMorgan Chase, he was a Principal at McKinsey & Company and worked in the firm’s payments and retail banking practices from 1997 until 2005. Mr. McInerney holds a Bachelor of Business Administration degree in Finance from the University of Notre Dame.

Byron H. Pollitt is the Executive Vice President and Chief Financial Officer of Visa Inc. Mr. Pollitt was appointed as Chief Financial Officer of the Company in October 2007, having previously served as the Executive Vice President and Chief Financial Officer at the Gap Inc., a global specialty retailer, from January 2003 until September 2007. From 1990 until January 2003, Mr. Pollitt worked at The Walt Disney Company, a diversified worldwide entertainment company, including most recently as the Executive Vice President and Chief Financial Officer of Walt Disney Parks and Resorts. Mr. Pollitt holds a Bachelor of Science degree in Business Economics from the University of California, Riverside and a Master of Business Administration degree from Harvard Business School.

Joshua R. Floum is the Executive Vice President and General Counsel of Visa Inc. Mr. Floum was appointed as General Counsel of the Company in October 2007, prior to which he served as Executive Vice President, General Counsel and Secretary of Visa U.S.A. from January 2004 until October 2007. He was the Corporate Secretary of Visa Inc. from October 2007 until July 2010. Prior to joining Visa U.S.A., Mr. Floum was a partner in the law firms of Holme, Roberts & Owen LLP from 2001 to 2004, Legal Strategies Group from 1996 to 2001, and Heller Ehrman White & McAuliffe LLP from 1985 to 1996. Mr. Floum holds a Bachelor of Arts degree in Economics and Political Science from the University of California, Berkeley and a Juris Doctor from Harvard Law School.

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Ellen Richey is the Executive Vice President and Chief Enterprise Risk Officer of Visa Inc. Ms. Richey was appointed as the Company’s Chief Enterprise Risk Officer in October 2007, after having served as the Senior Vice President of Enterprise Risk Management and Executive Vice President of Card Services at Washington Mutual Inc., a financial institution, from October 2005 until June 2006. From October 1999 until October 2005, she served as Vice Chairman of Providian Financial Corporation, until its acquisition by Washington Mutual. At Providian, Ms. Richey also served as the Vice Chairman, Enterprise Risk Management and Chief Legal Officer from 2003 to 2005, General Counsel from 1999 to 2003, Chief Enterprise Risk Officer from 2004 to 2005 and Corporate Secretary from 1999 to 2005. Ms. Richey was a member of the board of directors of Monitise plc from October 2012 until September 2013. She holds a Bachelor of Arts degree in Linguistics and Far Eastern Languages from Harvard University and a Juris Doctor from Stanford Law School.

Elizabeth Buse is the Executive Vice President, Solutions of Visa Inc. Ms. Buse was appointed as the Global Executive, Solutions of the Company in May 2013, prior to which she served as Group President – APCEMEA from March 2011 to May 2013, as Group Executive – International from March 2010 to March 2011, and as Global Head of Product from October 2007 to March 2010. Previously, Ms. Buse was the Executive Vice President of Product Development and Management for Visa U.S.A. Inc. from January 2002 until October 2007, where she was responsible for the product development cycle, including research, product innovation, new product development and product deployment, and for managing Visa U.S.A.’s consumer, small business and commercial products. Before joining Visa U.S.A. in 1998, she served as Vice President of strategic initiatives for the Electronic Funds Division of First Data Corporation, from 1996 to 1998. She was a member of the board of directors of Monitise plc from July 2010 to October 2012 and Artio Global Investors, Inc., where she served as Chair of the Compensation Committee, from September 2009 until January 2013. Ms. Buse holds a Bachelor of Arts degree in Spanish Linguistics from the University of California, Los Angeles and a Master of Business Administration degree from the Haas School of Business at the University of California, Berkeley.

William M. Sheedy is the Executive Vice President, Corporate Strategy, M&A and Government Relations of Visa Inc. He was appointed as the Global Executive, Corporate Strategy, M&A and Government Relations in May 2013, after having served in a variety of leadership roles with the Company, including Group President – Americas from March 2011 until May 2013, Group Executive – Americas from October 2009 to March 2011, Group President of the North America region from July 2009 to October 2009, President of the North America region from September 2008 to July 2009, and Global Head of Corporate Strategy and Business Development from October 2007 to September 2008. He also served as the Executive Vice President of Finance and Accounting of Visa Inc., acting in the capacity of principal financial officer, from June 2007 until the completion of Visa’s reorganization in October 2007. Previously, he was the Executive Vice President of Interchange Strategy and Corporate Restructuring Initiatives at Visa U.S.A., and in November 2006 assumed responsibility for all financial-related matters associated with the reorganization. From 1990 until joining Visa U.S.A. in 1993, he was employed as a Senior Financial Manager in Corporate Finance at Ford Motor Company’s First Nationwide Bank. Mr. Sheedy holds a Bachelor of Science degree in Finance from West Virginia University and a Master of Business Administration degree from the University of Notre Dame.

Antonio Lucio is the Executive Vice President and Chief Brand Officer of Visa Inc. He was appointed as the Company’s Chief Brand Officer in January 2013, and previously served as its Chief Marketing Officer from February 2008 and Global Head of Human Resources from September 2012 to January 2013. Prior to joining Visa Inc. in December 2007, Mr. Lucio was the Chief Innovation and Health and Wellness Officer for PepsiCo Inc. from 2005 until December 2007, the Senior Vice President and Chief Marketing Officer of PepsiCo Beverages International from 2000 to 2004, and the Vice President of Marketing Operations of PepsiCo International from 1999 to 2000. He was also the Vice President of Marketing for South America and the Caribbean for PepsiCo from 1996 to 1999 and the General Manager Designate of Pepsi-Cola North America from 1995 to 1996. Before joining PepsiCo, Mr. Lucio was the Director of Marketing at Kraft General Foods from 1985 to 1995. Mr. Lucio holds a Bachelor of Arts degree in History from Louisiana State University.

Rajat Taneja is the Executive Vice President, Technology of Visa Inc. Prior to joining Visa in November 2013, Mr. Taneja was Executive Vice President and Chief Technology Officer of Electronic Arts Inc., from October 2011 until November 2013. From 1996 until 2011, Mr. Taneja worked at Microsoft Corporation, including most recently as the Corporate Vice President, Commerce Division in 2011 and the General Manager and Corporate Vice President, Online Services Division from 2007 to 2011. Mr. Taneja holds a Bachelor of Science degree in Electrical Engineering from Jadavpur University and a Master of Business Administration degree from Washington State University.

Visa Inc. 2014 Proxy Statement - 49

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, compensation decisions made under those programs, and factors considered in making these decisions for our named executive officers.

Visa experienced several significant management changes during fiscal year 2013. On November 1, 2012, Charles W. Scharf succeeded Joseph W. Saunders as our Chief Executive Officer. Mr. Saunders continued to serve as our Executive Chairman providing succession services to the Company until his retirement on March 31, 2013. Other management changes during the fiscal year included the appointment of Ryan McInerney as our President, and the assumption of new roles in the organization by Elizabeth Buse and William M. Sheedy. As a result of these changes, our named executive officers for fiscal year 2013 were:

Name	Title
Charles W. Scharf	Chief Executive Officer
Ryan McInerney	President
Byron H. Pollitt	Executive Vice President and Chief Financial Officer
Elizabeth Buse	Executive Vice President, Solutions
William M. Sheedy	Executive Vice President, Corporate Strategy, M&A and Government Relations
Joseph W. Saunders	Former Executive Chairman and Former Chief Executive Officer

On March 31, 2013, John Partridge stepped down as our President. Mr. Partridge’s fiscal year 2013 compensation did not place him among the named executive officers for inclusion in this proxy statement.

Executive Summary

Highlights of our Compensation Programs

What We Do:	Tie Pay to Performance. A significant portion of each executive officer’s target annual compensation is tied to corporate and individual performance.

Conduct an Annual Say-on-Pay Vote. As a result of the Company’s outreach to stockholders in 2010, we determined that it would be appropriate and consistent with our stockholders’ interests to conduct an annual Say-on-Pay advisory vote. At our 2013 annual meeting of stockholders, more than 97% of the votes cast on the Say-on-Pay proposal were in favor of the fiscal year 2012 compensation of our named executive officers. Similarly, at our 2012 annual meeting of stockholders, more than 98% of the votes cast on the Say-on-Pay proposal were in favor of the fiscal year 2011 compensation of our named executive officers.

Employ a Clawback Policy. Our Clawback Policy allows the board of directors to recoup any excess incentive compensation paid to our named executive officers if the financial results on which the awards were based are materially restated due to fraud, intentional misconduct or gross negligence of the executive officer.

Retain an Independent Compensation Consultant. The Compensation Committee engages an independent compensation consultant, who does not provide services to management.

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What We Do: (continued)	Utilize Stock Ownership Guidelines. We have significant stock ownership guidelines, which require our executive officers and directors to hold a percentage of their annual compensation in equity.

Provide Limited Perquisites and Related Tax Gross-Ups. We provide limited perquisites and no tax gross-ups except on business-related relocation expenses and tax equalization for employees on expatriate assignments, as provided in our relocation and tax equalization policies or in the offer letters for our new Chief Executive Officer and President.

Have Double-Trigger Severance Arrangements. Our Executive Severance Plan and equity award agreements require a qualifying termination of employment in addition to a change of control of Visa before change of control benefits or accelerated equity vesting are triggered.

Mitigate Inappropriate Risk Taking. We structure our compensation programs so that they minimize inappropriate risk taking by our executive officers and other employees, including using multiple performance metrics and multi-year performance periods and capping awards under our annual cash incentive and long-term incentive plans.

Prohibit Hedging and Pledging. Our insider trading policy prohibits all employees and directors from hedging or pledging the economic interest in the Visa shares they hold.

What We DO NOT Do:

Provide Gross-ups for Excise Taxes. Our Executive Severance Plan does not contain a gross-up for excise taxes that may be imposed as a result of severance or other payments deemed made in connection with a change of control.

Reprice Stock Options. Our equity incentive plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.

Enter into Employment Agreements. Employment of our executive officers is “at will” and may be terminated by either the Company or the employee at any time. Our only remaining employment agreement with Joseph W. Saunders expired on March 31, 2013.

Compensation Philosophy

The key principle of our compensation philosophy is pay for performance. Several of our compensation programs, therefore, are intended to align our named executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing stockholder value. Consistent with our pay for performance philosophy, the total compensation received by our named executive officers will vary based on corporate and individual performance measured against annual and long-term performance goals. Our named executive officers’ annual target compensation is comprised of a mix of base salary, annual incentive compensation, and long-term incentive awards.

Fiscal Year 2013 Financial Highlights

Visa delivered another year of strong financial results in fiscal year 2013. The following table summarizes our key financial results for fiscal years 2013 and 2012. Please see the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for a more detailed discussion of our fiscal year 2013 financial results.

	Fiscal Year 2013	Fiscal Year 2012	Change (%)
Net Revenue Growth, as reported	13%	13%	n/a
Net Income, as adjusted(2) (in millions)	$4,980	$4,203	18%(1)
Earnings Per Share, as adjusted(2)	$7.59	$6.20	23%(1)

(1)	Calculated based on whole numbers, not rounded numbers.

Visa Inc. 2014 Proxy Statement - 51

(2)

The fiscal year 2012 data reflects as reported U.S. generally accepted accounting principles, or GAAP, results adjusted by the Compensation Committee to exclude the impact of the interchange litigation and related tax benefits, the reversal of tax reserves related to the deductibility of covered litigation expense, and a non-cash deferred tax liability re-measurement. For supplemental financial data and corresponding reconciliation to GAAP, see page 31 of Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC on November 22, 2013. Non-GAAP measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP. For fiscal year 2013, the Compensation Committee did not adjust the GAAP Net Income result. When making its determination of Earnings Per Share, as adjusted, or EPS, which was used as a performance metric for performance shares granted under the Visa Inc. 2007 Equity Compensation Incentive Plan, the Compensation Committee made an additional adjustment to the shares outstanding, which is described more fully under the heading Compensation Discussion and Analysis – Components of Executive Compensation – Long-Term Incentive Compensation.

The closing price of our Class A common stock was $134.28 on the last trading day of the previous fiscal year and was $191.10 on September 30, 2013, reflecting a 42.3% increase in stock price.

How Fiscal Year 2013 Named Executive Officer Compensation Is Tied to Company Performance

Our corporate performance was a key factor in our fiscal year 2013 named executive officer compensation program:

•

A significant portion of each named executive officer’s target annual compensation is linked to Company performance. For fiscal year 2013, 88% of our Chief Executive Officer’s target compensation was performance-based (excluding certain one-time equity grants) and 83% of our other named executive officers’ target compensation was performance-based (excluding certain one-time payments to Mr. McInerney and compensation paid to Mr. Saunders, who left the Company in March 2013.)

•

Each named executive officer’s variable performance-based compensation is comprised of an annual cash incentive award and long-term equity-based incentive awards consisting of performance shares, restricted stock awards/units, and stock options. For the annual cash incentive, the target is established at the beginning of the performance period and the actual award is adjusted based on performance against pre-established goals. Performance shares provide the opportunity for restricted stock units to be awarded if pre-established financial goals are met. Time-based stock options and restricted stock awards/units will provide value based on the Company’s stock price performance.

•

For fiscal year 2013, Net Income and Operating Revenues Growth (also referred to as Net Revenue Growth in this Compensation Discussion and Analysis) were the key metrics for our annual cash incentive awards. Actual performance for each of these metrics was above target, resulting in the corporate performance portion of the annual incentive award paying out at 150.5% of target.

•

EPS and relative Total Shareholder Return, or TSR, were established as performance metrics for our performance share grants. The final number of shares awarded pursuant to a performance share award is dependent on the average EPS over the three separate years applicable to the particular performance share grant and the relative TSR for the three-year period. Our fiscal year 2013 EPS result was above target, resulting in a performance factor of 152.9% for the relevant portion of the award.

Certain Fiscal Year 2013 Executive Compensation Actions

Our fiscal year 2013 compensation program also was influenced by our need to attract, retain and motivate our executive management through the critical transition period in our leadership.

Compensation of our New Executive Officers

On November 1, 2012, Charles W. Scharf, an executive with more than 25 years of financial services, payments systems and leadership experience, became our Chief Executive Officer. Mr. Scharf previously served as the Chief Executive Officer of Retail Financial Services for JPMorgan Chase & Co. and was a director of Visa Inc. and its predecessor, Visa U.S.A., from 2003 to 2011. In addition, on June 3, 2013, Ryan McInerney, an experienced executive in the consumer banking and payments industries, joined us as our new President.

When developing the compensation packages for each of Mr. Scharf and Mr. McInerney, which are described beginning on page 57, the Compensation Committee sought to provide competitive ongoing target annual compensation that is consistent with our pay for performance compensation philosophy and internal pay structure. In addition, in order to incent Mr. Scharf and Mr. McInerney to join Visa, the Compensation Committee offered them one-time “make-whole” equity

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awards to buy out their existing equity and other compensation that was forfeited when they left their former employer. Mr. McInerney also received a sign-on bonus to compensate him for bonus payments that were forfeited upon leaving his former employer. These make-whole equity awards and the sign-on bonus are not a part of Mr. Scharf’s and Mr. McInerney’s ongoing compensation. They are one-time payments that the Compensation Committee determined to be necessary to successfully recruit Mr. Scharf and Mr. McInerney for these critical roles. In making its determinations, the Compensation Committee relied on market data about pay and pay practices for our compensation peer group, estimated values of forfeitable compensation, and advice from its independent compensation consultant and Visa’s external legal counsel with expertise in executive compensation matters.

Other Compensation Decisions

As part of the transition to our new Chief Executive Officer, the Compensation Committee also determined that it was critical to retain several key executives to promote continuity in senior management during the period of leadership change. As a result, the Compensation Committee approved retention equity grants to each of Mr. Pollitt, Ms. Buse and Mr. Sheedy in November 2012. These grants are described under the heading Retention Grants on page 69.

From November 1, 2012 until his retirement on March 31, 2013, Joseph W. Saunders served as our Executive Chairman providing succession services, including transitioning his duties, key initiatives, and key relationships to Mr. Scharf. Pursuant to the terms of his employment agreement, during this transition period Mr. Saunders received pro rata compensation in the form of base salary, annual incentive compensation and long-term incentive compensation for providing these services. Other than a payment of $30,878 for continued health care benefits in accordance with the terms of his employment agreement, Mr. Saunders did not receive any severance or other special payments in connection with his retirement.

Say-on-Pay

Our board of directors, our Compensation Committee and our management value the opinions of our stockholders. As a result of the Company’s outreach to stockholders in 2010, the board and Compensation Committee determined that it would be appropriate and consistent with our stockholders’ interests to conduct an annual Say-on-Pay vote. At the 2013 annual meeting of stockholders, more than 97% of the votes cast on the Company’s annual Say-on-Pay proposal supported our named executive officer compensation program. We believe these results represent strong investor support of our overall compensation philosophy and decisions for fiscal year 2012. Accordingly, the Compensation Committee did not make any changes to our executive compensation program for fiscal year 2013 in response to the outcome of the Say-on-Pay advisory vote at our 2013 annual meeting of stockholders. Nevertheless, the Compensation Committee regularly reviews and adjusts our executive compensation program to ensure the program remains competitive and aligned with our stockholders’ interests. For more information regarding our annual Say-on-Pay proposal for fiscal year 2013, see Proposal 2 – Advisory Vote on the Compensation of our Named Executive Officers.

Setting Executive Compensation

Our Compensation Committee, which is comprised of four independent directors, is responsible for establishing and reviewing the overall compensation philosophy and program for our named executive officers. Before the end of each fiscal year, the Compensation Committee begins its review of our compensation program to determine if our compensation levels remain competitive with our peer companies and if any changes should be made to the program for the next fiscal year. At the beginning of each fiscal year, the Compensation Committee determines the principal components of compensation for the named executive officers for that fiscal year and sets the performance goals for each corporate performance-based compensation component. The Chief Executive Officer sets individual performance goals for each of the other named executive officers, which are reviewed by the Compensation Committee. The Compensation Committee then meets regularly throughout the year, with management and in executive session, and reviews the Company’s performance to date against the corporate performance goals. As discussed in detail under the heading Risk Assessment of Compensation Programs, when establishing the target annual compensation program for our named executive officers, the Compensation Committee takes into consideration the potential risks associated with the program and designs it such that the mix of cash and equity-based compensation provides the proper incentive without encouraging excessive risk taking.

After the end of the fiscal year, the Compensation Committee conducts a multi-part review of named executive officer and Company performance for the preceding fiscal year and makes annual compensation determinations. The Compensation Committee’s objective is to ensure that the level of compensation is consistent with the level of corporate and individual performance delivered. As part of the annual compensation review process, our Chief Executive Officer reviews the

Visa Inc. 2014 Proxy Statement - 53

performance of each named executive officer (other than his own performance, which is reviewed by the Compensation Committee) relative to his or her individual annual performance goals established for the fiscal year. Our Chief Executive Officer then presents his compensation recommendations to the Compensation Committee based on his review. The Compensation Committee exercises discretion in modifying any compensation recommendations relating to named executive officers that were made by our Chief Executive Officer and approves all compensation decisions for our named executive officers. In connection with his own performance review, the Chief Executive Officer prepares a self-assessment, which is presented to and discussed by the Compensation Committee and the full board of directors. When making compensation decisions for our Chief Executive Officer and other named executive officers, the Compensation Committee considers the views of the other independent members of the board of directors.

Our Compensation Committee has the sole authority to retain or replace, as necessary, compensation consultants to provide it with independent advice. The Compensation Committee has engaged Frederic W. Cook & Co., which we refer to as Cook & Co., as its independent consultant to advise it on executive and non-employee director compensation matters. This selection was made without the input or influence of management. Under the terms of its agreement with the Compensation Committee, Cook & Co. will not provide any other services to the Company, unless directed to do so by the Compensation Committee. During fiscal year 2013, Cook & Co. provided no services to the Company other than to advise the Compensation Committee on executive and non-employee director compensation issues. In addition, at the start of fiscal year 2014, the Compensation Committee conducted a formal evaluation of the independence of Cook & Co. and, based on this review, did not identify any conflict of interest raised by the work Cook & Co. performed in fiscal year 2013. When conducting this evaluation, the Compensation Committee took into consideration the factors set forth in Exchange Act Rule 10C-1 and the NYSE’s listing standards.

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Compensation Philosophy and Objectives

Our Philosophy

Our Compensation Committee believes that the most effective executive compensation program balances the achievement of specific annual, long-term and strategic goals and aligns our named executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing stockholder value. Accordingly, a significant percentage of each named executive officer’s total compensation is allocated to performance-based compensation consistent with our pay for performance philosophy. Although our Compensation Committee has not adopted any formal guidelines for allocating target annual compensation between cash and non-cash, and between annual and long-term incentive compensation, we maintain compensation plans that tie a substantial portion of our named executive officers’ overall target annual compensation to the achievement of our corporate performance goals. The Compensation Committee employs multiple performance measures and strives to award an appropriate mix of annual and long-term equity incentives to avoid overweighting short-term objectives.

As further illustrated in the following charts, approximately 88% of our Chief Executive Officer’s fiscal year 2013 target annual compensation was performance-based and approximately 83% of the average of our other named executive officers’ fiscal year 2013 target annual compensation was performance-based (excluding certain one-time payments and compensation paid to Mr. Saunders.)

Peer Group

As part of its annual compensation process, the Compensation Committee reviewed with Cook & Co. an analysis of our fiscal year 2013 executive compensation program, including the aggregate level of total compensation and the combination of elements used to compensate our named executive officers. It then compared the compensation of our named executive officers to the compensation of named executive officers of other companies. In particular, the Compensation Committee reviewed compensation levels at the 50th percentile of our compensation peer group as a reference point of competitive compensation levels. The review was based on public information and data from Towers Watson’s Compensation Data Bank regarding compensation paid by publicly-traded peer companies of similar size and focus, including financial services, processing and technology companies, which we refer to, collectively, as our compensation peer group.

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Our Compensation Committee used the criteria set forth in the following table to identify companies for inclusion in our compensation peer group for fiscal year 2013:

Criteria	Rationale
Industry	We compete for talent with companies in: • the Financial Services industry; • the Processing industry; and • the Technology industry
Geography	We have extensive global operations so we identify companies as peers that have a broad international presence
Financial Scope	Our named executive officer team should be similar to senior managers at companies that have comparable financial characteristics, including revenues, market capitalization and total assets

Taking all of these criteria into consideration, the Compensation Committee selected the companies listed in the following table as the compensation peer group for fiscal year 2013:

Peer Size	Financial Services	Processing	Technology
Equivalent-sized Peers

American Express Company

Bank of New York Mellon Corporation

BB&T Corporation

Capital One Financial Corporation

The Charles Schwab Corporation

Franklin Resources, Inc.

PNC Financial Services Group

U.S. Bancorp

		Automatic Data Processing, Inc. CME Group Inc. Discover Financial Services eBay Inc. MasterCard Incorporated State Street Corporation	Google Inc. Intuit Inc. Oracle Corporation Yahoo! Inc.
Large Peers(1)	JPMorgan Chase & Co. Wells Fargo & Company		Cisco Systems, Inc. Intel Corporation International Business Machines Corporation

(1)	As discussed below, the category of “Large Peers” was removed from the peer group in April 2013.

Prior to April 1, 2013, our compensation peer group was selected from companies with between $15 billion and $260 billion in market capitalization and divided into two groups (“equivalent-sized” peers and “large” peers) for purposes of the Compensation Committee’s comparison. For equivalent-sized peers (revenues generally less than $40 billion), the Compensation Committee selected comparative positions that most accurately reflected the responsibilities of our named executive officers. For large peers (revenues generally greater than $40 billion), the Compensation Committee selected comparative positions at the business unit level, where available, and positions with reporting levels that were generally one reporting level below comparable positions at Visa and the equivalent-sized peers. Where business unit or next level positions were not available at the large peers, the Compensation Committee focused on the data of the equivalent-sized peers, but also reviewed the data of comparable positions at the large peers. Total asset size was a supplementary measure that the Compensation Committee reviewed; however, it was not a primary determinant for the composition of the compensation peer group.

In April 2013, the Compensation Committee reviewed the companies comprising our compensation peer group and changed the criteria used to determine the peer group companies. In order to reflect Visa’s growth, the changes included increasing the size of the market capitalization for equivalent-sized peers to between $17 billion and $400 billion, and increasing the revenues for such peers to up to $50 billion. After a review of the companies meeting these criteria, the Compensation Committee maintained the same set of equivalent-sized peers as all the companies met the increased criteria. The Compensation Committee, however, determined that going forward it would eliminate the large peer category from the peer group because it agreed that the data of the equivalent-sized peers was most comparable to Visa. Accordingly, only the equivalent-sized peers listed in the table above were considered by the Compensation Committee when it made its compensation decisions at the end of fiscal year 2013 and when establishing the named executive officer compensation program for fiscal year 2014.

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Competitive Positioning

In order to be competitively positioned to attract and retain key executives, we target total compensation for our named executive officers, including salary, annual incentive targets and long-term incentive targets, at the 50th percentile of compensation paid to similarly situated executive officers of our compensation peer group. The actual level of our named executive officers’ total direct compensation is determined based on both individual and corporate performance and can exceed the 50th percentile for those named executive officers who demonstrate exceptional experience, skills, competencies, and performance.

The one-time make-whole equity awards to our new Chief Executive Officer and President, and the special retention grants made to certain named executive officers, resulted in fiscal year 2013 total compensation that exceeded the 75th percentile of our peer group’s total compensation. However, each named executive officer’s regular ongoing target annual compensation for fiscal years 2013 and 2014 approximates the 50th percentile of our peers.

Internal Equity and Tally Sheets

As part of its annual compensation review process, the Compensation Committee also compares our named executive officers’ target annual compensation levels to ensure they are internally equitable. While the internal review is not purely formulaic, the Compensation Committee reviews the ratio of our Chief Executive Officer’s total compensation to that of each other executive officer. The resulting ratios are assessed against comparable ratios at companies of similar size. The Compensation Committee also annually reviews tally sheets for each named executive officer to ensure that it is considering a complete assessment of all compensation and benefits. The tally sheets include each named executive officer’s wealth accumulation, which is comprised of the aggregate amount of equity awards and other long-term benefits accumulated by each named executive officer, and potential payments upon termination or a change of control.

Compensation of our New Executive Officers

Charles W. Scharf

The appointment of Charles W. Scharf as our Chief Executive Officer on November 1, 2012 was the culmination of a multi-year, robust succession planning process led by our board of directors. After evaluating all of the potential candidates, the board of directors determined that Mr. Scharf’s extensive industry and leadership experience, as well as his familiarity with the Company’s business, operations, and strategies, made him uniquely qualified to serve as our Chief Executive Officer.

In connection with his appointment, on October 23, 2012, we executed an offer letter with Mr. Scharf. The offer letter, which outlines the terms of Mr. Scharf’s employment, was the result of negotiations between Mr. Scharf and the Company. During the negotiations, the Compensation Committee consulted with Cook & Co., its independent compensation consultant, and Visa’s external legal counsel with expertise in executive compensation matters. The Compensation Committee also reviewed relevant market data and the terms of Mr. Scharf’s compensation arrangements with his previous employer, including the value Mr. Scharf would forfeit with such employer by agreeing to become our Chief Executive Officer. The Compensation Committee and the other independent members of the board determined, in their judgment and based on Mr. Scharf’s experience, qualifications, and skills and prevailing market practices, that the compensation levels, awards and other terms contained in the offer letter were necessary to successfully recruit Mr. Scharf, and would provide him with an ongoing target annual compensation package that is consistent with our pay for performance philosophy. The Compensation Committee and the independent members of the board also felt that Mr. Scharf’s compensation package would appropriately align his interests with those of our stockholders.

Pursuant to the terms of the offer letter, Mr. Scharf receives an annual base salary of $950,000 and was eligible to participate in our annual incentive plan for fiscal year 2013, with a target bonus of 250% of his base salary and a maximum bonus opportunity of 500% of his base salary. Mr. Scharf’s actual annual incentive plan payout for fiscal year 2013 is discussed in detail under the heading Fiscal Year 2013 Compensation – Annual Incentive Plan. In addition, Mr. Scharf was eligible to participate in our long-term performance plan with a target value equal to 500% of his base salary. Mr. Scharf’s actual long-term incentive plan equity awards are discussed under the heading Fiscal Year 2014 Compensation – Long-Term Incentive Compensation.

On November 19, 2012, as required under the terms of his offer letter, Mr. Scharf received a one-time make-whole equity award structured in value, form and timing to replicate compensation that he forfeited by leaving his former employer to

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join Visa. The make-whole equity award was comprised of restricted stock with a grant date value of $13,000,000, which converted into 89,255 shares, and stock options with a grant date value of $6,000,000, which converted into options to purchase 154,759 shares. The make-whole award vested immediately on the date of grant, with respect to that number of restricted shares having a grant date value of $4,447,368, which converted into 30,535 shares, and that number of stock options having a grant date value of $2,052,632, which converted into options to purchase 52,944 shares. The unvested remainder of the make-whole award, or 58,720 restricted shares and options to purchase 101,815 shares, will vest in three substantially equal installments on each of the three anniversaries of the date of grant, assuming Mr. Scharf’s continued employment by the Company through each such date. Upon the occurrence of a qualifying termination of employment at any time following the first anniversary of the date of grant (and conditioned upon the execution and nonrevocation of a release of claims by Mr. Scharf), the make-whole award will become vested, and as applicable, exercisable, with respect to that number of shares that would have become vested and/or exercisable had Mr. Scharf continued his employment with Visa through the twelfth month following his termination of employment. In addition, in the event of such termination of employment, all vested make-whole award stock options will remain exercisable for the remainder of the ten-year term from their date of grant. The Compensation Committee and the independent members of the board viewed the make-whole award as necessary to successfully recruit Mr. Scharf by replacing compensation he forfeited when leaving his former employer. Because the grant of the make-whole equity award is a one-time event, it is not considered to be a part of Mr. Scharf’s ongoing target annual compensation.

During fiscal year 2013, Mr. Scharf also received assistance with his relocation to our headquarters in California in accordance with Visa’s standard relocation policy, as well as reimbursement of up to $10,000 per month for the cost of temporary housing and related expenses through June 30, 2013, plus the cost of up to 12 first-class round-trip flights between the San Francisco Bay Area and New York for Mr. Scharf and/or his family during such period. Mr. Scharf received tax gross-up payments in connection with his taxable income related to the foregoing benefits, pursuant to the terms of our standard relocation policy and his offer letter. We also entered into an aircraft time sharing agreement with Mr. Scharf, which governs Mr. Scharf’s personal use of the Company’s aircraft during his employment and requires his reimbursement to the Company for the incremental operating costs of any such use. Mr. Scharf’s personal use of the corporate aircraft is subject to an annual cap of $500,000. Under this arrangement, in fiscal year 2013, Mr. Scharf’s personal use of the aircraft did not result in any incremental cost to the Company.

Ryan McInerney

On May 20, 2013, we executed an offer letter with Ryan McInerney under which he became our President on June 3, 2013. The offer letter, which outlines the terms of Mr. McInerney’s employment, was the result of negotiations between Mr. McInerney and the Company. During the negotiations, the Compensation Committee consulted with Cook & Co., its independent compensation consultant, and Visa’s external legal counsel with expertise in executive compensation matters. The Compensation Committee also reviewed relevant market data, the compensation levels of our other executive officers, and the terms of Mr. McInerney’s compensation arrangements with his previous employer, including the value Mr. McInerney would forfeit with such employer by agreeing to join Visa. The Compensation Committee and the independent members of the board determined, in their judgment and based on Mr. McInerney’s experience, qualifications, and skills and prevailing market practices, that the compensation levels, awards and other terms contained in the offer letter were necessary to successfully recruit Mr. McInerney, and would provide him with an ongoing annual target compensation package that approximated the 50th percentile of similarly situated executives at companies in our compensation peer group.

Pursuant to the terms of the offer letter, Mr. McInerney receives an annual base salary of $750,000 and was eligible to participate in our annual incentive plan for fiscal year 2013, with a target bonus of 150% of his base salary and a maximum bonus opportunity of 300% of his base salary. As negotiated as part of the offer letter, Mr. McInerney was entitled to receive a minimum bonus payout of $375,000 for fiscal year 2013. Mr. McInerney’s actual payout is described under the heading Fiscal Year 2013 Compensation – Annual Incentive Plan. Mr. McInerney also is eligible to receive a long-term performance bonus with an annual target value equal to $3,750,000. Actual long-term performance bonus amounts are determined after the end of each fiscal year based on an evaluation of both the Company’s performance and his individual performance, and subject to the terms and conditions of the applicable plan. Mr. McInerney’s offer letter provides that for the long-term incentive plan equity award granted in November 2013, his minimum bonus value would be $1,250,000. His actual long-term incentive plan equity award is discussed under the heading Fiscal Year 2014 Compensation – Long-Term Incentive Compensation.

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On June 3, 2013, as required under the terms of his offer letter, Mr. McInerney received a one-time make-whole equity award structured in value, form and timing to replicate compensation that he forfeited by leaving his former employer to join Visa. The make-whole award was comprised of restricted stock with a grant date value of $3,255,000, which converted into 18,064 shares, and stock options with a grant date value of $1,085,000, which converted into options to purchase 24,581 shares. The shares subject to the make-whole award will vest in three substantially equal installments on each of the three anniversaries of the date of grant. Mr. McInerney also received a one-time sign-on bonus of $2,031,250, payable fifty percent, or $1,015,625, in cash shortly after his commencement of employment with the Company and fifty percent in restricted stock with a grant date value of $1,015,625, which converted into 5,636 shares. The equity portion of the sign-on bonus will vest in full on the third anniversary of the date of grant, assuming Mr. McInerney’s continued employment by the Company through such date. Mr. McInerney is obligated to repay a pro-rata portion of the cash portion of the sign-on bonus in the event he voluntarily terminates his employment or he is terminated for cause prior to the one-year anniversary of his commencement of employment with Visa. The Compensation Committee and the independent members of the board viewed the make-whole award and sign-on bonus as necessary to successfully recruit Mr. McInerney by replacing compensation he forfeited when leaving his former employer. Because the grant of the make-whole equity award and the sign-on bonus are one-time events, they are not considered to be a part of Mr. McInerney’s ongoing target annual compensation.

During fiscal year 2013, Mr. McInerney also received assistance with his relocation to our headquarters in California in accordance with Visa’s standard relocation policy, as well as reimbursement for the cost of up to 10 first-class round-trip flights between the San Francisco Bay Area and New York for Mr. McInerney and/or his family to be used by September 1, 2013. Mr. McInerney received tax gross-up payments in connection with his taxable income related to the foregoing benefits, pursuant to the terms of our standard relocation policy and his offer letter.

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Components of Executive Compensation

The table below summarizes the core components of our named executive officers’ compensation, the type of pay and key characteristics of each component, and the intended purpose of paying each compensation element.

	Compensation Component	Type of Pay	Key Characteristics	Purpose
Annual Cash Compensation	Base Salary	Fixed	Adjustments generally are considered annually based on individual performance, level of pay relative to the market, and internal pay equity	Attracts, retains and rewards named executive officers by providing a fixed source of income to reward demonstrated experience, skills, and competencies relative to the market value of the job
Annual Incentive Awards	Annual Cash Incentive Awards	Performance- Based

Variable cash compensation component

Awards are determined annually based on performance against pre-established individual and corporate performance goals

Actual awards under the annual incentive plan can vary from 0% to 200% of the target amount

Focuses named executive officers on our annual results by rewarding annual corporate and individual performance and achievement of strategic goals

Aligns each named executive officer’s interests with those of our stockholders by promoting strong annual results through revenue growth and operating efficiency

Long-term Incentive Awards	Equity Granted in the Form of Stock Options, Restricted Stock Awards/Units and Performance Shares	Performance- Based

Variable compensation component utilizing different equity types, including stock options, restricted stock or restricted stock units and performance shares, to balance multiple objectives

Long-term equity awards (other than performance shares) generally vest in increments over a three-year period

Performance shares have a three-year performance period and, to the extent earned, vest 100% at the end of the performance period

Aligns each named executive officer’s interests with long-term stockholder interests by linking a substantial portion of each named executive officer’s compensation to long-term corporate performance

Retains named executive officers through multi-year vesting of equity grants and multi-year performance periods, as applicable

Provides opportunities for wealth creation and stock ownership, which promotes retention and enables us to attract and motivate our named executive officers

Retirement/Other	Retirement Benefits	Fixed Percentage

Provides a cash balance formula defined benefit plan. Accounts are 100% vested after three years of service

Provides a 401(k) plan with an employer matching contribution

Supplemented with non-qualified retirement benefits if the retirement or 401(k) contributions are limited by the Internal Revenue Code

Attracts and retains named executive officers by providing a level of retirement income
	Non-qualified Deferred Compensation	Not Applicable

Named executive officers may elect to defer up to 100% of their annual cash incentive payments

Balances in the deferred compensation plan are unfunded obligations. Investment returns on balances are linked to the returns of actual mutual funds and do not generate any above market returns

Attracts and retains named executive officers by permitting retirement savings in a tax-efficient manner

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Fiscal Year 2013 Compensation

Base Salary

The Compensation Committee generally targets the 50th percentile of compensation paid to similarly situated executive officers of our compensation peer group when setting our named executive officers’ base salaries, but may set salaries above or below the median amount based on the expertise, performance or advancement potential of each named executive officer. The base salary levels of our named executive officers typically are considered annually as part of our performance review process, and upon a named executive officer’s promotion or other change in job responsibilities.

During its annual review of the base salaries of our named executive officers for fiscal year 2013, the Compensation Committee considered:

•	market data of our compensation peer group;

•	an internal review of each named executive officer’s compensation, both individually and relative to other named executive officers; and

•	the individual performance of each named executive officer.

For fiscal year 2013, the Compensation Committee determined that an increase in base salary for each of Mr. Pollitt and Ms. Buse was warranted to better align with the market and retain these executives, particularly once Ms. Buse transitioned to a new role as Executive Vice President, Solutions. In addition, the base salaries for Mr. Scharf and Mr. McInerney were established by the Compensation Committee in their respective offer letters, which, as described above, were based on the Compensation Committee’s review of their experience, qualifications and skills, and prevailing market practices as well as consultations with Cook & Co. and the Company’s external legal counsel with expertise in executive compensation matters.

Annual Incentive Plan

The goals under the Visa Inc. Incentive Plan, which we refer to as the annual incentive plan, are based on corporate performance metrics for the fiscal year. In setting annual incentive levels for our named executive officers, the Compensation Committee targets the 50th percentile of our compensation peer group.

For fiscal year 2013, the Compensation Committee established a threshold performance level of Net Income and/or Net Revenue Growth that had to be met or exceeded before any payments under the annual incentive plan would be made to our named executive officers. Upon attainment of the threshold levels of Net Income and/or Net Revenue Growth, each named executive officer became eligible to receive a maximum incentive award. The Compensation Committee then exercised negative discretion based on the attainment of the individual and corporate performance measures described below to determine each named executive officer’s actual award amount. The process is intended to permit the entire incentive payment to be considered performance-based compensation under Section 162(m) of the Internal Revenue Code and therefore be tax deductible. The maximum payouts under the annual incentive plan are capped at 200% of each named executive officer’s target annual bonus in order to avoid excessive risk taking by our named executive officers to produce short-term results that may not be aligned with the long-term interests of our stockholders. The threshold corporate performance measure for fiscal year 2013 was achieved, and as a result, the actual annual incentive payments were based on a combination of corporate performance and individual performance as described below.

For the fiscal year 2013 annual incentive plan awards to our named executive officers, the Compensation Committee established that in connection with the Compensation Committee’s exercise of negative discretion, 80% of their awards would be determined based on the achievement of corporate performance measures determined by the Compensation Committee, which are described below. The remaining 20% would be based on individual performance measures. Individual performance measures for the Chief Executive Officer were established with the oversight of the Compensation Committee. Individual performance measures for the other named executive officers were determined by the Chief Executive Officer and reviewed by the Compensation Committee. The Compensation Committee determined that the split of 80% corporate and 20% individual performance goals for our named executive officers appropriately reflects that each of these officers shares the primary goals and objectives of the Company, while recognizing the importance of motivating each of them to achieve goals that increase the value of the Company but relate solely to their specific area of responsibility.

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Corporate Performance Measures and Results for Fiscal Year 2013

The Compensation Committee approved the following corporate performance measures for fiscal year 2013:

•	Net Income, as adjusted (defined below), weighted 60%;

•	Net Revenue Growth (defined below) weighted 40%; and

•	50%, 100% and 200% payouts as a percentage of each named executive officer’s target annual bonus at threshold, target, and maximum levels of performance, respectively.

The Compensation Committee selected these performance measures because each is closely linked to our stockholders’ interests, by focusing on the growth of our business overall as well as our operating efficiency. After introducing Net Revenue Growth as a second measure in fiscal year 2009 to balance top line growth and Net Income, the Compensation Committee has gradually increased Net Revenue Growth’s weighting, including a change from 35% to 40% for fiscal year 2013.

The specific performance goals for each of threshold, target, and maximum level achievement as well as the actual level of performance achieved for fiscal year 2013 are displayed in the following table (in millions, except percentages):

Metric	Weighting	Threshold	Target	Maximum	Result	Payout as % of Target
Net Income	60%	$4,498	$4,837	$5,176	$4,980	142.3% of Target
Net Revenue Growth	40%	8.7%	11.7%	13.8%	13.0%	162.8% of Target

Weighted Result						150.5% of Target

For purposes of the annual incentive plan payout percentage in fiscal year 2013, our Net Income, as reported, was $4,980 million. Interpolating this result between the target (100% payout) and maximum (200% payout) levels resulted in a payout percentage of 142.3% for this measure.

Our actual Net Revenue Growth of 13.0% for fiscal year 2013 was determined as year-over-year growth in gross operating revenues net of incentives. Interpolating this result between the target (100% payout) and maximum (200% payout) levels resulted in a payout percentage of 162.8% for this measure.

Based on our actual results relative to the corporate goals, weighted 60% for Net Income and 40% for Net Revenue Growth, the Compensation Committee determined that the corporate component of the annual incentive award for each named executive officer would be funded at 150.5% of target.

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Individual Performance Goals and Results for Fiscal Year 2013

The fiscal year 2013 individual goals for each of our named executive officers, other than Mr. McInerney and Mr. Saunders, were set in January 2013. Mr. McInerney’s individual goals were established by the Chief Executive Officer after Mr. McInerney joined the Company in June 2013. The Compensation Committee believes that the performance goals should be consistent with the Company’s strategic objectives and be tied to the individual’s area of responsibility, as appropriate. Additionally, the Compensation Committee intends that performance goals should be reasonably difficult to attain.

After the end of the fiscal year, the Compensation Committee, based on each named executive officer’s self-assessment and Mr. Scharf’s input, reviewed each named executive officer’s progress against their performance goals. When making its award determinations, the Compensation Committee did not assign a specific weighting to any of the individual goals, but instead reviewed the named executive officer’s progress against their individual goals in aggregate. The following is a summary description of the performance goal results for each of the named executive officers.

Mr. Scharf
FY2013 Performance Results

•    Achieved superior financial performance by meeting or exceeding publicly communicated financial commitments;

•    Executed global strategies to effectively evolve the Visa business model, renewed growth in the U.S., grew revenues outside the U.S. and ensured an intense operational focus on product and technological innovation;

•    Deepened relationships with clients and other stakeholders to drive the Company’s long-term growth;

•    Achieved system performance levels that support the Company’s global leadership position;

•    Developed and implemented policies and processes that improved Visa’s efficiency and enabled the Company to optimize human capital resource deployment; and

•    Managed executive transition to ensure that business-as-usual activities continued to be achieved while optimizing the organization to support the Company’s growth.

Based on Mr. Scharf’s performance in managing Visa and his progress made toward his individual goals as discussed above, the Compensation Committee, in its discretion, determined that Mr. Scharf exceeded his individual performance goals and awarded the individual portion of Mr. Scharf’s annual incentive at 150.5% of the target.

Mr. McInerney
FY2013 Performance Results

•    Joined Visa two-thirds into the fiscal year and effectively integrated into Company Senior Leadership team;

•    Identified opportunities to drive global strategies to effectively evolve the Visa business model and ensured an intense operational focus on product and technological innovation;

•    Engaged with clients and other stakeholders to promote strategic engagements and dialogues; and

•    Implemented a streamlined organizational structure to enhance efficiencies and optimize support of the Company’s financial goals and strategic objectives.

Based on Mr. McInerney’s performance in managing his function within Visa as discussed above, the Chief Executive Officer, in his discretion, recommended, and the Compensation Committee agreed and determined, that the individual portion of Mr. McInerney’s annual incentive be awarded at 150.5% of the target.

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Mr. Pollitt
FY2013 Performance Results

•  Attained revenue growth and EPS growth and improved effective tax rate efficiency;

•  Communicated corporate strategies and outlook to key investors and followed-up to evaluate success;

•  Implemented strategy for multi-currency pricing and analysis of financial metrics for each product and key geographies;

•  Identified and evaluated potential changes to tax and pricing strategies;

•  Evaluated and improved reporting of competitive intelligence and comparative performance;

•  Implemented various projects relating to finance cost efficiency, improving headcount controls and reporting, identifying metrics for staffing strategies, and implementing specified systems platforms;

•  Reviewed Treasury processes and improved fraud control processes;

•  Completed office expansion and reconfiguration projects within budget; and

•  Increased retention and key position fill rates for global finance.

Based on Mr. Pollitt’s performance in managing his function within Visa and his progress made toward his individual goals as described above, the Chief Executive Officer, in his discretion, recommended, and the Compensation Committee agreed and determined, that Mr. Pollitt exceeded his individual performance goals and awarded the individual portion of Mr. Pollitt’s annual incentive at 150.5% of the target.

Ms. Buse
FY2013 Performance Results

•  Attained financial targets for net revenue growth and operating income as a percentage of gross revenue for the Asia Pacific, Central Europe, Middle East and Africa region, which we refer to as APCEMEA;

•  Achieved premium credit payments volume processing penetration across APCEMEA and achieved strategic growth targets in specific countries and regions through country- and region-specific products/projects;

•  Developed and implemented constructive engagement plans with governments in the region;

•  Implemented commercialization processes for new products in specific countries and developed operations to track and respond to competition and share shifts;

•  Trained and deployed client-facing staff across APCEMEA, which resulted in client wins; and

•  Successfully transitioned to new role as Executive Vice President, Solutions.

Based on Ms. Buse’s performance in managing her function within Visa and her progress made toward her individual goals as described above, the Chief Executive Officer, in his discretion, recommended, and the Compensation Committee agreed and determined, that Ms. Buse exceeded her individual performance goals and awarded the individual portion of Ms. Buse’s annual incentive at 150.5% of the target.

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Mr. Sheedy
FY2013 Performance Results

•    Attained net revenue growth and operating expense targets for the Americas;

•    Negotiated and executed on key client contracts and country-specific projects, within specified timeframes;

•    Expanded and drove innovation through focus on targeted projects and high growth areas of affluent credit, prepaid and commercial products;

•    Developed and drove early execution of merchant strategies in the U.S. and of post-multi-district litigation merchant relationships;

•    Achieved expansion goals related to prior acquisitions;

•    Delivered on core government initiatives and executed market penetration in specific countries outside the U.S.;

•    Improved systems reliability and refined and launched internal client communication protocols;

•    Integrated CyberSource and Merchant Acceptance and launched initiatives to enhance the client sales organization; and

•    Successfully transitioned to new role as Executive Vice President, Corporate Strategy, M&A and Government Relations.

Based on Mr. Sheedy’s performance in managing his function within Visa and his progress made toward his individual goals as described above, the Chief Executive Officer, in his discretion, recommended, and the Compensation Committee agreed and determined, that Mr. Sheedy exceeded his individual performance goals and awarded the individual portion of Mr. Sheedy’s annual incentive at 150.5% of the target.

The Compensation Committee did not set individual goals for fiscal year 2013 for Mr. Saunders because he ceased serving as our Chief Executive Officer on November 1, 2012 and retired from his position as Executive Chairman of the board on March 31, 2013.

Actual Annual Incentive Plan Awards for Fiscal Year 2013

Under our annual incentive plan, target incentive opportunities are expressed as a percentage of base salary, which percentage is determined by the Compensation Committee based on position, target incentive opportunities of similarly situated executive officers of companies in our compensation peer group, market pay levels and our overall compensation philosophy, which emphasizes performance-based compensation. The table below sets forth the fiscal year 2013 target annual incentive opportunities as a percentage of salary for each of our named executive officers and the threshold, target, maximum and actual payout amounts. The actual payout amounts are computed based on the actual individual and corporate performance, as outlined above, under our annual incentive plan for fiscal year 2013.

	FY2013 Target Award (% of base salary)	FY2013 Threshold Award (50% of Target Award) ($)	FY2013 Target Award (100% of Target Award) ($)	FY2013 Maximum Award (200% of Target Award) ($)	FY2013 Actual Award ($)
Charles W. Scharf	250%	1,187,500	2,375,000	4,750,000	3,574,375
Ryan McInerney	150%	562,500	1,125,000	2,250,000	564,375	(1)
Byron H. Pollitt	125%	468,750	937,500	1,875,000	1,410,938
Elizabeth Buse	125%	359,375	718,750	1,437,500	1,081,719
William M. Sheedy	125%	328,125	656,250	1,312,500	987,656

(1)	The actual award paid to Mr. McInerney for fiscal year 2013 was prorated based on his partial year of service.

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The following table provides a supplemental breakdown of the components that make up the named executive officers’ actual fiscal year 2013 award under our annual incentive plan. Both the dollar amount of the awards and the awards as a percentage of the target are displayed for each component.

	Corporate Component ($)	Percent of Target	Individual Component ($)	Percent of Target	FY2013 Total Award ($)	Percent of Target
Charles W. Scharf	2,859,500	150.5%	714,875	150.5%	3,574,375	150.5%
Ryan McInerney(1)	451,500	150.5%	112,875	150.5%	564,375	150.5%
Byron H. Pollitt	1,128,750	150.5%	282,188	150.5%	1,410,938	150.5%
Elizabeth Buse	865,375	150.5%	216,344	150.5%	1,081,719	150.5%
William M. Sheedy	790,125	150.5%	197,531	150.5%	987,656	150.5%

(1)	The amounts of the actual award to Mr. McInerney for fiscal year 2013 were prorated based on his partial year of service.

Pursuant to the terms of his employment agreement, Mr. Saunders received a fiscal year 2013 award under our annual incentive plan of $1,187,500, for the provision of succession and transition services, which was a prorated amount for his partial year of service through March 31, 2013. The award was equal to the pro-rated target amount set by the Compensation Committee at the beginning of the fiscal year.

Long-Term Incentive Compensation

In order to achieve our long-term incentive compensation objectives, the Visa Inc. 2007 Equity Incentive Compensation Plan, which we refer to as the equity incentive plan, was designed with the flexibility to award stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance unit awards, performance share awards, cash-based awards and other equity-based awards to eligible persons, covering a total of up to 59,000,000 shares of our Class A common stock. Specifically, the equity incentive plan is intended to promote our long-term success and increase stockholder value by attracting, motivating and retaining our non-employee directors, officers, and employees. Additionally, to better tie our executive officers’ long-term interests with those of our stockholders, the equity incentive plan does not allow the repricing of stock grants once they are awarded, without prior stockholder approval. Each year the Compensation Committee considers both market practices and the desired impact of the incentive awards when determining the type(s) and amounts of equity award(s) to be granted.

The Compensation Committee administers the equity incentive plan with respect to our named executive officers and determines, in its discretion and in accordance with the terms of the equity incentive plan, the recipients who may be granted awards under the equity incentive plan, the form and amount of awards, the terms and conditions of awards, including vesting and forfeiture conditions, the timing of awards, and the form and content of award agreements.

In determining the form and amount of awards, the Compensation Committee considers the practices of the companies in our compensation peer group, the performance of our named executive officers, and corporate performance. The Compensation Committee also considers awarding different forms of equity to create different incentives. For fiscal year 2013, the Compensation Committee elected a mix of equity award types to accomplish several objectives, including:

•	providing an incentive to grow stockholder value;

•	avoiding excessive risk-taking; and

•	encouraging employee retention.

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Long-Term Incentive Awards Granted in Fiscal Year 2013

The Compensation Committee approved long-term equity incentive awards to Mr. Pollitt, Ms. Buse, Mr. Sheedy and Mr. Saunders in fiscal year 2013 after considering the target value of equity for each named executive officer, corporate and individual performance during fiscal year 2012, the total target levels of compensation for each named executive officer, and the actual compensation levels of similarly situated executive officers of companies in our compensation peer group. Pursuant to the terms of his employment agreement, Mr. Saunders’ annual equity incentive award was prorated for his partial year of service. Based on the above considerations, as illustrated below, the Compensation Committee awarded equity to our named executive officers during the first quarter of fiscal year 2013 composed of approximately 25% stock options, 25% restricted stock or restricted stock units, and 50% performance shares. The Compensation Committee concluded that this mix represented an appropriate balance between the incentives provided by each of these award types.

The following table displays the total combined value of equity awards approved by the Compensation Committee for our named executive officers in fiscal year 2013, and the award value broken down by component. The equity awards made to Mr. Scharf and Mr. McInerney in fiscal year 2013 are discussed under the heading Compensation of our New Executive Officers.

		Components of Total Combined Equity Awards
	Total Combined Value of Equity Awards ($)	Value of Stock Options ($)	Value of Restricted Stock/Units ($)(1)	Value of Performance Shares at Target ($)
Byron H. Pollitt	3,800,000	950,000	950,000	1,900,000
Elizabeth Buse	1,650,000	412,500	412,500	825,000
William M. Sheedy	1,650,000	412,500	412,500	825,000
Joseph W. Saunders(2)	3,289,375	822,344	822,344	1,644,687

(1)	Mr. Saunders, Mr. Pollitt and Ms. Buse were awarded restricted stock units while Mr. Sheedy was awarded restricted stock.

(2)	Mr. Saunders’ award was prorated for his partial year of service to the Company.

The dollar value of the equity awards in the table above were converted to a specific number of options, restricted stock, or restricted stock units on the November 19, 2012 grant date, based on the fair market value of our Class A common stock on that date and the Black-Scholes value of options. The value displayed for performance shares reflects the target value of the award. As the aggregate grant date fair values of the performance shares displayed in the Summary Compensation Table and the Grants of Plan-Based Awards in Fiscal Year 2013 Table are computed in accordance with stock-based accounting rules and will be displayed in multiple years, the values in those tables differ from the target value displayed above.

For the portion of the award granted as performance shares, the target number of shares is determined at the beginning of a three-year performance period and the number of shares earned at the end of the three-year period will range from zero to 200% of the target number of shares depending on our corporate performance, as measured by: (1) the EPS goal

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established for each fiscal year; and (2) an overall modifier based on Visa’s TSR ranked among S&P 500 companies, or TSR Rank, over the three-year performance period. The total number of shares that may be awarded at the end of the three-year period is capped at 200% of the target number of shares. The TSR Rank modifier helps to lower compensation to our named executive officers for periods when our stockholders’ value has not increased and enhances named executive officers’ compensation for periods when our stockholders’ returns exceed those of the companies comprising the S&P 500.

One-third of the target performance shares awarded on November 19, 2012 are tied to the fiscal year 2013 EPS goal that the Compensation Committee established within the first ninety days of fiscal year 2013. The remaining two-thirds of the target shares awarded will be tied to the EPS goals for each of fiscal years 2014 and 2015, which will be set by the Compensation Committee within the first ninety days of the respective fiscal year. The actual EPS result will be used to determine the percentage of target shares credited from each of the three award segments. At the end of fiscal year 2013, the Compensation Committee reviewed our adjusted EPS of $7.59 and determined that, under the guidelines established at the time of grant, an additional adjustment was appropriate to exclude the impact of certain share repurchases made during the period. The Compensation Committee determined that the impact of the additional adjustment was less than $0.01 and, therefore, established that the final EPS result, as adjusted, of $7.59 exceeded the target EPS goal of $7.32 for fiscal year 2013. Interpolating this result between target (100%) and maximum (200%) yields a 152.9% result for fiscal year 2013.

At the completion of the entire three-year performance period in November 2015, the shares credited from the three fiscal years will be totaled and the overall number of shares may be modified based on Visa’s TSR Rank for the full three-year period. The TSR Rank modifier may increase or decrease the final number of shares earned by a maximum of 25%; however, the final number of shares is capped at 200% of the initial target number.

The EPS goal for fiscal year 2013 and actual EPS results discussed above also apply to the second portion of the performance shares previously awarded to our named executive officers on November 5, 2011 (see illustration below). Within the first ninety days of fiscal year 2014, the Compensation Committee will establish the fiscal year 2014 EPS target for the third and final portion of these performance shares. At the end of the three-year performance period in November 2014, a determination as to the fiscal year 2014 EPS results will be made and the overall number of shares earned will be modified based on Visa’s TSR rank over the full three-year performance period.

Consistent with Financial Standards Accounting Board ASC Topic 718, the value of the performance share awards for fiscal year 2013 included in the “Stock Awards” column of the Summary Compensation Table represents the second segment of the award made on November 5, 2011 and the first segment of the award made on November 19, 2012.

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Summary of Base Salary and Incentive Compensation for Fiscal Year 2013

In November 2013, the Compensation Committee made its decisions regarding our named executive officers’ total direct compensation based on corporate and individual performance for fiscal year 2013. The following table reflects each named executive officer’s base salary in effect on September 30, 2013, the annual cash incentive award paid on November 30, 2013, and the long-term incentive awards in the form of performance shares, stock option awards, and restricted stock/units made on November 19, 2013. As the long-term incentive awards set forth in the following table were made in fiscal year 2014, they are discussed under the heading Fiscal Year 2014 Compensation – Long-Term Incentive Compensation beginning on page 72. The equity awards discussed under the heading Fiscal Year 2013 Compensation – Long-Term Incentive Compensation beginning on page 66 refer to the equity awards made on November 19, 2012, during fiscal year 2013.

This table differs substantially from the Summary Compensation Table required by the SEC and is not intended as a substitute for the information in the fiscal year 2013 Summary Compensation Table beginning on page 77.

		Incentive Compensation
Name and Principal Position	Base Salary ($)(1)	Annual Incentive Plan ($)(2)	Value of Performance Shares (target value) ($)(3)	Value of Stock Options ($)(4)	Value of Restricted Stock/Units ($)(4)	Total ($)
Charles W. Scharf Chief Executive Officer	950,000	3,574,375	2,968,750	1,484,375	1,484,375	10,461,875
Ryan McInerney President	750,000	564,375	781,250	390,625	390,625	2,876,875
Byron H. Pollitt Executive Vice President and Chief Financial Officer	750,000	1,410,938	1,968,750	984,375	984,375	6,098,438
Elizabeth Buse Executive Vice President, Solutions	575,000	1,081,719	790,625	395,313	395,313	3,237,970
William M. Sheedy Executive Vice President, Corporate Strategy, M&A and Government Relations	525,000	987,656	718,750	359,375	359,375	2,950,156

(1)	Reflects the named executive officer’s base salary as of September 30, 2013. No changes to base salaries were approved for the named executive officers for fiscal year 2014.

(2)	Reflects the payment pursuant to the annual incentive plan approved by the Compensation Committee on November 6, 2013 and paid on November 30, 2013.

(3)

Reflects the dollar value of performance shares approved by the Compensation Committee on November 6, 2013. Please see the heading Fiscal Year 2014 Compensation – Long-Term Incentive Compensation beginning on page 72 for additional information regarding these awards.

(4)

Reflects the dollar value of restricted stock awards/units and stock option grants approved by the Compensation Committee on November 6, 2013 and granted on November 19, 2013. The grant date fair value of these awards will be included in the fiscal year 2014 Summary Compensation Table in the proxy statement for the 2015 annual meeting of stockholders. Please see the heading Fiscal Year 2014 Compensation – Long-Term Incentive Compensation beginning on page 72 for additional information regarding these awards.

Retention Grants

To promote the long-term retention of key executives and provide continuity of senior leadership through the critical period associated with the transition to our new Chief Executive Officer, the Compensation Committee approved retention equity awards during fiscal year 2013 in the form of restricted stock or restricted stock units to three of our named executive officers. The awards will vest over a period of three years to ensure these named executive officers continue to have a vested interest in the long-term value of the Company through its stock. One-third of the awards will vest on each of the first three anniversaries of the date of grant if the named executive officer continues to be employed by the Company on each such date. Vesting will accelerate only in the event of a recipient’s death or disability and does not vest upon a termination for any other reason, including if the named executive officer is involuntarily terminated by us without cause following a change of control.

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In approving the grants, the Compensation Committee worked with its independent compensation consultant, Cook & Co., to determine that the awards were consistent with market practice as to amount and terms. In addition, before making the grants, the Compensation Committee reviewed the total compensation of each of the recipients, including their vested and unvested outstanding equity awards, and took into consideration the views of the board’s other independent directors.

The retention grant values are displayed in the table below. As illustrated in the table, the retention grant values were converted to a specific number of shares on the award date using the fair market value of our Class A common stock on that date. The aggregate grant date fair values of the retention awards granted on November 19, 2012 computed in accordance with stock-based accounting rules are included in the Summary Compensation Table for fiscal year 2013 on page 77.

	Value of Retention Award Granted on November 19, 2012 ($)	Fair Market Value of Class A Common Stock on November 19, 2012 ($)	Number of Shares (#)
Byron H. Pollitt	2,000,066	145.65	13,732
Elizabeth Buse	6,000,052	145.65	41,195
William M. Sheedy	6,000,052	145.65	41,195

Retirement and Other Benefits

Our benefit program is designed to be competitive and cost-effective. We generally target the median of the market, with flexibility to position above or below the median where local conditions dictate. It is our objective to provide core benefits, including medical, retirement, life insurance, paid time off, and leaves of absence, to all employees and to allow for supplementary non-core benefits to accommodate regulatory, cultural and/or practical differences in the various geographies in which we have operations.

We sponsor a tax-qualified defined benefit pension plan, which we refer to as the retirement plan, and a tax-qualified defined contribution 401(k) plan, which we refer to as the 401k plan, to provide market driven retirement benefits to all eligible employees in the United States. In addition to the tax-qualified retirement plan and the 401k plan, we maintain a non-qualified excess retirement benefit plan and a non-qualified excess 401k plan to make up for the limitations imposed on these tax-qualified plans by the Internal Revenue Code. We also sponsor an unfunded non-qualified deferred compensation plan, which we refer to as the deferred compensation plan, which allows executive officers and certain other highly compensated employees to defer a portion of their annual incentive awards and sign-on bonuses to help them with tax planning and to provide competitive benefits. For additional information on these plans, see the sections entitled Executive Compensation – Pension Benefits and Executive Compensation – Non-qualified Deferred Compensation.

Perquisites and Other Personal Benefits

We provide limited perquisites and other personal benefits to facilitate the performance of our named executive officers’ management responsibilities. For instance, we maintain a Company car and driver that are used primarily by the Chief Executive Officer for both business and personal use, as well as some business and limited personal use by other executive officers. From time to time, our named executive officers also may use the Company’s tickets for sporting, cultural or other events for personal use rather than business purposes. If an incremental cost is incurred for such use, it is included in the “All Other Compensation” column of the Summary Compensation Table on page 77.

In addition, we have a policy that allows for companion travel on business related flights on our corporate aircraft by the Chief Executive Officer, the President and other key employees, as approved by the Chief Executive Officer. It is our policy that named executive officers are responsible for all income taxes related to their personal usage of the corporate car or aircraft, as well as travel by their companions. Additionally, no named executive officer may use the corporate aircraft for exclusive personal use (not related to business) except under the terms and conditions outlined in the Company’s aircraft time sharing agreement with the Chief Executive Officer, or under extraordinary circumstances with the advance approval of the Chief Executive Officer. Any personal use of the aircraft by our Chief Executive Officer pursuant to the aircraft time sharing agreement requires him to reimburse Visa an amount (as determined by the Company) equal to the lesser of: (1) the amount that would, absent reimbursement, be reportable with respect to the Chief Executive Officer in the Summary Compensation Table, the SEC Cost, or (2) the expenses of operating such flight that may be charged pursuant to

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Federal Aviation Regulation Section 91.501(d) as in effect from time to time, the FAR Expenses. The Chief Executive Officer’s personal use of the corporate aircraft is subject to an annual cap of $500,000, as determined by the Company using the lesser of the SEC Cost and the FAR Expenses. As a result of this arrangement, in fiscal year 2013, the Chief Executive Officer’s personal use of the aircraft did not result in any disclosable incremental cost to the Company.

We also maintain an expatriate and tax equalization policy for employees sent on a foreign assignment. Under this policy, employees receive payments to cover housing, automobile and other expenses incurred as a result of the assignment. The policy also calls for tax equalization, the intent of which is to neutralize the employee against tax advantages or disadvantages incurred as a result of the foreign assignment.

Severance

We believe that it is appropriate to provide severance pay to executive officers whose employment is involuntarily terminated by us without cause, and, in some cases, voluntarily terminated by the executive for good reason, to provide transition income replacement that will allow such executives to focus on our business priorities. Our Executive Severance Plan provides for severance pay to our named executive officers, excluding Mr. Saunders, under certain circumstances. We believe the level of severance provided by this plan is consistent with the practices of our compensation peer group and is necessary to attract and retain key employees.

The Executive Severance Plan generally provides for severance of two times base salary plus the named executive officer’s target annual incentive award, and does not include any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control. Under the Executive Severance Plan, a named executive officer may receive severance pay if, following a change of control, the executive is involuntarily terminated by us without cause, and, in some cases, voluntarily terminated by the executive for good reason. The letter agreement we entered into with each of Mr. Pollitt, Ms. Buse and Mr. Sheedy in connection with the Executive Severance Plan also includes a pre-change of control constructive termination provision, which describes the circumstances under which a named executive officer may be eligible to receive severance benefits under the Plan upon such termination. These circumstances include a material change in the executive’s job duties, salary, bonus or long term incentive award, during the period from the executive’s eligibility date under the Executive Severance Plan through December 31, 2013.

Fiscal Year 2014 Compensation

Annual Incentive Plan

For fiscal year 2014, the Compensation Committee has established a corporate threshold level of Net Income, as adjusted, and/or Net Revenue Growth, as adjusted, that must be met or exceeded before any payments will be made to our named executive officers under the annual incentive plan. If the threshold is achieved, each named executive officer’s actual annual incentive payment will be based on a combination of corporate performance and individual performance. When making compensation decisions at the end of fiscal year 2014, the Compensation Committee may exercise negative discretion based on the attainment of the individual and corporate performance measures used to determine each named executive officer’s actual award amount, but the Compensation Committee may not exercise positive discretion. This process is intended to permit the entire amount of the incentive payment to be considered performance-based under Section 162(m) of the Internal Revenue Code and therefore tax deductible.

Additionally, for the named executive officers other than the Chief Executive Officer, the Compensation Committee adjusted the weighting of the corporate performance metrics for determining awards from 80% to 70% and the weighting of the individual performance metrics from 20% to 30%. The Compensation Committee made these changes in order to allow it to further differentiate compensation between our named executive officers based on their individual performance. For fiscal year 2014, the Compensation Committee determined it was appropriate to use the same corporate performance measures weighted as follows to determine the corporate portion of the payout under the annual incentive plan: (i) Net Income, as adjusted, weighted at 60%; and (ii) Net Revenue Growth weighted at 40%. The Compensation Committee selected these performance measures because they are important indicators of increased stockholder value, and the Compensation Committee believes the current weighting balances these objectives appropriately.

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The fiscal year 2014 target annual incentive award levels and the proportion of the award determined by corporate performance are reflected in the table below. Individual performance goals for fiscal year 2014 for the named executive officers have not yet been established.

	Fiscal Year 2014 Target Award (% of Base Salary)	Fiscal Year 2014 Target Award ($)	Proportion of Award Determined by Corporate Goals
Charles W. Scharf	250%	2,375,000	80%
Ryan McInerney	150%	1,125,000	70%
Byron H. Pollitt	125%	937,500	70%
Elizabeth Buse	125%	718,750	70%
William M. Sheedy	125%	656,250	70%

Long-Term Incentive Compensation

On November 6, 2013, the Compensation Committee approved the annual equity awards for our named executive officers to be granted in fiscal year 2014. The awards were made on November 19, 2013, using a combination of stock options, restricted stock or restricted stock units, and performance shares. These are the same three equity vehicles used in prior years and their combinations will remain the same for fiscal year 2014: 25% stock options, 25% restricted stock/restricted stock units, and 50% performance shares.

For the performance shares granted on November 19, 2013, the actual number of shares earned will be determined based on:

•	the annual EPS goal established for each of the three fiscal years; and

•	an overall modifier based on our TSR Rank over the three-year performance period.

Consistent with prior fiscal years, the grant values were approved by the Compensation Committee after considering total target equity values, individual and corporate performance generally, overall levels of total compensation of our named executive officers relative to the compensation of similarly situated executive officers of peer group companies, and length of service during the fiscal year. The table below displays the dollar value of the grants approved on November 6, 2013.

		Components
	Total Combined Value of Equity Awards ($)	Value of Stock Options ($)	Value of Restricted Stock/Units ($)(1)	Value of Performance Shares ($)
Charles W. Scharf	5,937,500	1,484,375	1,484,375	2,968,750
Ryan McInerney(2)	1,562,500	390,625	390,625	781,250
Byron H. Pollitt	3,937,500	984,375	984,375	1,968,750
Elizabeth Buse	1,581,250	395,313	395,312	790,625
William M. Sheedy	1,437,500	359,375	359,375	718,750

(1)	Mr. Pollitt received restricted stock units while Messrs. Scharf, McInerney and Sheedy, and Ms. Buse received restricted stock.

(2)	Mr. McInerney’s equity award was prorated to reflect his partial year of service during fiscal year 2013.

Other Equity Grant Practices and Policies

Stock Grant Practices

The Compensation Committee has adopted an equity grant policy with respect to equity awards, which contains procedures to prevent stock option backdating or other grant timing issues. Under the equity grant policy, the Compensation Committee approves annual grants to executive officers and other members of the executive leadership

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team at a meeting to occur during the quarter following each fiscal year end. For fiscal year 2013, the board of directors delegated the authority to Mr. Scharf as the sole member of the stock committee to make annual awards to employees who are not members of the executive leadership team. The grant date for annual awards to all employees and non-employee directors has been established as November 19 of each year.

In addition to the annual grants, stock awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. The equity grant policy provides that only the Compensation Committee may make such “off-cycle” grants to named executive officers and other members of management’s executive committee. The Compensation Committee has delegated the authority to the stock committee to make “off-cycle” grants to other employees, subject to guidelines established by the Compensation Committee. Any “off-cycle” awards approved by the stock committee or the Compensation Committee must be granted on the fourth business day after we publicly announce our earnings or on such other date determined by the Compensation Committee or the board of directors.

For all newly issued stock option awards, the exercise price of the stock option award will be the closing price of our Class A common stock on the NYSE on the date of the grant. If the grant date for the annual awards falls on a weekend, the exercise price of stock option awards will be the closing price of our Class A common stock on the NYSE on the last trading day preceding the date of grant.

Stock Ownership Guidelines

In February 2008, the Compensation Committee established stock ownership guidelines for our executive officers pursuant to which these executives are expected to hold a minimum number of shares of our Class A common stock equal to a specified multiple of their annual base salaries, as follows:

Officer	Stock Ownership Guidelines
Charles W. Scharf	6 x base salary
Ryan McInerney	4 x base salary
Byron H. Pollitt	4 x base salary
Elizabeth Buse	3 x base salary
William M. Sheedy	3 x base salary

Equity interests that count toward the satisfaction of the ownership guidelines include shares owned outright by the named executive officer, shares jointly owned, restricted stock, and restricted stock units payable in shares. Newly hired or promoted executives have five years from the date of the commencement of their appointment as an executive officer to attain these ownership levels. Each named executive officer currently meets or exceeds the applicable guideline set forth in the table above. If an executive officer does not meet the applicable guideline by the end of the five-year period, the executive officer is required to hold a minimum of 50% of the net shares resulting from any future vesting of restricted stock, restricted stock units, performance shares, or exercise of stock options until the guideline is met. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of our stockholders and encourage our executive officers to consider the long-term perspective when managing the Company.

Additionally, we have instituted stock ownership guidelines for our non-employee directors. For information regarding these guidelines, see the section entitled Compensation of Non-Employee Directors.

Hedging and Pledging Prohibition

As part of our insider trading policy, all employees, including our named executive officers, and non-employee directors are prohibited from engaging in short sales of our securities, establishing margin accounts, or otherwise pledging or engaging in hedging transactions involving our securities.

Policy Regarding Clawback of Incentive Compensation

We have a Clawback Policy pursuant to which named executive officers and other key executive officers will be required to return incentive compensation paid to them if the financial results upon which the awards were based are materially restated due to fraud, intentional misconduct, or gross negligence of the executive officer.

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The Clawback Policy permits the board of directors to determine in its discretion if it will seek to recover applicable compensation, taking into account the following considerations as it deems appropriate:

•

Whether the amount of any bonus or equity compensation paid or awarded during the covered time period, based on the achievement of specific performance targets, would have been reduced based on the restated financial results;

•	The likelihood of success of recouping the compensation under governing law relative to the effort involved;

•	Whether the recoupment may prejudice Visa’s interest in any related proceeding or investigation;

•	Whether the expense required to recoup the compensation is likely to exceed the amount to be recovered;

•	The passage of time since the occurrence of the misconduct;

•	Any pending legal action related to the misconduct;

•	The tax consequences to the affected individual; and

•	Any other factors the board of directors may deem appropriate under the circumstances.

Under the Clawback Policy, we can require reimbursement of all or a portion of any bonus, incentive payment, equity based award (including performance shares, restricted stock or restricted stock units and outstanding stock options), or other compensation to the fullest extent permitted by law. Recoupment or reimbursement may include compensation paid or awarded during the period covered by the restatement and applies to compensation awarded in periods occurring subsequent to the adoption of the Clawback Policy.

We believe our Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that, in hindsight, should not have been rewarded. In addition, appropriate language regarding the policy has been included in applicable documents and award agreements and our named executive officers are required to acknowledge in writing that compensation we have awarded to them may be subject to reimbursement, clawback or forfeiture pursuant to the terms of the policy and/or applicable law.

Tax Implications – Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits our ability to deduct for tax purposes compensation in excess of $1,000,000 that is paid to our principal executive officer or any one of our three highest paid executive officers, other than our principal executive officer or principal financial officer, who are employed by us on the last day of our taxable year unless, in general, the compensation is paid pursuant to a plan that has been approved by our stockholders and is performance-related and non-discretionary. The Compensation Committee will review and consider the deductibility of executive compensation under Section 162(m) and may authorize certain payments in excess of the $1,000,000 limitation. The Compensation Committee believes that it needs to balance the benefits of designing awards that are tax-deductible with the need to design awards that attract, retain and reward executives responsible for our success.

During fiscal year 2012, we obtained stockholder approval of the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated. The amended and restated plan is used to provide long-term incentive awards, including awards that are intended to qualify as performance-based compensation under Section 162(m), thereby preserving our ability to deduct this compensation for tax purposes.

In addition, Section 274(e) of the Internal Revenue Code limits the amount that companies can deduct for the personal use of corporate aircraft to the amount recognized as income by the executives that used the aircraft. For fiscal year 2013, the total amount of our disallowed tax deduction resulting from the personal use of the corporate aircraft by our named executive officers and any guests was approximately $1,557,000.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has:

•	reviewed and discussed the above section titled Compensation Discussion and Analysis with management; and

•	based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in this proxy statement.

COMPENSATION COMMITTEE

William S. Shanahan (Chair)

Suzanne Nora Johnson

David J. Pang

John A. C. Swainson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee (William S. Shanahan, Suzanne Nora Johnson, David J. Pang and John A. C. Swainson) is or has ever been one of our officers or employees. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our board of directors or Compensation Committee.

RISK ASSESSMENT OF COMPENSATION PROGRAMS

The Compensation Committee annually considers potential risks when reviewing and approving our compensation programs. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our compensation programs for executive officers:

•

A Balanced Mix of Compensation Components – The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

•

Multiple Performance Factors – Our incentive compensation plans use both Company-wide metrics and individual performance goals, which encourage focus on the achievement of objectives for the overall benefit of the Company. The annual cash incentive is dependent on multiple performance metrics including Net Income and Net Revenue Growth, both as adjusted for unusual or non-recurring items, as well as individual goals related to specific strategic or operational objectives.

•	Long-term Incentives – Our long-term incentives are equity-based, with a three-year vesting schedule to complement our annual cash based incentives.

•	Capped Incentive Awards – Annual incentive awards and performance share awards are capped at 200% of target.

•	Stock Ownership Guidelines – Our guidelines call for significant share ownership, which aligns the interests of our executive officers with the long-term interests of our stockholders.

•

Clawback Policy – Our Clawback Policy authorizes the board of directors to recoup past incentive compensation in the event of a material restatement of the Company’s financial results due to fraud, intentional misconduct or gross negligence of the executive officer.

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Additionally, the Compensation Committee annually considers an assessment of compensation-related risks for all of our employees. Based on this assessment, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Visa. In making this determination, the Compensation Committee reviewed the key design elements of our compensation programs in relation to industry “best practices” as presented by Cook & Co, as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the board of directors. In addition, management completed an inventory of incentive programs below the executive level and reviewed the design of these incentives both internally and with Cook & Co. to conclude that such programs do not encourage excessive risk-taking.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table and related footnotes describe the total compensation earned for services rendered during fiscal years 2013, 2012 and 2011 by our named executive officers. The primary elements of each named executive officer’s total compensation as reported in the table are base salary, annual incentive compensation and long-term incentive compensation in the form of stock options, restricted stock awards/units and performance shares. Certain other benefits are listed in the “All Other Compensation” column and additional detail about these benefits is provided in the All Other Compensation in Fiscal Year 2013 Table.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(4)		All Other Compensation ($)(5)		Total ($)
Charles W. Scharf Chief Executive Officer	2013	870,867	—		12,999,991	(6)	6,000,006	(6)	3,574,375	(7)	47,310		709,302		24,201,851
Ryan McInerney President	2013	250,010	1,015,625	(8)	4,270,503	(9)	1,085,005	(9)	564,375	(7)	11,645		195,693		7,392,856
Byron H. Pollitt Executive Vice President and Chief Financial Officer	2013	683,360	—		4,392,120		949,981		1,410,938	(7)	65,410		77,611		7,579,420
	2012	650,025	—		3,065,019		625,002		1,441,700		239,696		92,078		6,113,520
	2011	650,025	—		2,192,123		699,993		1,066,000		298,382		63,569		4,970,092
Elizabeth Buse Executive Vice President, Solutions	2013	541,687	—		7,089,468		412,513		1,081,719	(7)	—	(10)	6,460,689	(11)	15,586,076
	2012	525,020	—		3,532,560		312,486		931,560		624,084		646,256		6,571,966
William M. Sheedy Executive Vice President, Corporate Strategy, M&A and Government Relations	2013	525,020	—		7,089,468		412,513		987,656	(7)	—	(10)	52,514		9,067,171
	2012	525,020	—		3,532,560		312,486		931,560		672,672		61,123		6,035,421
	2011	525,020	—		1,096,062		350,009		688,800		486,030		84,516		3,230,437
Joseph W. Saunders Former Executive Chairman and Former Chief Executive Officer	2013	475,018	—		3,095,668	(12)	822,350	(12)	1,187,500	(7)	436,762		181,004		6,198,302
	2012	950,037	—		2,337,216		1,371,550		4,214,200		712,949		114,162		9,700,114
	2011	950,037	—		5,169,096		1,650,613		3,116,000		776,895		161,449		11,824,090

(1)

On November 1, 2012, Mr. Scharf became our Chief Executive Officer and Mr. Saunders stepped down from the position of Chief Executive Officer. Mr. Saunders continued to serve as the Company’s Executive Chairman providing succession services until the expiration of the term of his employment agreement on March 31, 2013. Mr. McInerney became our President on June 3, 2013. In addition, during fiscal year 2013, Ms. Buse transitioned from the role of Group President – APCEMEA to the role of Executive Vice President, Solutions and Mr. Sheedy transitioned from the role of Group President – Americas to the role of Executive Vice President, Corporate Strategy, M&A and Government Relations. Mr. Scharf and Mr. McInerney were not named executive officers in fiscal years 2011 and 2012 and Ms. Buse was not a named executive officer in fiscal year 2011.

(2)

Represents restricted stock awards or restricted stock units awarded and performance shares granted in each of fiscal years 2013, 2012 and 2011. The amounts represent the aggregate grant date fair value of the awards granted to each named executive officer computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 16 – Share-based Compensation to our fiscal year 2013 consolidated financial statements, which is included in our Annual Report on Form 10-K filed with the SEC on November 22, 2013 (the “Form 10-K”). The table below sets forth the details of the components that make up the fiscal year 2013 stock award for our named executive officers other than Mr. Scharf and Mr. McInerney. Restricted stock awards and restricted stock units vest in three substantially equal installments on each of the three anniversaries of the date of grant. Consistent with the requirements of ASC Topic 718, the value of the performance shares displayed in the table below, at their expected and maximum levels, is based on the one-third of the full number of shares for which an EPS goal was established in fiscal year 2013 under the awards made on: (1) November 5, 2011, which are scheduled to vest on November 30, 2014; and (2) November 19, 2012, which are scheduled to vest on November 30, 2015. Remaining portions of these awards will be linked to EPS goals established for fiscal year 2014 and fiscal year 2015 and will be reported in the Summary Compensation Table for those fiscal years. Also included in the table below is the value of

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the retention grants made in November 2012, which vest in three substantially equal installments on each of the three anniversaries of the date of grant.

	Retention Grant	Components of Annual Stock Awards		Additional Information
	Restricted Stock/Units Value ($)	Restricted Stock/Units Value ($)	Value of Performance Shares – Expected ($)	Value of Performance Shares – at Maximum ($)
Byron H. Pollitt	2,000,066	949,929	1,442,125	2,884,250
Elizabeth Buse	6,000,052	412,481	676,936	1,353,871
William M. Sheedy	6,000,052	412,481	676,936	1,353,871
Joseph W. Saunders	—	822,340	2,273,328	4,546,656

(3)

Represents stock option awards granted in each of fiscal years 2013, 2012 and 2011. The amounts represent the aggregate grant date fair value of the awards granted to each named executive officer computed in accordance with stock-based accounting rules (FASB ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 16 – Share-based Compensation to our fiscal year 2013 consolidated financial statements, which are included in our Form 10-K. Stock options vest in three substantially equal installments on each of the three anniversaries of the date of grant.

(4)

Represents the aggregate positive change in the actuarial present value of accumulated benefits under all pension plans (except the Visa 401k Plan) during fiscal year 2013. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in Note 10 – Pension, Postretirement and Other Benefits to our fiscal year 2013 consolidated financial statements, which are included in our Form 10-K. There are no above market or preferential earnings on non-qualified deferred compensation.

(5)	Additional detail describing the “All Other Compensation” is included in the All Other Compensation in Fiscal Year 2013 Table on page 80.

(6)

In connection with his hiring, Mr. Scharf received a one-time make-whole equity award comprised of restricted stock with a grant date value of $13,000,000, which converted into 89,255 shares, and stock options with a grant date value of $6,000,000, which converted into options to purchase 154,759 shares. The make-whole award vested immediately on the date of grant, with respect to that number of restricted shares having a grant date value of $4,447,368, which converted into 30,535 shares, and that number of stock options having a grant date value of $2,052,632, which converted into options to purchase 52,944 shares. The unvested remainder of the make-whole award, or 58,720 shares of restricted stock and options to purchase 101,815 shares, will vest in three substantially equal installments on each of the three anniversaries of the date of grant, assuming Mr. Scharf’s continued employment by the Company through each such date. Upon the occurrence of a qualifying termination of employment at any time following the first anniversary of the date of grant (and conditioned upon the execution and nonrevocation of a release of claims by Mr. Scharf), the make-whole award will become vested, and as applicable, exercisable, with respect to that number of shares that would have become vested and/or exercisable had Mr. Scharf continued his employment with Visa for the twelve month period following his termination of employment. In addition, in the event of such termination of employment, all vested make-whole award stock options will remain exercisable for the remainder of the ten-year term from their date of grant.

(7)

Amounts for fiscal year 2013 represent cash awards earned under the annual incentive plan based on: (i) actual performance measured against the corporate objectives established for Net Income and Net Revenue Growth; and (ii) actual individual named executive officer performance against his or her individual goals. The table below includes the amount of the total award to each named executive officer and the portion of the award attributable to each component. The payments to Mr. McInerney and Mr. Saunders were prorated based on their partial year of service in fiscal year 2013 (and based on target level performance for Mr. Saunders pursuant to the terms of his employment agreement) as described under the heading Actual Annual Incentive Plan Awards for Fiscal Year 2013 on page 65.

	Total Annual Incentive Award ($)	Corporate Performance ($)	Individual Performance ($)
Charles W. Scharf	3,574,375	2,859,500	714,875
Ryan McInerney	564,375	451,500	112,875
Byron H. Pollitt	1,410,938	1,128,750	282,188
Elizabeth Buse	1,081,719	865,375	216,344
William M. Sheedy	987,656	790,125	197,531

(8)

Represents the cash portion of the sign-on bonus paid to Mr. McInerney pursuant to the terms of his offer letter. In connection with his employment, Mr. McInerney received a one-time sign-on bonus of $2,031,250, payable fifty percent, or $1,015,625, in cash and fifty percent in restricted stock with a grant date value of $1,015,625. Mr. McInerney is obligated to repay a pro-rata portion of the cash portion of the sign-on bonus in the event he voluntarily terminates his employment or he is terminated for cause prior to June 3, 2014, the one year anniversary of his commencement of employment with Visa.

78 - Visa Inc. 2014 Proxy Statement

(9)

In connection with his employment, on June 3, 2013, Mr. McInerney received a one-time make-whole equity award comprised of restricted stock with a grant date value of $3,255,000, which converted into 18,064 shares, and stock options with a grant date value of $1,085,000, which converted into options to purchase 24,581 shares. The shares subject to the make-whole award will vest in three substantially equal installments on each of the three anniversaries of the date of grant. Also includes the restricted stock portion of Mr. McInerney’s sign-on bonus, which had a grant date value of $1,015,625 and converted into 5,636 shares. The equity portion of the sign-on bonus will vest in full on the third anniversary of the date of grant, assuming Mr. McInerney’s continued employment by the Company through such date.

(10)

The aggregate change in the actuarial present value of accumulated benefits under all pension plans (except the Visa 401k Plan) resulted in negative values during fiscal year 2013 for each of Ms. Buse and Mr. Sheedy in the amounts of $(292,262) and $(379,205), respectively.

(11)

Includes the Singapore foreign exit tax payment which was paid by the Company on Ms. Buse’s behalf pursuant to the Company’s tax equalization policy as further described in footnote 8 to the All Other Compensation in Fiscal Year 2013 Table on page 80.

(12)

Mr. Saunders’ equity awards were prorated based on his partial year of service in fiscal year 2013. There was no incremental increase in the fair value of Mr. Saunders’ equity awards in connection with the vesting of his equity awards upon his retirement on March 31, 2013.

Visa Inc. 2014 Proxy Statement - 79

All Other Compensation in Fiscal Year 2013 Table

The following table sets forth additional information with respect to the amounts reported in the “All Other Compensation” column of the Summary Compensation Table above for fiscal year 2013.

	Car ($)(1)	401k Plan Match ($)	Excess 401k Plan Contribution ($)	Companion Travel ($)	Corporate Aircraft ($)(2)	Executive LTD ($)	Relocation/ International Assignment ($)		Singapore Exit Tax ($)		Tax Payments ($)		Other ($)(3)		Total ($)
Charles W. Scharf	7,396	24,800	25,077	4,182	—	1,195	512,351	(4)	—		132,901	(5)	1,400		709,302
Ryan McInerney	—	13,125	—	—	—	401	177,768	(6)	—		4,399	(5)	—		195,693
Byron H. Pollitt	—	15,300	25,452	—	—	1,359	—		—		—		35,500		77,611
Elizabeth Buse	—	15,300	17,076	32,046	—	1,359	198,907	(7)	5,057,077	(8)	1,137,524	(9)	1,400		6,460,689
William M. Sheedy	—	15,300	16,201	8,254	—	1,359	—		—		—		11,400		52,514
Joseph W. Saunders	5,053	14,251	16,626	—	256	671	—		—		—		144,147	(10)	181,004

(1)

Represents the cost of personal use (including commuting for Mr. Scharf and Mr. Saunders) of a Company provided car and driver. The amount in the table is determined based on the incremental cost to Visa of the fuel related to the proportion of time the car was used for non-business trips and also includes the cost of the driver’s salary for the proportion of time the driver was utilized for non-business trips.

(2)	Represents the pro-rated share of the aggregate incremental cost to Visa of catering costs for flights that included guests on the corporate aircraft.

(3)

Includes: (i) contributions made on behalf of certain named executive officers under our charitable contribution matching programs, under which personal contributions meeting the guidelines of our program are eligible for Company matching contributions; (ii) donations made by the Company to non-profit organizations in recognition of a named executive officer’s service as a member of the organization’s board of directors or comparable body; and/or (iii) the aggregate incremental cost of using the Company’s tickets to sporting, cultural or other events. The total amounts of charitable contributions included in the table by named executive officer are: Mr. Pollitt $35,500 and Mr. Sheedy $10,000.

(4)	Represents costs associated with Mr. Scharf’s relocation to the San Francisco Bay Area from the east coast.

(5)	Represents tax reimbursements made to Mr. Scharf and Mr. McInerney in connection with their relocation to the San Francisco Bay Area from the east coast.

(6)	Represents costs associated with Mr. McInerney’s relocation to the San Francisco Bay Area from the east coast.

(7)	Represents expatriate allowances/reimbursements for housing, automobile, cost of living differential, home leave and other costs associated with Ms. Buse’s expatriate assignment in Singapore.

(8)

Represents Singapore foreign exit taxes resulting from Ms. Buse’s return to the United States, which were paid by the Company on Ms. Buse’s behalf pursuant to the Company’s tax equalization policy. The Singapore foreign exit taxes are attributable to compensation Ms. Buse received while working in Singapore, including $488,749 for compensation earned and equity vested prior to fiscal year 2014, and $4,568,328 for equity vesting in fiscal years 2014, 2015, and 2016. The amount of exit tax attributable to equity vesting in each of these fiscal years is: $1,947,513 for 2014, $1,686,840 for 2015, and $933,975 for 2016. The benefit of any foreign tax credits claimed on Ms. Buse’s tax return associated with the Singapore exit taxes will accrue to the Company and offset these amounts.

(9)

Represents tax equalization payments and tax reimbursements in connection with Ms. Buse’s expatriate assignment in Singapore, including a gross-up of the Singapore foreign tax exit payment paid on her behalf, which “equalized” her taxes with U.S. tax treatment under our standard tax equalization policy for employees on expatriate assignments.

(10)

Represents a payment of $113,269 to Mr. Saunders for his accrued but unused vacation time following his retirement and a payment of $30,878 in accordance with the terms of his employment agreement for continued health care benefits.

80 - Visa Inc. 2014 Proxy Statement

Grants of Plan-Based Awards in Fiscal Year 2013 Table

The following table provides information about non-equity incentive awards and long-term equity-based incentive awards granted during fiscal year 2013 to each of our named executive officers. Cash awards are made pursuant to the Visa Inc. Incentive Plan, as amended and restated, and equity awards are made pursuant to the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated. Both plans have been approved by our stockholders. There can be no assurance that the grant date fair value of the equity awards will be realized by our named executive officers.

										All Other Stock Awards: Number of Shares or Units (#) (j)(4)		All Other Option Awards: Number of Securities Underlying Options (#) (k)(4)(5)		Exercise or Base Price of Option Awards ($/Share) (l)(5)	Grant Date Fair Value of Stock and Option Awards ($) (m)(6)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)
Name (a)	Award Type (b)(1)	Grant Date (c)		Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)
Charles W.	AIP			1,187,500	2,375,000	4,750,000
Scharf	RS	11/19/12								89,255	(7)				12,999,991
	Option	11/19/12										154,759	(7)	$145.65	6,000,006
Ryan	AIP			187,500	375,000	750,000
McInerney(13)	RS	6/3/13								5,636	(8)				1,015,551
	RS	6/3/13								18,064	(8)				3,254,952
	Option	6/3/13										24,581	(8)	180.19	1,085,005
Byron H.	AIP			468,750	937,500	1,875,000
Pollitt	PS	11/19/12	(9)				2,249	4,498	8,995						771,272	(12)
	PS	11/19/12	(10)				2,174	4,348	8,697						670,853	(12)
	RSU	11/19/12								6,522	(11)				949,929
	Option	11/19/12										24,503		145.65	949,981
	RS	11/19/12								13,732	(11)				2,000,066
Elizabeth	AIP			359,375	718,750	1,437,500
Buse	PS	11/19/12	(9)				1,125	2,249	4,498						385,636	(12)
	PS	11/19/12	(10)				944	1,888	3,776						291,300	(12)
	RSU	11/19/12								2,832	(11)				412,481
	Option	11/19/12										10,640		145.65	412,513
	RSU	11/19/12								41,195	(11)				6,000,052
William M.	AIP			328,125	656,250	1,312,500
Sheedy	PS	11/19/12	(9)				1,125	2,249	4,498						385,636	(12)
	PS	11/19/12	(10)				944	1,888	3,776						291,300	(12)
	RS	11/19/12								2,832	(11)				412,481
	Option	11/19/12										10,640		145.65	412,513
	RS	11/19/12								41,195	(11)				6,000,052
Joseph W.	AIP			593,750	1,187,500	2,375,000
Saunders(14)	PS	11/19/12	(9)				4,936	9,871	19,741						1,692,580	(12)
	PS	11/19/12	(10)				1,882	3,764	7,528						580,748	(12)
	RSU	11/19/12								5,646	(11)				822,340
	Option	11/19/12										21,211		145.65	822,350

(1)	AIP refers to cash awards under our annual incentive plan.

PS refers to performance-based restricted stock units awarded under our 2007 Equity Incentive Compensation Plan.

RS and RSU refer to restricted stock awards and restricted stock units, respectively, under our 2007 Equity Incentive Compensation Plan.

Option refers to stock options granted under our 2007 Equity Incentive Compensation Plan.

(2)

Represents the range of possible cash awards under the annual incentive plan. Actual awards are dependent on actual results against: (i) the corporate performance measures of Net Income and Net Revenue Growth and (ii) pre-established individual goals as described under the heading Fiscal Year 2013 Compensation – Annual Incentive Plan beginning on page 61. The amounts shown in column (d) reflect the minimum payment level for the threshold minimum performance level required under the annual incentive plan in order to receive any payment, which is 50% of the target amount in column (e). The amounts shown in column (f) are 200% of such target amount, which is the maximum possible award. The actual amounts awarded to our named executive officers under the annual incentive plan for fiscal year 2013 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 77.

(3)	Represents the range of possible awards of performance shares granted in fiscal year 2013.

Visa Inc. 2014 Proxy Statement - 81

(4)

Equity awards made pursuant to the Visa Inc. 2007 Equity Incentive Compensation Plan will vest according to their terms, but may be subject to earlier vesting in full in the event of a termination of a grantee’s employment due to death, “disability” or “retirement” or a termination following a “change of control” of a grantee’s employment by us without “cause” or by the grantee for “good reason.” The terms disability, retirement, change of control, cause, and good reason are all defined in the applicable award agreement or the equity incentive plan.

(5)

The stock options approved by the Compensation Committee on November 4, 2012 and granted on November 19, 2012 have an exercise price of $145.65. The stock option grant approved by the Compensation Committee on May 18, 2013 and made to Mr. McInerney on June 3, 2013 has an exercise price of $180.19. The exercise prices of these stock options were the fair market value of our Class A common stock on the applicable date of grant. The stock options generally vest in three substantially equal installments on each of the three anniversaries of the date of grant and expire ten years from the date of grant.

(6)

Amounts are not an actual dollar amount received by our named executive officers in fiscal year 2013, but instead represent the aggregate grant date fair value of the equity awards calculated in accordance with ASC Topic 718. The aggregate grant date fair value calculation for the performance shares is discussed more detail in footnote 12 below.

(7)

A description of the vesting of the equity awards made to Mr. Scharf is set forth in footnote 6 to the Summary Compensation Table and under the heading Compensation Discussion and Analysis – Compensation of our New Executive Officers on page 57.

(8)

A description of the vesting of the equity awards made to Mr. McInerney is set forth in footnote 9 to the Summary Compensation Table and under the heading Compensation Discussion and Analysis – Compensation of our New Executive Officers on page 57.

(9)

Consistent with the requirements of ASC Topic 718, the amount represents the second of three portions of the performance share award made on November 5, 2011 for which the grant date fair value was established on November 19, 2012. The shares earned from this award will vest on November 30, 2014.

(10)

Consistent with the requirements of ASC Topic 718, the amount represents the first third of the performance share award made on November 19, 2012 for which the grant date fair value was established on November 19, 2012. The shares earned from this award will vest on November 30, 2015.

(11)	Represents an award of restricted stock or restricted stock units that vests in three substantially equal installments on each of the three anniversaries of the date of grant.

(12)

Represents the value of performance shares based on the expected outcome as of the date of grant. In accordance with FASB ASC Topic 718, this result is based on (i) achieving the target level of EPS; and (ii) a relative TSR result modeled using a Monte-Carlo simulation.

(13)	The annual incentive plan targets were prorated based on Mr. McInerney’s partial year of service in fiscal year 2013.

(14)	The annual incentive plan targets and long-term incentive awards were prorated based on Mr. Saunders’ partial year of service in fiscal year 2013.

82 - Visa Inc. 2014 Proxy Statement

Outstanding Equity Awards at 2013 Fiscal Year-End Table

The following table presents information with respect to equity awards previously made to each of our named executive officers that were outstanding on September 30, 2013.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(4)	Equity Incentive Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(3)
Charles W. Scharf	11/19/2012						58,720	11,221,392
	11/19/2012		52,944	101,815	145.65	11/19/2022
Ryan McInerney	6/3/2013						18,064	3,452,030
	6/3/2013						5,636	1,077,040
	6/3/2013		0	24,581	180.19	6/3/2023
Byron H. Pollitt	Various	(5)							26,687	5,099,886
	11/5/2010	(6)					17,009	3,250,420
	11/19/2012						13,732	2,624,185
	11/19/2012						6,522	1,246,354
	2/14/2012						17,355	3,316,541
	11/5/2011						4,499	859,759
	11/5/2010						2,925	558,968
	11/19/2012		0	24,503	145.65	11/19/2022
	11/5/2011		7,054	14,111	92.64	11/5/2021
	11/5/2010		19,101	9,552	79.80	11/5/2020
	11/5/2009		50,865	0	79.59	11/5/2019
	11/5/2008		63,748	0	56.47	11/5/2018
Elizabeth Buse	Various	(5)							12,772	2,440,729
	11/5/2010	(6)					8,505	1,625,306
	11/19/2012						41,195	7,872,365
	11/19/2012						2,832	541,195
	2/14/2012						26,033	4,974,906
	11/5/2011						2,249	429,784
	11/5/2010						1,463	279,579
	11/19/2012		0	10,640	145.65	11/19/2022
	11/5/2011		3,527	7,055	92.64	11/5/2021
	11/5/2010		9,551	4,776	79.80	11/5/2020
	11/5/2009		16,955	0	79.59	11/5/2019
	11/5/2008		23,906	0	56.47	11/5/2018
William M. Sheedy	Various	(5)							12,772	2,440,729
	11/5/2010	(6)					8,505	1,625,306
	11/19/2012						41,195	7,872,365
	11/19/2012						2,832	541,195
	2/14/2012						26,033	4,974,906
	11/5/2011						2,249	429,784
	11/5/2010						1,463	279,579
	11/19/2012		0	10,640	145.65	11/19/2022
	11/5/2011		3,527	7,055	92.64	11/5/2021
	11/5/2010		9,551	4,776	79.80	11/5/2020
	11/5/2009		25,432	0	79.59	11/5/2019
	11/5/2008		31,343	0	56.47	11/5/2018
Joseph W. Saunders	Various	(5)							47,009	8,983,420
	11/19/2012		21,211	0	145.65	11/19/2022
	11/5/2011		46,446	0	92.64	11/5/2021
	11/5/2010		22,522	0	79.80	11/5/2020

(1)

Stock options generally vest in three substantially equal installments on each of the three anniversaries of the date of grant. A description of the vesting of the equity awards made to Mr. Scharf and Mr. McInerney is set forth in footnotes 6 and 9, respectively, to the Summary Compensation Table and under the heading Compensation Discussion and Analysis – Compensation of our New Executive Officers beginning on page 57. Mr. Saunders’ outstanding stock options accelerated upon his retirement on March 31, 2013 and will remain exercisable until the third anniversary of his retirement.

Visa Inc. 2014 Proxy Statement - 83

(2)

Restricted stock awards and restricted stock units granted either as part of an annual grant or as a retention grant generally vest in three substantially equal installments on each of the three anniversaries of the date of grant. A description of the vesting of the restricted stock awards made to Mr. Scharf and Mr. McInerney is set forth in footnotes 6 and 9, respectively, to the Summary Compensation Table and under the heading Compensation Discussion and Analysis – Compensation of our New Executive Officers beginning on page 57.

(3)	The value shown is based on the September 30, 2013 per share closing price of our Class A common stock of $191.10.

(4)

Represents unearned shares under the performance share awards made in November 2011 and November 2012. Based on guidance provided by the SEC, the maximum potential number of shares for such grants has been assumed. The amounts shown for the performance shares awarded on November 5, 2011 include only shares equal to the 2/3 of the award for which an EPS target has been established. The amounts shown for the performance shares awarded on November 19, 2012 include only shares equal to the 1/3 of the award for which an EPS target has been established. The table below provides additional detail.

(5)	The following table provides additional information as to the number of shares reported for performance shares as of September 30, 2013 in the Outstanding Equity Awards at 2013 Fiscal Year-End Table.

	Date When the Number of Performance Shares Was Established	Date When Conditions for Grant Were Established
		November 5, 2011	November 19, 2012	Not Fully Established	Not Fully Established	Vest Date
Byron Pollitt	11/5/2011	8,995	8,995	8,996		11/30/2014
	11/19/2012		8,697	8,696	8,697	11/30/2015
	Total	26,687
Elizabeth Buse	11/5/2011	4,498	4,498	4,498		11/30/2014
	11/19/2012		3,776	3,776	3,776	11/30/2015
	Total	12,772
William M. Sheedy	11/5/2011	4,498	4,498	4,498		11/30/2014
	11/19/2012		3,776	3,776	3,776	11/30/2015
	Total	12,772
Joseph W. Saunders	11/5/2011	19,740	19,741	19,741		11/30/2014
	11/19/2012		7,528	7,528	7,528	11/30/2015
	Total	47,009

(6)

Represents performance shares for which the performance period has been completed and the grants have been earned but remain unvested as of September 30, 2013. These shares vested on November 30, 2013.

84 - Visa Inc. 2014 Proxy Statement

Option Exercises and Stock Vested Table

The following table provides additional information about the value realized by our named executive officers on stock option award exercises, restricted stock and restricted stock units vesting and performance shares vesting during the fiscal year ended September 30, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Charles W. Scharf	—	—	30,535	4,447,423
Ryan McInerney	—	—	—	—
Byron H. Pollitt	0	0	34,383	5,079,221
Elizabeth Buse	0	0	15,159	2,239,619
William M. Sheedy	30,000	3,105,522	17,191	2,539,536
Joseph W. Saunders(3)	232,053	17,663,622	141,158	23,566,957

(1)	Amounts reflect the aggregate difference between the exercise price of the stock option and the market price of our Class A common stock at the time of exercise.

(2)	Amounts reflect the aggregate market value of Class A common stock on the day on which the restricted stock, restricted stock units or performance shares vested.

(3)	Includes options and stock awards that accelerated on Mr. Saunders’ retirement.

Pension Benefits Table

The following table shows the present value of accumulated benefits payable to our named executive officers, including the number of years of service credited to each executive, under the Visa Retirement Plan and the Visa Excess Retirement Benefit Plan. The value of the benefits is determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Charles W. Scharf	Visa Retirement Plan	0.9	13,067	—
	Visa Excess Retirement Benefit Plan	0.9	34,243	—
Ryan McInerney	Visa Retirement Plan	0.3	11,645	—
	Visa Excess Retirement Benefit Plan	0.3	0	—
Byron H. Pollitt	Visa Retirement Plan	6.0	1,057,557	—
	Visa Excess Retirement Benefit Plan	6.0	112,996	—
Elizabeth Buse	Visa Retirement Plan	15.3	1,642,024	—
	Visa Excess Retirement Benefit Plan	15.3	1,002,025	—
William M. Sheedy	Visa Retirement Plan	20.4	1,240,366	—
	Visa Excess Retirement Benefit Plan	20.4	1,058,798	—
Joseph W. Saunders	Visa Retirement Plan	5.8	1,565,389	1,565,389
	Visa Excess Retirement Benefit Plan	5.8	2,701,760	—

Visa Inc. 2014 Proxy Statement - 85

Visa Retirement Plan

Under the Visa Retirement Plan, our U.S.-based employees, including our named executive officers, generally earn the right to receive certain benefits:

•	upon retirement at the normal retirement age of 65;

•	upon early retirement at or after age 55 (or at or after age 50 if hired prior to October 1, 2002) and having completed at least ten years of service with us; or

•	upon an earlier termination of employment, but solely if the employee is vested at that time.

Benefits under the Visa Retirement Plan are based on a cash balance benefit accrual formula. Under the formula, 6% of an employee’s eligible monthly pay will be credited each month to the employee’s notional cash balance account, along with interest each month on the account balance at an annualized rate equal to the 30-year U.S. Treasury Bond average annual interest rate for November of the previous calendar year. Accrued benefits under the Visa Retirement Plan become fully vested and nonforfeitable after three years of service.

Prior to January 1, 2011, retirement benefits were calculated as the product of 1.25% times the employee’s years of service multiplied by the employee’s monthly final average earnings for the last 60 consecutive months before retirement (or, for employees hired prior to October 1, 2002, the product of 46.25% times the employee’s years of service divided by 25 years, multiplied by the employee’s monthly final average earnings for the 36 highest consecutive months in the last 60 months before retirement). Eligible earnings include salary, overtime, shift differentials, special and merit awards and short-term cash incentive awards. The formula below provides an illustration of how the retirement benefits are calculated.

For employees hired prior to October 1, 2002

46.25%	X	Completed years of service, including partial year based on completed months	X	Monthly final average earnings for the 36 highest consecutive months in the last 60 months before retirement
25 years

For employees hired after September 30, 2002

1.25%	X	Completed years of service, including partial year based on completed months (up to 35 full years)	X	Monthly final average earnings for the last 60 consecutive months before retirement

If an employee retires early, that is, between the ages of 55 and 64 (or between the ages of 50 and 61 if hired prior to October 1, 2002), and has completed at least ten years of service with the Company, the amount of that employee’s benefits is reduced for each complete year that the employee begins receiving early retirement benefits before the age of 65 (or before the age of 62 if hired prior to October 1, 2002). If an employee retires prior to becoming eligible for early or normal retirement, the amount of his or her benefits is actuarially reduced and is generally not as large as if the employee had continued employment until his or her early or normal retirement date.

The Visa Retirement Plan began transitioning to cash balance benefits effective January 1, 2008 and completed the transition effective January 1, 2011. The change to a cash balance benefit formula took effect immediately for employees hired or rehired after December 31, 2007. However, for employees hired before January 1, 2008 (and not rehired thereafter), the applicable Visa Retirement Plan benefit formula described above was grandfathered for a three-year period and grandfathered employees continued to accrue benefits under that benefit formula. Their accrued benefits at December 31, 2010 (the last day of the grandfathered period) or the date they terminated employment, if earlier, were preserved. Because we completed the conversion to a cash balance plan formula beginning on January 1, 2011, all future benefit accruals will be under the cash balance benefit formula.

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Visa Excess Retirement Benefit Plan

To the extent that an employee’s annual retirement income benefit under the Visa Retirement Plan exceeds the limitations imposed by the Internal Revenue Code, such excess benefit is paid from our non-qualified, unfunded, noncontributory Visa Excess Retirement Benefit Plan. The vesting provisions of, and formula used to calculate the benefit payable pursuant to, the Visa Excess Retirement Benefit Plan are generally the same as those of the Visa Retirement Plan described above, except that benefits are calculated without regard to the Internal Revenue Code tax-qualified plan limits and then offset for benefits paid under the qualified plan.

Non-qualified Deferred Compensation

Visa Deferred Compensation Plan

Under the terms of the Visa Deferred Compensation Plan, eligible participants are able to defer up to 100% of their cash incentive awards or sign-on bonuses, if they submit a qualified deferral election. Benefits under the Visa Deferred Compensation Plan will be paid based on one of the following three distribution dates or events previously elected by the participant: (i) immediately upon, or up to five years following, retirement; (ii) immediately upon, or in the January following, termination; or (iii) if specifically elected by the participant, in January in a specified year while actively employed. However, upon a showing of financial hardship and receipt of approval from the plan administrator, a plan participant may be allowed to access funds in his or her deferred compensation account earlier than his or her existing distribution election(s). Benefits can be received either as a lump sum payment or in annual installments, except in the case of pre-retirement termination, in which case the participant must receive the benefit in a lump sum. Participants are always fully vested in their deferrals under the Visa Deferred Compensation Plan. Upon termination of the Visa Deferred Compensation Plan within 12 months of a “change of control,” participants’ benefits under the Visa Deferred Compensation Plan will be paid immediately in a lump sum.

Visa 401k Plan and Visa Excess 401k Plan

The Visa 401k Plan is a tax-qualified 401(k) retirement savings plan pursuant to which all of our U.S.-based employees, including our named executive officers, are able to contribute up to 50%, or 13% for highly compensated employees, of their salary up to the limit prescribed by the Internal Revenue Code to the Visa 401k Plan on a pre-tax basis. Employees also have the option of contributing on an after-tax basis from 1% up to 50%, or 13% for highly compensated employees, of salary or a combination of pre-tax and after tax contributions that do not exceed 50%, or 13% for highly compensated employees, of salary. All contributions are subject to the Internal Revenue Code limits. If an employee reaches the statutory pre-tax contribution limit during the calendar year, an employee may continue to make contributions to the Visa 401k Plan on an after-tax basis, subject to any applicable statutory limits.

During fiscal year 2013, we matched 200% of the first 3% of pay that was contributed by employees to the Visa 401k Plan. All employee and matching contributions to the Visa 401k Plan are fully vested upon contribution.

Because the Internal Revenue Code limits the maximum amount a company and an employee can contribute to an employee’s 401(k) plan account each year, we continue to provide the matching contribution, after the applicable Internal Revenue Code limits are reached, to the Visa Excess 401k Plan, which is a non-qualified noncontributory retirement savings plan. Employees are eligible to participate in the Visa Excess 401k Plan if their salary is greater than the Internal Revenue Code pay cap or if the total of their contributions and our matching contributions to the Visa 401k Plan exceed the Internal Revenue Code benefit limit. The features of the Visa Excess 401k Plan are generally the same as under the Visa 401k Plan, except that benefits cannot be rolled over to an IRA or another employer’s qualified plan.

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The following table provides information about contributions, earnings, and balances under the Visa Deferred Compensation Plan and the Visa Excess 401k Plan in fiscal year 2013. There were no payouts, withdrawals by or distributions to our named executive officers during fiscal year 2013.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Charles W. Scharf	Excess 401k Plan	—	25,077	684	—	25,761
	Deferred Compensation Plan	—	—	—	—	—
Ryan McInerney	Excess 401k Plan	—	—	—	—	—
	Deferred Compensation Plan	—	—	—	—	—
Byron H. Pollitt	Excess 401k Plan	—	25,452	19,636	—	186,086
	Deferred Compensation Plan	—	—	—	—	—
Elizabeth Buse	Excess 401k Plan	—	17,076	42,273	—	310,788
	Deferred Compensation Plan	—	—	—	—	—
William M. Sheedy	Excess 401k Plan	—	16,201	39,285	—	229,599
	Deferred Compensation Plan	—	—	—	—	—
Joseph W. Saunders	Excess 401k Plan	—	16,626	36,861	—	327,418
	Deferred Compensation Plan	—	—	—	—	—

(1)

Amounts reflect our contribution to the Excess 401k Plan for each named executive officer. These amounts are also reported in the “All Other Compensation” column of the Summary Compensation Table and the All Other Compensation in Fiscal Year 2013 Table.

The following table shows the funds available under the Visa Deferred Compensation Plan and the Excess 401k Plan and their annual rate of return for fiscal year 2013, as reported by the administrator of the plans.

Name of Fund	Rate of Return (%)
Alger Capital Appreciation Institutional Fund-Institutional Class(1)	19.95%
Columbia Acorn Z	25.66%
Dodge & Cox Income (2)	0.46%
Dodge & Cox International Stock	27.76%
Fidelity Balanced Fund – Class K	12.68%
Fidelity Low-Priced Stock Fund – Class K	28.70%
Fidelity Retirement Money Market Portfolio (3)	0.01%
PIMCO Total Return Fund-Instl Class(1)	-0.74%
Spartan U.S. Equity Index Fund-Investor Class	19.32%
T. Rowe Price Equity Income(2)	21.63%
Vanguard Morgan Growth Fund Class Admiral(2)	20.86%
Vanguard Prime Money Market Fund – Instl Shares(4)	0.08%
Vanguard Total International Stock Index Fund – Institutional Plus Shares	17.18%

(1)	This fund is not available under the Visa Excess 401k Plan.

(2)	This fund is not available under the Visa Deferred Compensation Plan.

(3)	This fund was available until August 30, 2013.

(4)	This fund became available on August 30, 2013.

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Employment Arrangements and Potential Payments upon Termination or Change of Control

The following discussion relates only to the employment arrangements with our named executive officers that were in effect during fiscal year 2013. We do not have employment agreements with our named executive officers other than the employment agreement with Joseph W. Saunders, which expired on March 31, 2013.

Offer Letters with Charles W. Scharf and Ryan McInerney

We executed offer letters with each of Mr. Scharf and Mr. McInerney in connection with their employment by Visa. Please see the description under Compensation Discussion and Analysis – Compensation of our New Executive Officers for further information.

Employment Agreement with Joseph W. Saunders

On December 1, 2010, we entered into an employment agreement with Mr. Saunders pursuant to which he served as our Chief Executive Officer and as Executive Chairman of the board of directors for a portion of fiscal year 2013. On November 1, 2012, Mr. Saunders stepped down as our Chief Executive Officer, although he continued to provide services to Visa under his employment agreement and remained Executive Chairman of the board of directors until his retirement on March 31, 2013.

Under the terms of his employment agreement, Mr. Saunders was entitled to receive an annual base salary of at least $950,000 and, with respect to each fiscal year ending during the employment period, was eligible to receive an annual incentive payment with a target incentive payment opportunity of no less than 250% of his annual base salary and a maximum incentive payment opportunity of no less than 500% of his annual base salary. With respect to each fiscal year ending during the employment period, Mr. Saunders also was eligible to receive an annual long-term incentive award with a target value of no less than 500% of his annual base salary. During the employment period, Mr. Saunders was entitled to employee benefits and fringe benefits on a basis no less favorable than those provided to our other executive officers and perquisites on a basis no less favorable than those provided to him immediately prior to the employment period.

We also are required to reimburse Mr. Saunders for any legal fees and expenses that he may reasonably incur in connection with any dispute involving his employment agreement provided that he prevails on any material issue in such dispute. Mr. Saunders’ employment agreement contains restrictive covenants, which prohibit him from disclosing confidential information obtained while employed by us and from soliciting our employees and customers during employment and for the one-year period following termination of his employment.

Mr. Saunders’ employment agreement also provided for certain severance benefits in connection with qualifying terminations of his employment. The amounts paid upon Mr. Saunders’ retirement are described below under the heading Termination Payments & Benefits for Joseph W. Saunders.

Executive Severance Plan

Our named executive officers, other than Mr. Saunders, are participants in the Executive Severance Plan, which provides for lump sum severance of two times base salary plus target annual incentive awards, and excludes any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control. Under the Executive Severance Plan, a named executive officer may receive severance pay if the executive’s employment is involuntarily terminated by us without “cause” and, in some cases, following a change of control, is voluntarily terminated by the executive for “good reason” (each as defined in the Executive Severance Plan). The letter agreement we entered into with Mr. Pollitt, Ms. Buse and Mr. Sheedy in connection with the Executive Severance Plan also includes a pre-change of control constructive termination provision, which describes the circumstances under which these named executive officers may be eligible to receive severance benefits upon a voluntary termination of employment in the event of specified circumstances, such as a material change in the executive’s job duties, salary, bonus or long term incentive award, during the period from the executive’s eligibility date under the Executive Severance Plan through December 31, 2013.

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Equity Incentive Awards

Pursuant to the terms of certain award agreements under the Visa Inc. 2007 Equity Incentive Compensation Plan, if the employment of a named executive officer is involuntarily terminated by us without “cause” at any time or voluntarily terminated by the named executive officer for “good reason” within two years following a change of control (as such terms are defined in the plan or applicable award or employment agreement), then the unvested portion of any equity incentive award will become fully vested (and at target levels, with respect to performance shares).

Quantification of Termination Payments and Benefits

The following tables reflect the amount of compensation that would be paid to each of our named executive officers in the event of termination of such executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of September 30, 2013 and include estimates of the amounts that would be paid to each executive officer upon such executive officer’s termination. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. Please see the Grants of Plan-Based Awards in Fiscal Year 2013 Table and the Pension Benefits Table, and the section entitled Non-qualified Deferred Compensation for additional information. Payments that would be made over a period of time have been estimated as the lump sum present value using 120% of the applicable federal rate (with the exception of the retirement plan benefit). The actual amounts to be paid can only be determined at the time of such executive officer’s separation from Visa.

Termination Payments & Benefits for Charles W. Scharf

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Disability ($)	Death ($)
Health and Welfare Benefits	48,702	48,702	45,141	11,146
Disability Income	—	—	4,848,571	—
Cash Severance	6,650,000	6,650,000	—	—
Pro-rata incentive for fiscal year 2013	3,574,375	2,375,000	2,375,000	2,375,000
Unvested Restricted Stock/ Restricted Stock Units	—	—	—	—
Unvested Options	—	—	—	—
Unvested Performance Shares	—	—	—	—
Total	10,273,077	9,073,702	7,268,712	2,386,146

Termination Payments & Benefits for Ryan McInerney

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Disability ($)	Death ($)
Health and Welfare Benefits	48,702	48,702	45,141	11,146
Disability Income	—	—	7,719,881	—
Cash Severance	3,750,000	3,750,000	—	—
Pro-rata incentive for fiscal year 2013	564,375	375,000	375,000	375,000
Unvested Restricted Stock/ Restricted Stock Units	4,529,070	4,529,070	4,529,070	4,529,070
Unvested Options	268,179	268,179	268,179	268,179
Unvested Performance Shares	—	—	—	—
Total	9,160,325	8,970,950	12,937,271	5,183,395

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Termination Payments & Benefits for Byron H. Pollitt

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)		Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	48,702		48,702		45,141		11,146
Disability Income	—		—		809,335		—
Cash Severance	3,375,000		3,375,000		—		—
Pro-rata incentive for fiscal year 2013	1,410,938		937,500		937,500		937,500
Unvested Restricted Stock/ Restricted Stock Units	5,981,621		5,981,621		8,605,806		8,605,806
Unvested Options	3,566,168		3,566,168		3,566,168		3,566,168
Unvested Performance Shares	8,321,832	(1)	8,321,832	(2)	8,321,832	(1)	8,321,832	(1)
Total	22,704,260		22,230,822		22,285,783		21,442,452

(1)

Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.

(2)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

Termination Payments & Benefits for Elizabeth Buse

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)		Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	48,702		48,702		45,141		11,146
Disability Income	—		—		3,635,619		—
Cash Severance	2,587,500		2,587,500		—		—
Pro-rata incentive for fiscal year 2013	1,081,719		718,750		718,750		718,750
Unvested Restricted Stock/ Restricted Stock Units	6,225,465		6,225,465		14,097,829		14,097,829
Unvested Options	1,709,792		1,709,792		1,709,792		1,709,792
Unvested Performance Shares	3,997,048	(1)	3,997,048	(2)	3,997,048	(1)	3,997,048	(1)
Total	15,650,226		15,287,257		24,204,179		20,534,565

(1)

Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.

(2)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

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Termination Payments & Benefits for William M. Sheedy

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)		Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	41,470		41,470		39,090		9,532
Disability Income	—		—		5,345,952		—
Cash Severance	2,362,500		2,362,500		—		—
Pro-rata incentive for fiscal year 2013	987,656		656,250		656,250		656,250
Unvested Restricted Stock/ Restricted Stock Units	6,225,465		6,225,465		14,097,829		14,097,829
Unvested Options	1,709,792		1,709,792		1,709,792		1,709,792
Unvested Performance Shares	3,997,048	(1)	3,997,048	(2)	3,997,048	(1)	3,997,048	(1)
Total	15,323,931		14,992,525		25,845,961		20,470,451

(1)

Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.

(2)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

Termination Payments & Benefits for Joseph W. Saunders

Mr. Saunders stepped down as our Chief Executive Officer on November 1, 2012, and continued to serve as our Executive Chairman providing succession services for the remaining term of his employment agreement, which expired on March 31, 2013. Upon his retirement, Mr. Saunders became entitled to receive a pro rata portion of his fiscal year 2013 annual incentive award to be paid at the same time as all other eligible executives, and his outstanding stock option grants and restricted stock unit awards vested in full and all applicable restrictions lapsed. Based on the fair market value of our Class A common stock on March 31, 2013 of $169.84, the value of restricted stock units vested was $3,806,624, the value of options that vested and became exercisable was $4,931,473, and the value of earned performance shares that vested was $6,811,943. Mr. Saunders’ unearned outstanding performance share awards are still subject to corporate performance metrics and to the extent they are deemed earned, will not vest until the conclusion of the applicable performance period. Mr. Saunders did not receive cash severance payments in connection with the expiration of his employment agreement. Because Mr. Saunders was not employed as of the last day of fiscal year 2013, no table of potential payments that would have been made based on a termination of employment on the last day of fiscal year 2013 is provided.

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PROPOSAL 2 – ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A to the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in the section of this proxy statement entitled Executive Compensation. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.

As described in detail under the heading Compensation Discussion and Analysis above, our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term, and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis beginning on page 50 for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or our board of directors. Our board of directors and the Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The board of directors has adopted a policy providing for an annual Say-on-Pay vote. Unless the board of directors modifies this policy, the next Say-on-Pay vote will be held at our 2015 annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

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PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014

The Audit and Risk Committee has appointed KPMG LLP as our independent registered public accounting firm to audit the financial statements of Visa Inc. and its subsidiaries for the fiscal year ending September 30, 2014. KPMG was our independent registered public accounting firm for the fiscal year ended September 30, 2013.

A proposal will be presented at the Annual Meeting to ratify KPMG’s appointment. If the stockholders do not ratify KPMG’s appointment, the Audit and Risk Committee may reconsider the selection of our independent registered public accounting firm for fiscal year 2014. Even if the appointment is ratified, the Audit and Risk Committee, in its sole discretion, may select a different independent registered public accounting firm at any time during the fiscal year if it determines such a change would be in the best interests of the Company and its stockholders.

A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company by KPMG for fiscal years 2013 and 2012 (in thousands):

Services Provided	Fiscal Year 2013	Fiscal Year 2012
Audit fees(1)	$5,904	$5,846
Audit-related fees(2)	1,698	1,420
Tax fees(3)	73	280
All other fees	—	—
Total	$7,675	$7,546

(1)

Represents aggregate fees billed for professional services rendered in connection with annual financial statement audits, audits of our internal control over financial reporting, quarterly review of financial statements and for services related to local statutory audits.

(2)

Represents aggregate fees billed for assurance and related audit services (but not included in the audit fees set forth above). The assurance and related audit services include employee benefit plan audits, review of internal controls for selected information systems and business units (Statement on Standards for Attestation Engagement No. 16 audits), and services related to web trust certifications.

(3)	Represents aggregate fees billed for tax services in connection with the preparation of tax returns, other tax compliance services, tax planning and expatriate tax services.

Consistent with SEC and Public Company Accounting Oversight Board, or PCAOB, requirements regarding auditor independence, the Audit and Risk Committee has responsibility for appointing, setting the compensation for and overseeing the work of our independent registered public accounting firm. In accordance with its charter and the Audit and Risk Committee’s Pre-Approval Policy, the Audit and Risk Committee is required to pre-approve all audit and internal control-related services and permitted non-audit services, including the terms thereof, to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit and Risk Committee prior to the completion of the audit. In addition, the Audit and Risk Committee’s charter requires the Committee to review and discuss with the independent registered public accounting firm any documentation supplied by it as to the nature and scope of any tax

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services to be approved, as well as the potential effects of the provision of such services on the firm’s independence. During fiscal year 2013, all services KPMG provided to the Company were pre-approved by the Audit and Risk Committee in accordance with applicable SEC regulations and the Pre-Approval Policy, and the Audit and Risk Committee reviewed and discussed the documentation KPMG supplied to it as to tax services and the potential effect of the provision thereof on KPMG’s independence.

To further help ensure the independence of our independent registered public accounting firm, we have adopted policies and procedures relating to the engagement of our independent registered public accounting firm and the hiring of employees or former employees of the independent registered public accounting firm.

REPORT OF THE AUDIT AND RISK COMMITTEE

The Audit and Risk Committee is responsible for monitoring and overseeing Visa’s financial reporting process on behalf of the board of directors. Visa’s management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process. KPMG LLP, Visa’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

In this context, the Audit and Risk Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2013. In addition, the Audit and Risk Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit and Risk Committee also has received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit and Risk Committee has discussed the independence of KPMG with that firm.

Based on the Audit and Risk Committee’s review and discussions noted above, the Audit and Risk Committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013, for filing with the Securities and Exchange Commission.

Audit and Risk Committee of the Board of Directors

Mary B. Cranston (Chair)

Gary P. Coughlan

Francisco Javier Fernández-Carbajal

Cathy E. Minehan

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OTHER INFORMATION

Stockholder Proposals for 2015 Annual Meeting

Stockholder Nomination of Director Candidates

To propose a candidate to be considered for nomination at our 2015 annual meeting, stockholders must deliver or mail their nomination submission so that it is received by our Corporate Secretary no earlier than 120 days and no later than 90 days prior to the date of the annual meeting. However, if we provide stockholders less than 100 days’ notice or other prior public disclosure of the date of our 2015 annual meeting, we must receive stockholder nomination submissions no later than the close of business on the 10th day following the earlier of the day on which we mailed or otherwise publicly disclosed notice of the meeting date. The nomination submission must include all of the information specified in our Bylaws, including identifying and stockholding information about the nominee and information about the stockholder making the nomination and the stockholder’s ownership of and agreements related to our stock. It also must include the nominee’s consent to serve if elected. Our Bylaws are available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance” or at no cost by writing to our Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999.

Other Stockholder Proposals

The submission deadline for stockholder proposals to be included in our proxy materials for the 2015 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is August 15, 2014, except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999 by close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2015 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Under our Bylaws, director nominations and other business may be brought before an annual meeting of stockholders only by or at the direction of the board of directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our Bylaws as in effect from time to time. To be timely under the Bylaws as now in effect, a stockholder notice must be delivered and received by our Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999 not less than 90 days nor more than 120 days prior to the date of the annual meeting. However, if we provide less than 100 days’ notice or other prior public disclosure of the date of the meeting, the stockholder notice must be received no later than the close of business on the 10th day following the earlier of the day on which we mailed or otherwise publicly disclosed notice of the meeting date. Please refer to the advance notice provisions of our Bylaws for additional information and requirements. A copy of our Bylaws may be obtained by writing to our Corporate Secretary at the address listed above or by visiting the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.”

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may contact our Investor Relations Department at (650) 432-7644 or Investor Relations, Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

96 - Visa Inc. 2014 Proxy Statement

Fiscal Year 2013 Annual Report and SEC Filings

Our financial statements for the fiscal year ended September 30, 2013 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our Annual Report and this proxy statement are posted on our website at http://investor.visa.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the Internet or have not received a copy of our Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to our Corporate Secretary at Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999.

Visa Inc. 2014 Proxy Statement - 97

VISA INC.

P.O. BOX 8999

SAN FRANCISCO, CA 94128-8999

ATTN: VICTORIA HYDE-DUNN

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 28, 2014. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 28, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M64532-P44272	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VISA INC.

The Board of Directors recommends you vote FOR each of the nominees listed.

1.	Election of Directors
		For	Against	Abstain
Nominees:

	1a. Mary B. Cranston	☐	☐	☐

	1b. Francisco Javier Fernández-Carbajal	☐	☐	☐

	1c. Alfred F. Kelly, Jr.	☐	☐	☐

	1d. Robert W. Matschullat	☐	☐	☐

	1e. Cathy E. Minehan	☐	☐	☐

	1f. Suzanne Nora Johnson	☐	☐	☐

	1g. David J. Pang	☐	☐	☐

	1h. Charles W. Scharf	☐	☐	☐

	1i. William S. Shanahan	☐	☐	☐

	1j. John A. C. Swainson	☐	☐	☐

	1k. Maynard G. Webb, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3.
	For	Against	Abstain

2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	☐	☐	☐

3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2014.	☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on January 29, 2014: The Notice and Proxy Statement and our Annual Report to Stockholders can be accessed electronically at http://investor.visa.com or www.proxyvote.com.

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M64533-P44272

VISA INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF THE STOCKHOLDERS OF VISA INC. TO BE HELD ON

JANUARY 29, 2014 AT 8:30 A.M. PACIFIC TIME.

The undersigned revokes all previous proxies and, having received the Notice of Meeting and Proxy Statement dated December 13, 2013, appoints Thomas A. M’Guinness, Ariela St. Pierre and Pamela C. Lillquist, and each of them as proxies with full power of substitution, to represent and vote all of the shares of Class A common stock of Visa Inc. the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of the Stockholders to be held at 8:30 a.m. Pacific Time on January 29, 2014, and any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

This proxy, when properly executed and returned in a timely manner, will be voted in the manner directed, or if no choice is specified, “FOR” each of the nominees listed in Proposal 1 and “FOR” Proposals 2 and 3. The proxies are authorized to vote upon such other business as may properly come before the meeting and any postponement or adjournment thereof.

Continued and to be signed on reverse side